Prospectus Supplement
(To Prospectus dated December 3, 2004)

                                 [INDYMAC LOGO]

                                  $500,000,000
            INDYMAC RESIDENTIAL ASSET-BACKED NOTES, SERIES 2004-LH1

                               INDYMAC ABS, INC.
                                   DEPOSITOR

                              INDYMAC BANK, F.S.B.
                              SELLER AND SERVICER

                    INDYMAC RESIDENTIAL ASSET-BACKED TRUST,
                                SERIES 2004-LH1
                                     ISSUER

      PAYMENTS PAYABLE ON THE 27TH OF EACH MONTH OR THE NEXT BUSINESS DAY,
                          COMMENCING IN JANUARY 2005.

                          PRINCIPAL         NOTE          PRICE TO     UNDERWRITING   PROCEEDS TO THE
                           BALANCE        RATE (1)         PUBLIC        DISCOUNT      DEPOSITOR (2)
                           -------        --------         ------        --------      -------------
Per Note...............  $500,000,000   LIBOR + 0.17%           100%         0.25%           99.75%
Total..................  $500,000,000                   $500,000,000    $1,250,000     $498,750,000

---------
(1) Variable, as described in this prospectus supplement.

(2) Before deducting expenses, payable by the depositor, estimated to be $700,000.

-------------------
INVESTING IN THE NOTES INVOLVES RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE S-14
          OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 OF THE PROSPECTUS.

  For complete information about the notes, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the notes

THE NOTES

  the notes are issued by a trust, whose assets consist primarily of a pool of adjustable rate home equity line of credit loans, residential lot loans and property relating to those mortgage loans the notes are secured by assets of the trust

  the notes currently have no trading market

  the notes are obligations of the trust only and are not obligations of any other person

CREDIT ENHANCEMENT

  the notes will have the benefit of credit enhancement provided by excess interest, overcollateralization and funds on deposit in a reserve account the notes will have the benefit of a note policy issued by the surety provider

                                 [AMBAC LOGO]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

LEHMAN BROTHERS
                                                        BEAR, STEARNS & CO. INC.

          The date of this prospectus supplement is December 17, 2004

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information.

     We are not offering the securities in any state where an offering of the securities is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                              Prospectus Supplement

Summary......................................................................S-5
   The Seller and the Servicer...............................................S-5
   The Depositor.............................................................S-5
   The Mortgage Loan Originators.............................................S-5
   The Indenture Trustee.....................................................S-5
   The Owner Trustee.........................................................S-5
   The Auction Administrator.................................................S-5
   The Surety Provider.......................................................S-5
   Cut-Off Dates.............................................................S-6
   Notes Offered.............................................................S-6
   Subordinate Certificates..................................................S-6
   The Trust.................................................................S-6
   Statistical Calculation Information.......................................S-9
   Credit Enhancement for the Notes.........................................S-10
   Mandatory Auction of the Notes...........................................S-11
   Final Maturity Date of the Notes.........................................S-12
   Optional Termination of the Trust........................................S-12
   Registration of Notes....................................................S-12
   Federal Income Tax Considerations........................................S-13
   Certain ERISA Considerations.............................................S-13
   Legal Investment Considerations..........................................S-13
   Ratings..................................................................S-13
Risk Factors................................................................S-14
The Trust...................................................................S-24
   General..................................................................S-24
The Surety Provider.........................................................S-25
The Seller..................................................................S-26
The Mortgage Loan Originators...............................................S-27
   IndyMac Bank.............................................................S-27
   Metrocities Mortgage.....................................................S-27
   E-LOAN...................................................................S-27
   Paul Financial, LLC......................................................S-27
   Wachovia Bank, N.A.......................................................S-27
The Servicer................................................................S-28

The Depositor...............................................................S-28
IndyMac Bank HELOC Program..................................................S-29
   HELOC Origination........................................................S-29
   Purchases of HELOC Pools.................................................S-29
   HELOC Underwriting and Credit Criteria...................................S-29
   Asset, Income and Employment Documentation...............................S-30
   Credit Criteria..........................................................S-31
   First Mortgage Requirements..............................................S-31
   Title Insurance..........................................................S-32
   Appraisal Requirements...................................................S-33
   Mortgaged Properties.....................................................S-33
   Metrocities HELOC Underwriting Criteria..................................S-34
IndyMac Bank Lot Loan Program...............................................S-40
   Lot Loan Underwriting and Credit Criteria Guidelines.....................S-40
   Asset, Income and Employment Documentation...............................S-40
   Credit Criteria..........................................................S-41
   Appraisal Requirements...................................................S-42
   Loan-to-Value Requirements...............................................S-42
   Property Requirements....................................................S-43
   Exceptions...............................................................S-43
Servicing...................................................................S-43
   General..................................................................S-43
   Collection and Default Management Services...............................S-44
   Servicing Compensation and Payment of Expenses...........................S-45
   Assignment of Mortgage Loans.............................................S-45
Delinquency and Loss Experience.............................................S-46
   HELOCs...................................................................S-46
   Residential Lot Loans....................................................S-48
Description of the Mortgage Pool............................................S-48
   HELOC Terms..............................................................S-48
   Residential Lot Loan Terms...............................................S-54
   Mortgage Pool Statistics.................................................S-55
   Statistical Calculation HELOCS...........................................S-65
   Statistical Calculation Lot Loans........................................S-73
   Eligibility Criteria for Additional HELOCs...............................S-79
Certain Regulatory Matters Related to Banks.................................S-81
Description of the Notes....................................................S-82
   General..................................................................S-82
   Book-Entry Notes.........................................................S-82
   Payments on the Notes....................................................S-86
   Certain Definitions......................................................S-88
   The Note Rate............................................................S-90
   Overcollateralization, Excess Interest and the Revolving Period
      Funding Account.......................................................S-91
   The Note Policy..........................................................S-92
   Rapid Amortization Events................................................S-96
   Mandatory Auction of the Notes...........................................S-97
   Termination of the Trust.................................................S-98
   Optional Termination of the Trust........................................S-98
   Reports to Noteholders...................................................S-99
Maturity and Prepayment Considerations.....................................S-100
The Sale and Servicing Agreement...........................................S-105

   Principal and Interest Advances.........................................S-105
   Servicing Advances......................................................S-106
   Modifications to Mortgage Loans.........................................S-106
   Consent to Senior Liens.................................................S-107
   Hazard Insurance........................................................S-107
   Realization Upon Defaulted Mortgage Loans...............................S-107
   Evidence as to Compliance...............................................S-108
   Events of Servicing Termination.........................................S-108
   Rights Upon an Event of Servicing Termination...........................S-108
   Amendment...............................................................S-109
   Matters Regarding the Servicer..........................................S-109
The Indenture..............................................................S-110
   Events of Default; Rights Upon Event of Default.........................S-110
   Covenants...............................................................S-111
   Annual Compliance Statement.............................................S-112
   Indenture Trustee's Annual Report.......................................S-112
   Satisfaction and Discharge of Indenture.................................S-112
   Modification of Indenture...............................................S-113
   Voting Rights...........................................................S-114
   Matters Regarding the Indenture Trustee.................................S-114
The Trust Agreement........................................................S-114
   Amendment...............................................................S-114
   Matters Regarding the Owner Trustee, the Depositor and the Seller.......S-115
Administration Agreement...................................................S-115
The Indenture Trustee......................................................S-115
The Owner Trustee..........................................................S-115
Use of Proceeds............................................................S-115
Federal Income Tax Considerations..........................................S-115
State Tax Considerations...................................................S-116
Certain ERISA Considerations...............................................S-116
Legal Investment Considerations............................................S-117
Underwriting...............................................................S-117
Experts....................................................................S-118
Legal Matters..............................................................S-118
Rating.....................................................................S-119
Index of Defined Terms.....................................................S-120

--------------------------------------------------------------------------------

                                     Summary

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, read carefully this entire document and the accompanying prospectus.

The Seller and the Servicer

IndyMac Bank, F.S.B.
155 North Lake Avenue
Pasadena, California 91101

We refer you to "The Seller" and "The Servicer" in this prospectus supplement for more detail.

The Depositor

IndyMac ABS, Inc.
155 North Lake Avenue
Pasadena, California 91101

We refer you to "IndyMac ABS, Inc." in this prospectus supplement and the prospectus for more detail.

The Mortgage Loan Originators

IndyMac Bank, F.S.B.
155 North Lake Avenue
Pasadena, California 91101

E-LOAN
6230 Stoneridge Mall Road
Pleasanton, California 94588

Metrocities Mortgage
15301 Ventura Blvd. Suite D300
Sherman Oaks, CA 91403

Paul Financial, LLC
1401 Les Gamos Drive
San Rafael, California 94903

Wachovia Bank, N.A.
301 South College Street
Charlotte, North Carolina 28288

We refer you to "The Mortgage Loan Originators" in the prospectus supplement for more detail.

The Indenture Trustee

Deutsche Bank National Trust Company
1761 East Saint Andrew Place
Santa Ana, California 92705-4934

The Owner Trustee

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001

The Auction Administrator

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

The Surety Provider

Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004

We refer you to "The Surety Provider" and "Description of the Notes--The Note Policy" in this prospectus supplement for more detail.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cut-Off Dates

     Statistical Cut-Off Date:

With respect to HELOCs: Close of business on October 31, 2004

With respect to Residential Lot Loans: November 1, 2004.

     Cut-Off Date:

With respect to HELOCs: Close of business on November 30, 2004.

With respect to Residential Lot Loans: December 1, 2004.

Notes Offered

The IndyMac Residential Asset-Backed Trust, Series 2004-LH1, will issue a senior class of notes, designated as the Class A notes, Series 2004-LH1. As described below, the notes will be secured by a pool of home equity line of credit loans, referred to as HELOCs or home equity line of credit loans in this prospectus supplement, and mortgage loans used to acquire improved residential land that is suitable for one-to-four-family residential dwellings, referred to as residential lot loans and together with HELOCs as the mortgage loans in this prospectus supplement.

Subordinate Certificates

In addition to the notes, the trust will also issue one or more classes of subordinate certificates referenced herein as the class B certificates, one class of subordinate certificates designated as the class O certificates and an interest designated as the seller interest. The class B certificates and the class O certificates are collectively referred to in this prospectus supplement as the subordinate certificates. The subordinate certificates and the seller interest are not offered by this prospectus supplement.

The Trust

IndyMac Residential Asset-Backed Trust, Series 2004-LH1, a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust will issue one class of senior notes, the subordinate certificates and the seller interest. The seller interest and the subordinate certificates will be retained initially by the seller or an affiliate of the seller and only the notes will be offered by the seller pursuant to this prospectus supplement. The notes will have the benefit of a note policy described below under "--Credit Enhancement for the Notes--The Note Policy."

     Trust Property

The property of the trust will primarily include:

o a pool of adjustable rate HELOCs made or to be made in the future under the HELOC loan agreements, and secured primarily by first and second lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties;

o residential lot loans, which are mortgage loans secured in whole or in part by first liens on improved land that is generally suitable for one- to-four-family residential dwellings;

o additional HELOCs or additional principal balances on HELOCs purchased during the period from the closing date through the earlier of the payment date in November 2006 and the payment date prior to the occurrence of a rapid amortization event;

o payments on the HELOCs received after the cut-off date and payments on residential lot loans due on or after the cut-off date;

o any additions to the mortgage loan balances of the HELOCs during the life of the trust;

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o certain rights of the depositor under the mortgage loan purchase agreement under which the seller sells the mortgage loans to the depositor;

o certain rights of the depositor under the subsequent transfer agreements under which the seller sells additional HELOCs to the depositor during the revolving period;

o benefits under any hazard insurance policies covering the mortgaged properties;

o amounts on deposit in certain accounts, including the revolving period funding account; and

o    all proceeds from the items above.

     Payments to the Noteholders

Holders of the notes will be entitled to receive payments of interest each month starting in January 2005. The notes will not be entitled to payments of principal until the earlier of the payment date in November 2006, after the mandatory auction described below has occurred, and the occurrence of a rapid amortization event with respect to the trust. All payments of principal received on the mortgage loans and allocable to the notes in the period from the closing date through the earlier of the payment date in November 2006 and the payment date prior to the occurrence of a rapid amortization event will be used to purchase additional HELOC balances and, at the option of the seller, additional HELOCs, or be deposited into a revolving period funding account (as described under "Description of the Notes-Overcollateralization, Excess Interest and the Revolving Period Funding Account"). Each month the indenture trustee will calculate the amounts to be paid to the noteholders. Each noteholder that holds a note on the day preceding a payment date, or if the notes are no longer book-entry securities, on the last day of the month preceding a payment date, will be entitled to receive payments on the next payment date. The payment date will be the 27th day of each month or, if that day is not a business day, the next succeeding business day.

     Interest Accrual Period of the Notes

Interest for the first payment date will accrue on the unpaid principal balance of the notes at the related rate from the closing date to the day before the first payment. After the first payment date, interest will accrue from and including the preceding payment date to but excluding the current payment date. Interest will be calculated on the basis of the actual number of days in each interest accrual period divided by 360.

     Note Rate

Prior to the mandatory auction of the notes described below, interest will accrue on the notes at a rate equal to the lesser of (i) the sum of one-month LIBOR and 0.17% and (ii) the maximum rate on the notes. After the mandatory auction payment date, interest will accrue on the notes at a rate equal to the lesser of (i) the rate determined at the mandatory auction as described below under "Description of the Notes--Mandatory Auction of the Notes" and (ii) the maximum rate on the notes.

For each payment date, the maximum rate on the notes will be equal to the weighted average of the mortgage loan rates on the first day of the related collection period, minus the servicing fee rate, the indenture trustee fee rate and the rate at which the premium on the note policy is calculated, for each mortgage loan, weighted on the basis of the related principal balance of each mortgage loan on the first day of the related collection period, adjusted to a rate calculated on an actual/360 basis.

If on any payment date the note rate is limited by the maximum rate, the notes will be entitled to receive such shortfall, referred to as a LIBOR interest carryover shortfall, as a payment of interest. Such shortfalls will be paid from excess interest as described below under "--The Trust--Application of Collections--Interest."

     Application of Collections--Interest

On each payment date, interest collections on the mortgage loans received during the preceding

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

calendar month, to the extent allocable to the noteholders, will be applied in the following order of priority:

(1)  to the indenture trustee, the indenture trustee fee;

(2) to the surety provider, the premium due for the note policy and any unpaid premiums, with interest thereon;

(3) to the noteholders, accrued interest on the outstanding principal balance of the notes for the current accrual period and any overdue accrued interest in each case accrued at a rate that is not higher than the maximum rate;

(4) to cover the portion of charge-offs incurred during the preceding calendar month allocable to the notes and the portion of charge-offs incurred during previous periods allocable to the notes that were not subsequently covered by the portion of interest collections or overcollateralization by (a) for each payment date after the closing date through the payment date in November 2006 or prior to the occurrence of a rapid amortization event (as described under "Description of the Notes--Rapid Amortization Events"), application of interest collections remaining in the revolving period funding account to the purchase of additional HELOC balances and, at the option of the seller, additional HELOCs, or to fund the revolving period funding account, as described below under "-Credit Enhancement-Overcollateralization, Excess Interest and the Revolving Period Funding Account" and (b) for each payment date after the payment date in November 2006 or the occurrence of a rapid amortization event, application of interest collections remaining in the payment account as a payment of principal to the noteholders;

(5) to the surety provider, as reimbursement for prior draws made under the note policy, with interest thereon;

(6) to build overcollateralization to the required level by (a) for each payment date after the closing date through the payment date in November 2006 or prior to the occurrence of a rapid amortization event, application of interest collections remaining in the payment account to the purchase of additional HELOC balances and, at the option of the seller, additional HELOCs, or to fund the revolving period funding account and (b) for each payment date after the payment date in November 2006 or the occurrence of a rapid amortization event, application of interest collections remaining in the payment account as a payment of principal to the noteholders;

(7) to the surety provider, any other amounts owed to the surety provider pursuant to the insurance agreement;

(8) to the noteholders, any carryover interest amounts from prior periods when the amount of interest paid on the notes was limited to the weighted average of the mortgage loan rates minus certain fees;

(9) to the indenture trustee for any other amounts owed to the indenture trustee pursuant to the sale and servicing agreement, to the extent not previously paid; and

(10) to the subordinate certificates and the seller interest, as provided for in the sale and servicing agreement.

     Principal

During the period from the first payment date through the earlier of the payment date in November 2006 and the payment date prior to the occurrence of a rapid amortization event, no principal collections will be paid to the notes. Instead, all principal collections on the mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

loans received during the preceding calendar month will be applied, except as provided below, to purchase additional HELOC balances drawn under the HELOCs during the preceding calendar month and additional HELOCs, remaining after the application of interest collections for that purpose, to maintain the collateral balance.

Subject to the limitations described herein, on any payment date after the closing date through the payment date in November 2006 or prior to the occurrence of a rapid amortization event, the seller may elect not to sell additional HELOCs and principal collections that would otherwise have been applied to the purchase of additional HELOCs will be deposited into the revolving period funding account for the benefit of the noteholders. On the earlier of the payment date in December 2006 and the payment date following the occurrence of a rapid amortization event, all amounts on deposit in the revolving period funding account will be paid as principal to the noteholders.

On every payment date after the earlier of the payment date in November 2006 and the occurrence of a rapid amortization event, all principal collections on the mortgage loans received during the preceding calendar month and allocable to the notes will be paid to the noteholders as a distribution of principal until the principal balance of the notes has been reduced to zero. However, the amount of principal collections on the mortgage loans paid on the notes on any payment date after the payment date in July 2007 will be reduced if the amount of overcollateralization exceeds the required level of overcollateralization.

We refer you to "Description of the Notes--Payments on the Notes" and "Description of the HELOCs--Additional HELOCs" in this prospectus supplement for more detail.

Statistical Calculation Information

The statistical calculation information presented in this prospectus supplement concerning the mortgage loans does not reflect all of the mortgage loans that will be included in the trust fund as of the closing date. Unless specified otherwise, all percentages related to the statistical calculation mortgage pool referenced in this prospectus supplement are calculated based on principal balance of such pool.

The statistical calculation information presented in this prospectus supplement relates to a statistical calculation pool that comprises approximately 85.20% of the mortgage loans that will be included in the trust fund on the closing date. The pool of mortgage loans for which information is presented in this prospectus supplement is referred to as the statistical calculation mortgage pool, and the mortgage loans in such pool are referred to as the statistical calculation mortgage loans.

The mortgage loans to be transferred to the trust fund on the closing date will consist of the statistical calculation mortgage loans (excluding mortgage loans in the statistical calculation mortgage pool that are removed prior to the closing date) and other mortgage loans that conform to certain specified characteristics, which together are referred to as the closing date mortgage loans. The statistical profile of the closing date mortgage loans will vary somewhat from the statistical profile of the statistical calculation mortgage loans presented in this prospectus supplement. However, the depositor believes that the information contained in this prospectus supplement regarding the statistical calculation mortgage pool is representative of the characteristics of the mortgage pool as it will be constituted at the closing date. In addition, each of the closing date mortgage loans will meet the eligibility criteria described in "Description of the Mortgage Pool - HELOC Terms" or "Description of the Mortgage Pool - Residential Lot Loans", as applicable, and the underwriting criteria of the applicable mortgage loan originators as described in this prospectus supplement.

Approximately 43.79% of the statistical calculation mortgage loans consist of residential lot loans, referred to as the statistical calculation lot loans and approximately 56.21% of the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

statistical calculation lot loans and approximately 56.21% of the statistical calculation mortgage loans consist of HELOCs, referred to as the statistical calculation HELOCs. The statistical calculation HELOCs have an aggregate outstanding principal balance of approximately $248,626,075 as of the statistical cut-off date, after application of all unscheduled payments of principal received prior to the statistical cut-off date. The statistical calculation lot loans have an aggregate outstanding principal balance of approximately $193,723,917 as of the statistical cut-off date, after giving effect to principal payments due on or before that date, whether or not such principal payments were received prior to such date. Of the statistical calculation lot loans, 6.39% of them bear a fixed interest rate and 93.61% of them bear an adjustable interest rate that is calculated using either the prime rate or the twelve-month treasury average as the index.

Credit Enhancement for the Notes

     Overcollateralization, Excess Interest and the Revolving Period Funding Account

The application of the payments on the mortgage loans to the noteholders has been structured to create overcollateralization. On the closing date, the overcollateralization will be approximately 3.7% of the cutoff date pool balance and this amount is expected to build to the required amount after the notes have been issued.

The portion of interest payments on the mortgage loans allocable to the notes is expected to exceed the amount of interest due and payable on the notes. A portion of this excess, for each payment date to and including the earlier of the payment date in November 2006 and the payment date prior to the occurrence of a rapid amortization event, will be used to purchase additional HELOC balances and, at the option of the seller, additional HELOCs. The purchase of additional HELOCs will result in an increase in the amount of mortgage loan balances represented by the invested amount relative to the principal balance of the notes, thereby creating overcollateralization for the notes.

However, for each payment date after the payment date in November 2006 or the occurrence of a rapid amortization event, that portion of excess interest will be used to make a distribution of principal on the notes to the extent necessary to build overcollateralization to the required amount. This will result in the limited acceleration of principal payment on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the notes.

If additional HELOCs are not purchased from the seller during the revolving period, such excess will be deposited by the indenture trustee into the revolving period funding account thereby providing the required level of overcollateralization. The total amount permitted to be deposited into the revolving period funding account will be limited. The limit will vary based on whether the required amount of overcollateralization has been met and the amount of overcollateralization provided by the purchase of additional HELOCs.

The required level of overcollateralization is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. In addition, the required level of overcollateralization is based on the amount of excess interest and principal collections deposited in the revolving period funding account and not used to purchase additional HELOCs. As a result, the level of required overcollateralization will increase and decrease over time.

For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. Should the trust experience such an increase in delinquency or default during the revolving period, additional HELOCs would be purchased by the trust or excess interest and principal collections will be deposited in the revolving period funding account until the level of overcollateralization reaches its required level and during the rapid amortization period,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

increased amounts of excess interest will be applied as principal payments on the notes.

We refer you to "Description of the Notes--Overcollateralization, Excess Interest and the Revolving Period Funding Account" and "Maturity and Prepayment Considerations" in this prospectus supplement for more detail.

     Revolving Period Funding Account

An account designated as the "revolving period funding account" will be set up by the indenture trustee on the closing date for the benefit of the noteholders and the surety provider. For each payment date after the closing date through the payment date in November 2006 and prior to the occurrence of a rapid amortization event, interest payments received on the mortgage loans in excess of the amounts allocable to the noteholders will be used to purchase additional HELOC balances and, at the option of the seller, additional HELOCs. For each payment date after the payment date in November 2006 or if a rapid amortization event occurs, that portion of excess interest will be used as a payment of principal on the notes to the extent necessary to build overcollateralization to the required amount. The total amount permitted to be on deposit in the revolving period funding account at any time will be limited. The limit will vary based on whether the required amount of overcollateralization has been met and the amount of overcollateralization provided by the purchase of additional HELOCs. Amounts on deposit in the revolving period funding account on the payment date in November 2006 will be paid as principal on the notes on such payment date.

     The Note Policy

Credit enhancement for the notes will be provided by the note policy, under which the surety provider will make timely payments of interest on the notes to the extent that amounts on deposit in the payment account are insufficient to make interest payments on the notes and, following the end of the revolving period, the amount if any, by which the principal balance of the notes exceeds the principal balance of the mortgage loans plus the amounts on deposit in the revolving period funding account at the end of the related collection period on any payment date prior to the final payment date, and, on the final payment date, the amount if any, to the extent that amounts on deposit in the payment account, after providing for the payment of interest, are insufficient to reduce the outstanding principal balance of the notes to zero.

We refer you to "Description of the Notes - The Note Policy" in this prospectus supplement for more detail.

Mandatory Auction of the Notes

During the eight business days prior to and including the payment date in November 2006, referred to as the mandatory auction payment date, so long as the notes are rated in the highest rating category by each rating agency listed below under "Rating" during the period from the eighth business day prior to the payment date in November 2006 through the payment date in November 2006 and a rapid amortization event has not occurred, Lehman Brothers Inc., in its capacity as auction administrator, will auction the notes to third-party investors (which may include the auction administrator, the surety provider, the indenture trustee, the seller or any of their affiliates, except that in the case of the seller or any of its affiliates, such right to purchase the notes in the mandatory auction is subject to the consent of the surety provider).

If the notes are not rated in the highest category by each rating agency listed below under "Rating" during the period described above or if a rapid amortization event occurs with respect to the notes prior to the mandatory auction payment date, the notes will not be auctioned, and noteholders will not be required to re-sell their notes.

In connection with the mandatory auction, the third party investors will be asked to make a bid on the notes in the form of a par price spread bid. The auction administrator will assemble the

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bids obtained to determine the market-clearing bid no later than four business days prior to the mandatory auction payment date in ascending order (by spread) until there are bids for all available notes, as described in this prospectus supplement under "Description of the Notes--Mandatory Auction."

If the market-clearing bid is a rate less than or equal to the sum of one-month LIBOR and 0.90%, referred to as the "fail rate," a successful auction will have occurred, and consequently, the noteholders will re-sell the notes to third-party investors at a price, referred to as the par price, equal to the principal balance of the notes after giving effect to any payment of principal made on the notes on the mandatory auction payment date.

A failed auction will occur if the market-clearing bid is a rate higher than the fail rate or if there are no bids for all the notes. In the event of a failed auction, the auction will terminate, the noteholders will retain their notes and the note rate will be set to the fail rate for the remainder of the life of the notes, subject to the maximum rate.

As a result, on the mandatory auction payment date, if the auction is successful, the notes will be transferred from the noteholders of record immediately prior to the auction to third-party investors, in return for a payment paid by the indenture trustee with proceeds from the mandatory auction in an amount equal to the outstanding principal balance of the notes plus accrued interest. If the auction is unsuccessful, the noteholders will retain their notes, and the note rate will be set to the fail rate for the remainder of the life of the notes, subject to the maximum rate.

We refer you to "Description of the Notes--Mandatory Auction of the Notes" in this prospectus supplement for more detail.

Final Maturity Date of the Notes

The final maturity date of the notes will be the payment date in January 2037.

We expect that the actual final payment date for the notes will be significantly earlier than the maturity date.

Optional Termination of the Trust

On any payment date after the outstanding principal balance of the notes is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the closing date, the servicer will have the option of purchasing the mortgage loans, with the consent of the surety provider if the optional termination will result in a draw on the note policy or if after such termination amounts due to the surety provider will still be outstanding. Such an optional termination will result in a prepayment on the notes.

We refer you to "Description of the Notes--Optional Termination of the Trust" in this prospectus supplement and "The Agreements-Termination; Optional Termination" in the prospectus.

Registration of Notes

We will issue the notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry they will be registered in the name of the applicable depository, or in the name of the depository's nominee. Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "Risk Factors--Consequences of Owning Book-Entry Notes," "Description of the Notes--Book-Entry Notes" and "ANNEX I" in this prospectus supplement for more detail.

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Federal Income Tax Considerations

Mayer, Brown, Rowe & Maw LLP will deliver an opinion, based on the assumptions and qualifications set forth therein, that, for federal income tax purposes, the notes will be characterized as indebtedness in the hands of any party other than the seller or its affiliates, and the trust will not be characterized as an association, publicly traded partnership taxable as a corporation, or as a taxable mortgage pool. Each holder of a note, by the acceptance of a note, will agree to treat the security as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "Federal Income Tax Considerations" and "State Tax Considerations" in this prospectus supplement and "Federal Income Tax Consequences" and "State and Other Tax" in the prospectus concerning the application of federal, state and local tax laws.

Certain ERISA Considerations

Subject to the considerations discussed under "Certain ERISA Considerations" in this prospectus supplement and under "ERISA Considerations" in the prospectus, the notes may be eligible for purchase by a Benefit Plan (as defined in "Certain ERISA Considerations").

We refer you to "Certain ERISA Considerations" in this prospectus supplement and to "ERISA Considerations" in the prospectus.

Legal Investment Considerations

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only first-lien mortgages. Because the pool of HELOCs includes primarily second-lien mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first-lien mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for more detail.

Ratings

Before the notes can be issued, the trust must obtain ratings on each of the notes of:

o    AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

o    Aaa by Moody's Investors Service, Inc.

Ratings such as the ratings obtained for the notes address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment. The ratings on the notes do not address any payments of interest that could accrue if the notes are subject to the maximum rate of interest.

We refer you to "Risk Factors--Ratings on Notes Based Primarily on Claims-Paying Ability of the Surety Provider" and "Rating" in this prospectus supplement for more detail.

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                                  Risk Factors

     You should carefully consider the following risk factors prior to any purchase of notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus. Unless otherwise specified, all references in the following risk factors relating to percentages of the mortgage pool are calculated based on the statistical cut-off date balances.

Geographic Concentration         One risk associated with investing in notes
Increases Risk That the Yield    backed by the mortgage loans is created by any
on the Notes May Be Impaired     concentration of the related mortgaged
                                 properties in one or more geographic regions.
                                 If the regional economy or housing market of
                                 any state (or other region) having a
                                 significant concentration of the properties
                                 underlying the mortgage loans weakens, the
                                 mortgage loans related to properties in that
                                 region may experience high rates of loss and
                                 delinquency, resulting in losses to noteholders
                                 if the surety provider fails to perform under
                                 the note policy. A region's economic condition
                                 and housing market may be adversely affected by
                                 a variety of events, including natural
                                 disasters such as earthquakes, hurricanes,
                                 wildfires, floods, eruptions and civil
                                 disturbances. The economic impact of any such
                                 events may also be felt in areas beyond the
                                 region immediately affected by the disaster or
                                 disturbance. The properties underlying the
                                 mortgage loans may be concentrated in these
                                 regions. Such concentration may result in
                                 greater losses to noteholders than those
                                 generally present for similar notes without
                                 such concentration. As of the statistical
                                 cut-off date, approximately 51.77% and 9.54% of
                                 the statistical calculation mortgage loans were
                                 secured by mortgaged properties in California
                                 and Florida, respectively. A weakening of the
                                 economy of these states may result in increases
                                 in the loss and delinquency rate for mortgage
                                 loans concentrated in such areas and if the
                                 surety provider fails to perform under the note
                                 policy, you may experience delays in payment or
                                 suffer a loss.

                                 Hurricanes, which have struck the southeast portion of the United States during the months of August and September 2004, may have adversely affected any mortgaged properties located in that area. The seller will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that have been or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by noteholders, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty.

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
Cash Flow Limited in Early       Each statistical calculation HELOC has a draw
Years of HELOCs                  period that lasts for the first ten, fifteen or
                                 twenty-five years from origination and, with
                                 respect to approximately 34.64%, 0.23%, 56.75%,
                                 7.67% and 0.70% of the statistical calculation
                                 HELOCs, a repayment term following the draw
                                 period of zero, five, ten, fifteen and twenty
                                 years, respectively. No principal or a minimal
                                 amount of principal is due during the draw
                                 period although a borrower may voluntarily make
                                 a principal payment. For those HELOCs that have
                                 a repayment term period following the draw
                                 period, monthly principal payments during the
                                 repayment period are required in amounts that
                                 will amortize the amount outstanding at the
                                 commencement of the repayment period over the
                                 remaining term of the HELOC. Collections on the
                                 HELOCs may also vary due to seasonal purchasing
                                 and payment habits of borrowers. As a result,
                                 there may be limited collections available to
                                 make payments to you and you may receive
                                 payments of principal more slowly than
                                 anticipated. The note policy does not cover
                                 default interest or interest shortfalls due to
                                 the partial or full prepayment of the HELOCs.

Increased Risk of Loss as a      The HELOCs require no principal payments or
Result of the Amortization       minimal principal payments during the
Periods of the HELOCs            applicable draw periods following origination.
                                 All HELOCs, other than balloon loans, require
                                 repayment of the principal amount outstanding
                                 at the commencement of the repayment period
                                 over the remaining term in equal monthly
                                 installments. HELOCs with terms like these pose
                                 a special payment risk because the borrower
                                 must start making substantially higher monthly
                                 payments at the start of the repayment period.
                                 HELOCs which are balloon loans pose an even
                                 greater risk of borrowers' default and as a
                                 result of such default, if funds from other
                                 forms of credit enhancement and the note policy
                                 are insufficient or unavailable, you may suffer
                                 a loss.

Increased Risk of Loss as a      All of the residential lot loans to be included
Result of Residential Lot        in the trust fund will be balloon loans. All
Loans and Certain HELOCs Being   HELOCs that do not have a repayment period also
Balloon Loans                    are considered balloon loans. Approximately
                                 63.26% of the statistical calculation mortgage
                                 pool consists of balloon loans. Balloon loans
                                 pose a special payment risk because the
                                 mortgagors must pay, and the servicer is not
                                 obligated to advance, a lump sum payment of
                                 principal at the end of the mortgage loan term.
                                 If the mortgagor is unable to pay the lump sum
                                 or refinance the balloon balance, you may
                                 suffer a loss if the value of the related
                                 mortgaged property is insufficient and the
                                 other forms of credit enhance are insufficient
                                 or unavailable to cover the loss. Consequently,
                                 your yield also will be adversely affected.

                                 Residential lot loans provide short-term financing for borrowers buying land with the intention of building a home. Each residential lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street, and utilities such as sewer, electricity and water have been brought to the site or are available in the street, but a residence has not yet been built thereon. The ability of the servicer to liquidate or otherwise resolve a defaulted residential lot loan may be more difficult than would otherwise be the case if a dwelling were built on the mortgaged property, which may result in slower resolution of delinquencies and defaults
                                 (including slower recoveries of net liquidation proceeds) and in higher loss severities.

                                 All of the residential lot loans provide for equal monthly payments of principal and interest based on a 30-year amortization schedule with a single payment of the remaining principal balance of the residential lot loan being due at the end of the 2nd or 5th year following origination. Because borrowers of balloon loans such as residential lot loans are required to make a large single payment upon maturity, the default risk associated with residential lot loans may be greater than that associated with fully-amortizing mortgage loans. Typically, the balloon payment under a residential lot loan is made from the proceeds of a construction loan taken out by the borrower when he or she is ready to build on the mortgaged property. If the borrower is not ready to build when the balloon payment is due, the borrower's ability to refinance the mortgage loan may be limited, which may result in slower resolution of delinquencies and defaults (including slower recoveries of net liquidation proceeds) and in higher loss. If a balloon payment is not made when due the servicer, subject to the limitations set forth in the sale and servicing agreement, may extend the due date thereof. The borrower would then be required to continue to make the same monthly payments with a smaller balloon payment due at the extended due date. Rather than proceed to foreclose on a defaulted residential lot loan, the servicer usually extends
                                 (formally or informally) the due date of the balloon payment thereof. If the balloon payment due dates are extended for a significant number of residential lot loans, the yield to maturity on the notes may be affected and the weighted average lives extended. See "The Seller" and "The Servicer" and "Servicing" herein.

The Servicer Has Limited         The servicer may agree to changes in the terms
Ability to Change the Terms of   of a HELOC if the changes:
the HELOCs
                                 o    do not materially and adversely affect the
                                      interests of the noteholders or the surety
                                      provider; and

                                 o    are consistent with prudent business
                                      practice.

                                 In addition, the servicer, within certain limitations, may increase the credit limit and reduce the margin related to a HELOC. Any increase in the credit limit related to a HELOC could increase the combined mortgage
                                 loan-to-value ratio of that HELOC and,
                                 accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under the HELOC. In addition, any reduction in the margin of a HELOC could reduce the excess cash flow available to absorb losses.

                                 We refer you to "The Sale and Servicing
                                 Agreement--Modifications to HELOCs" and
                                 "--Consent to Senior Liens" in this prospectus supplement.

Increase in Delinquencies and    If the servicing of any mortgage loan were to
Defaults May Result from an      be transferred from a subservicer to the
Event of a Servicing Transfer    servicer or from the servicer to a successor
                                 servicer, as applicable, or if any other
                                 servicing transfer were to occur, there may be
                                 an increase in delinquencies and defaults due
                                 to misapplied or lost payments, data input
                                 errors, system incompatibilities or otherwise.
                                 Although any increase in delinquencies is
                                 expected to be temporary, there can be no
                                 assurance as to the duration or severity of any
                                 disruption in servicing the mortgage loans as a
                                 result of any servicing transfer.

Interest Payable on the Notes    Interest payable on the mortgage loans may be
and Interest Payable on the      insufficient to pay interest on the notes,
Mortgage Loans Differ            which initially accrue on the basis of
                                 one-month LIBOR plus 0.17% (but which may
                                 increase up to the sum of one-month LIBOR plus
                                 0.90% as described herein), subject to a cap
                                 based in part on the interest rates on the
                                 mortgage loans. Interest payable on the HELOCs
                                 will accrue at a variable rate based on the
                                 prime rate as published in the "Money Rates"
                                 table of the Wall Street Journal, plus a
                                 designated margin, subject to maximum
                                 limitations on adjustments. Interest payable on
                                 residential lot loans with an adjustable
                                 interest rate, referred to as the adjustable
                                 rate residential lot loans, will accrue
                                 interest at a variable rate based on an index
                                 of either six-month LIBOR or the twelve-month
                                 treasury average as determined by adding
                                 together the monthly yields as published on the
                                 first Monday of each month for the most
                                 recently available twelve months and dividing
                                 such aggregate yields by 12, plus a designated
                                 margin, subject to maximum limitations on
                                 adjustments. As a result, the notes may accrue
                                 less interest than they would accrue if the
                                 interest rate on the mortgage loans were based
                                 solely on one-month LIBOR plus 0.17% or such
                                 other higher rate.

                                 Interest payable on all of the statistical calculation HELOCs are calculated based on the prime rate. Interest payable on approximately
                                 56.81% of the statistical calculation
                                 residential lot loans are calculated based on six-month LIBOR and interest payable on approximately 36.80% of the statistical calculation residential lot loans are calculated based on the twelve-month treasury average. Approximately 6.39% of the statistical calculation residential lot loans bear a fixed interest rate, referred to as the fixed rate residential lot loans.

                                 One-month LIBOR and each of the applicable indices on the mortgage loans (six-month LIBOR, the prime rate and the twelve-month treasury average rate) may not respond to the same economic factors and there is not necessarily any correlation among them. Any reduction in the spread between one-month LIBOR, on the one hand, and any of the indices of the mortgage loans, on the other hand, will also reduce the amount of excess interest available to the trust to absorb losses and charge-offs allocated to the notes, and consequently, will result in reduced interest available to make payments on the notes. In that event, if the overcollateralization were depleted and the surety provider failed to perform under the note policy, you would experience a loss.

                                 In addition, if the spread between one-month
                                 LIBOR and the prime rate or the spread between one-month LIBOR and the twelve-month treasury average is reduced or eliminated, the interest payable on the notes also may be reduced. If the sum of one-month LIBOR plus 0.17% (or such other higher rate) exceeds the weighted average rate of interest on the mortgage loans, such shortfalls with accrued interest thereon will be paid to the noteholders only to the extent such amounts are available for payment on a subsequent payment date at a lower priority than interest is normally paid to the class A noteholders. Such shortfalls will not be guaranteed by the surety provider.

Ratings on Notes Based           The rating on the notes depends primarily on
Primarily on Claims-Paying       the claims paying ability of the surety
Ability of the Surety Provider   provider. Therefore, a reduction in the
                                 financial strength rating of the surety
                                 provider may result in a corresponding
                                 reduction in the credit ratings assigned to the
                                 notes. A reduction in the credit rating
                                 assigned to the notes would reduce the market
                                 value of the notes and may affect your ability
                                 to sell them. The surety provider does not
                                 guarantee the market value of the notes, or the
                                 credit ratings assigned to them.

                                 We refer you to "Rating" in this prospectus supplement.

Unpredictability of              All of the HELOCs and fixed rate residential
Prepayments and Limited          lot loans may be prepaid in whole or in part at
Information Regarding            any time without any prepayment penalty charge.
Prepayment History of the        The terms of the adjustable rate residential
Mortgage Loans                   lot loans, on the other hand, generally assess
                                 a prepayment penalty charge for any prepayment
                                 that occurs within the first three years
                                 following the date of origination, subject to
                                 certain limited exceptions. Approximately
                                 20.18% of the statistical calculation mortgage
                                 pool consist of adjustable rate residential lot
                                 loans that assess such a prepayment penalty
                                 charge. The

                                 trust's prepayment experience may be affected by a wide variety of factors, including:

                                 o    general economic conditions,

                                 o    interest rates,

                                 o    the availability of alternative financing,

                                 o    homeowner mobility, and

                                 o    changes affecting the ability to deduct
                                      interest payments on the mortgage loans
                                      for Federal income tax purposes.

                                 Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity line of credit loans or residential lot loans.

                                 A prepayment charge may or may not discourage a borrower from prepaying the residential lot loan. If a borrower under a residential lot loan is ready to begin construction on the property, that borrower is likely to prepay the residential lot loan in order to obtain a construction loan, regardless of the prepayment charge. In addition, prepayment charges may be waived by the servicer. If the borrower intends to replace the residential lot loan with a construction loan originated by the servicer, the servicer will, in most cases, waive any prepayment charges due.

                                 Home equity mortgage loans usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional purchase money mortgage loans.
                                 Prepayments on the mortgage loans made on and after the payment date in December 2006 (or earlier if a rapid amortization event occurs) will result in earlier payments of principal on your notes. In addition, substantially all of the mortgage loans contain due-on-sale provisions, which may affect the rate of prepayment.

                                 We refer you to "Maturity and Prepayment
                                 Considerations" in this prospectus supplement.

Yield to Maturity of Notes May   The yield to maturity of the notes may be
be Affected by Repurchases       affected by certain repurchase requirements.
                                 The seller will be required to purchase
                                 mortgage loans from the trust in the event
                                 certain breaches of representations and
                                 warranties made by it have not been cured.
                                 These purchases will have the same effect on
                                 the holders of the notes as a prepayment of the
                                 related mortgage loans.

Consequences of Owning           Limit on Liquidity of Notes. Issuance of the
Book-Entry Notes                 notes in book-entry form may reduce the
                                 liquidity of the notes in the secondary trading
                                 market since investors may be unwilling to
                                 purchase securities for which they cannot
                                 obtain physical notes.

                                 Limit on Ability to Transfer or Pledge. Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

                                 Delays in Payments. As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

                                 We refer you to "Description of the
                                 Notes--Book-Entry Notes" in this prospectus supplement.

Impact of Terrorist Attacks      The economic impact of the United States'
                                 military operations in Iraq, Afghanistan and
                                 other parts of the world, as well as the
                                 possibility of terrorist attacks, domestically
                                 or abroad, is uncertain but could have a
                                 material effect on general economic conditions,
                                 consumer confidence and market liquidity. No
                                 assurance can be given as to the effect of
                                 these events on consumer confidence and the
                                 performance of the HELOCs. Any adverse impact
                                 resulting from these events would be borne by
                                 the holders of the notes. United States
                                 military operations also may increase the
                                 likelihood of shortfalls under the Relief Act
                                 and similar state laws. Such shortfalls will
                                 not be guaranteed by the surety provider.

                                 We refer you to "Legal Aspects of
                                 Loans--Servicemembers Civil Relief Act" in the prospectus.

Insolvency of the Seller Could   The seller is a federal savings bank over which
Result in Delays in Payments     the Office of Thrift Supervision (the "OTS")
or Losses on Your Notes          and the Federal Deposit Insurance Corporation
                                 ("FDIC") have special powers under the banking
                                 laws to take certain actions upon the
                                 insolvency or certain other events of the
                                 seller. The transfer of the mortgage loans by
                                 the seller to the depositor will be
                                 characterized in the mortgage loan purchase
                                 agreement as a sale transaction. Nevertheless,
                                 in the event of insolvency of the seller, the
                                 FDIC as conservator or receiver, could attempt
                                 to recharacterize the sale of the mortgage
                                 loans to the depositor as a borrowing

                                 secured by a pledge of the mortgage loans.
                                 However, the FDIC has issued regulations (the
                                 "FDIA Rule") surrendering certain rights under the Federal Deposit Insurance Act (the "FDIA") to reclaim, recover or recharacterize a financial institution's transfer of financial assets if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documentation reflects such intention, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay or defraud the financial institution or its creditors.

                                 The transfer of the mortgage loans by the seller to the depositor has been structured to satisfy the requirements of the FDIA Rule. If the FDIC were to take the position that the FDIA Rule did not apply or that its requirements were not satisfied, and if the FDIC were further successful in an attempt to recharacterize the seller's transfer of the mortgage loans as a secured borrowing, the FDIC could elect to accelerate payment of the notes and liquidate the mortgage loans. In the event of an acceleration of the notes, the noteholders would lose their right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment in purchasing the notes. Losses suffered as a result of such acceleration will not be covered by the note policy. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur.

                                 We refer you to "Certain Regulatory Matters
                                 Related to Banks" in this prospectus
                                 supplement."

An Optional Purchase May         On any payment date on or after the outstanding
Adversely Affect the Yield on    principal balance of the notes is reduced to an
the Notes                        amount less than or equal to 10% of the
                                 outstanding principal balance of the notes on
                                 the closing date, the servicer may purchase all
                                 of the mortgage loans, with the consent of the
                                 surety provider if the optional termination
                                 will result in a draw on note policy or if
                                 following such optional termination, amounts
                                 due to the surety provider will remain
                                 outstanding, and thereby cause a termination of
                                 the trust. See "Description of the
                                 Notes--Optional Termination of the Trust" in
                                 this prospectus supplement. If such an optional

                                 purchase by the servicer happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional purchase. See
                                 "Maturity and Prepayment Considerations" in this prospectus supplement.

The Obligations of the Seller,   None of the seller, the depositor, or the
the Depositor and the Servicer   servicer is obligated to make any payments of
are Limited                      principal or interest on the notes. The only
                                 obligation of the seller to make any payment in
                                 respect of the mortgage loans is its obligation
                                 to repurchase from the trust those mortgage
                                 loans with respect to which there is a defect
                                 in the related documentation, or if there is a
                                 material breach of representations and
                                 warranties. There is no guarantee, however,
                                 that the seller will have the financial ability
                                 to repurchase any of those mortgage loans.

Risks Associated With the        On the payment date in November 2006, it is
Mandatory Auction of the Notes   expected that a mandatory auction of the notes
                                 will occur.

                                 If the auction is unsuccessful as described herein, noteholders will be required to retain their notes and the note rate will reset to the fail rate, subject to the maximum rate. No assurance can be made that following such re-set of the note rate, the market value of your notes can be maintained at the level immediately prior the mandatory auction.

                                 None of the trust, the auction administrator or the surety provider guarantees the market value of the notes. See "Description of the Notes--Mandatory Auction of the Notes" in this prospectus supplement.

The Incurrence of Additional     With respect to HELOCs that were used for debt
Debt by Borrowers Could          consolidation, there can be no assurance that
Increase Your Risk               the borrower will not incur further debt. This
                                 reloading of debt could impair the ability of
                                 borrowers to service their debts, which in turn
                                 could result in higher rates of delinquency and
                                 loss on the HELOCs. See "Description of the
                                 HELOCs" in this prospectus supplement.

Prepayment Interest Shortfalls   When a mortgage loan is prepaid, the borrower
and Relief Act Shortfalls        is charged interest on the amount prepaid only
                                 up to the date on which the prepayment is made,
                                 rather than for an entire month. This may
                                 result in a shortfall in interest collections
                                 available for payment on the next payment date,
                                 in the case of residential lot loans. The
                                 servicer is required to cover a portion of the
                                 shortfall in interest collections that are
                                 attributable to prepayments with respect to
                                 residential lot loans, but only up to 50.00% of
                                 the amount of the servicer's servicing fee on
                                 the residential lot loans for the related due
                                 period. In addition, certain shortfalls in
                                 interest collections arising from the
                                 application of the Servicemembers Civil Relief
                                 Act (the "Relief Act") may occur

                                 with respect to residential lot loans, but no portion of these interest shortfalls will be covered by the servicer.

                                 On any payment date, any interest shortfalls resulting from the application of the Relief
                                 Act and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will first reduce the amount of interest collections available to make payments to the noteholders on such payment date and the noteholders will not be entitled to reimbursement for any such interest shortfalls. The note policy will not cover any such prepayment interest shortfalls or shortfalls due to application of the Relief
                                 Act. If these shortfalls are allocated to the notes, the amount of interest distributed to you will be reduced and such allocation will adversely affect the yield on your investment.

                                 The obligations of the servicer with respect to prepayment interest shortfalls are described under "Servicing - Servicing Compensation and
                                 Payment of Expenses" herein.

                                    The Trust

General

     IndyMac Residential Asset-Backed Trust, Series 2004-LH1 (the "trust"), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the seller interest, (3) making payments on the notes, the subordinate certificates and the seller interest and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

     The trust property (the "trust fund") will consist of:

     o each of the home equity line of credit mortgage loans or "HELOCs" that are transferred by the depositor to the trust;

     o each of the mortgage loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one-to- four- family residential dwellings ("residential lot loans" ) that are transferred by the depositor to the trust;

     o additional HELOCs or additional HELOC balances purchased during the period from the closing date through the earlier of the payment date in November, 2006 and the payment date prior to the occurrence of a rapid amortization event;

     o collections on the HELOCs received after the Cut-off Date and amounts due on or after the Cut-off Date on the residential lot loans, whether or not received prior to such Cut-off Date, such "Cut-Off Date") refers to the close of business on November 30, 2004, with respect to HELOCs and December 1, 2004, with respect to residential lot loans;

     o the outstanding balances as of the Cut-Off Date and any additional balances generated under the HELOCs;

     o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o the collection account, the payment account, excluding, in each case, net earnings thereon and the revolving period funding account;

     o an assignment of the depositor's rights under the mortgage loan purchase agreement by which the depositor acquired the mortgage loans from the seller, including all rights of the depositor to purchase any additional HELOC balances and an assignment of the depositor's rights under any subsequent transfer agreement pursuant to which the depositor will acquire additional HELOCs during the revolving period and from time to time following the closing date with funds on deposit in the revolving period funding account;

     o benefits under any hazard insurance policies covering the mortgaged properties; and

     o    all proceeds from the items above.

     The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this prospectus supplement.

                               The Surety Provider

          The following information has been supplied by Ambac Assurance Corporation (the "surety provider") for inclusion in this prospectus supplement. Accordingly, the issuer and the underwriters do not make any representations as to the accuracy and completeness of this information.

          The surety provider is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. The surety provider primarily insures newly-issued municipal and structured finance obligations. The surety provider is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to the surety provider.

          The consolidated financial statements of the surety provider and subsidiaries as of December 31, 2003 and December 31, 2002 and for each of the years in the three-year period ended December 31, 2003, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 15, 2004; Commission File No. 1-10777); the unaudited consolidated financial statements of the surety provider and subsidiaries as of March 31, 2004 and for the periods ended March 31, 2004 and March 31, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2004 (which was filed with the Commission on May 10, 2004); the unaudited consolidated financial statements of the surety provider and subsidiaries as of June 30, 2004 and for the three and six month periods ended June 30, 2004 and June 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2004 (which was filed with the Commission on August 9, 2004); the unaudited consolidated financial statements of the surety provider and subsidiaries as of September 30, 2004 and for the three and nine month periods ended September 30, 2004 and September 30, 2003 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2004 (which was filed with the Commission on November 9, 2004) and the Current Reports on Form 8-K filed with the Commission on April 22, 2004, July 22, 2004, August 20, 2004, October 20, 2004 and November 12, 2004 as they relate to the surety provider, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          All consolidated financial statements of the surety provider and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

          The following table sets forth the capitalization of the surety provider as of December 31, 2002, December 31, 2003 and September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

                  Ambac Assurance Corporation and Subsidiaries

                        CONSOLIDATED CAPITALIZATION TABLE

                              (Dollars in Millions)

                                                                                        September 30, 2004
                                                December 31, 2002   December 31, 2003       (unaudited)
                                                -----------------   -----------------   ------------------
Unearned premiums ...........................         $2,137              $2,553              $ 2,736
Notes payable to affiliates .................            111                  84                   13
Other liabilities ...........................          1,865               2,197                2,167
                                                      ------              ------              -------
Total liabilities ...........................          4,113               4,834                4,916
                                                      ------              ------              -------
Stockholder's equity
   Common stock .............................             82                  82                   82
   Additional paid-in capital ...............            920               1,144                1,179
   Accumulated other comprehensive
      income ................................            231                 243                  234
   Retained earnings ........................          2,849               3,430                3,921
                                                      ------              ------              -------
Total stockholder's equity ..................          4,082               4,899                5,416
                                                      ------              ------              -------
Total liabilities and stockholder's equity ..         $8,195              $9,733              $10,332
                                                      ======              ======              =======

          For additional financial information concerning the surety provider, see the audited consolidated financial statements of the surety provider incorporated by reference herein. Copies of the consolidated financial statements of the surety provider incorporated by reference and copies of the surety provider's annual statement for the year ended December 31, 2003 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from the surety provider. The address of the surety provider's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

                                   The Seller

     IndyMac Bank, F.S.B. ("IndyMac Bank") is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. ("IndyMac Holdings"), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. ("IndyMac Bancorp"), a holding company organized under the laws of Delaware. IndyMac Bancorp's common stock is listed on the New York Stock Exchange. The notes do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

     The principal office of IndyMac Bank is located at 155 North Lake Avenue, Pasadena, California 91101, telephone number (800) 669-2300.

     IndyMac Bank is an institution experienced in originating and servicing HELOCs and residential lot loans of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Fannie Mae and

Freddie Mac. IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development ("HUD") and an institution the deposit accounts of which are insured by the FDIC.

                          The Mortgage Loan Originators

IndyMac Bank

     Approximately 56.57% of the HELOCs and 100% of the residential lot loans included in the pool as of the statistical cut-off date were originated by IndyMac Bank.

Metrocities Mortgage

     Approximately 9.63% of the HELOCs included in the pool as of the statistical cut-off date were originated by Metrocities Mortgage ("Metrocities" ) and subsequently sold by Metrocities to IndyMac Bank pursuant to a mortgage loan purchase agreement. Metrocities may sell additional HELOCs to IndyMac Bank and such HELOCs may be placed into the pool by IndyMac Bank on subsequent transfer dates.

E-LOAN

     Approximately 24.56% of the HELOCs included in the pool as of the statistical cut-off date were originated by E-LOAN ("E-LOAN") and subsequently sold by E-LOAN to IndyMac Bank pursuant to a mortgage loan purchase agreement. E-LOAN is a significant third party originator that sells pools of HELOCs to IndyMac Bank and such HELOCs may be placed into the pool by IndyMac Bank on subsequent transfer dates.

     E-LOAN is a Delaware corporation, and its principal executive offices are located at 6230 Stoneridge Mall Road, Pleasanton, California, 94588. E-LOAN is a publicly traded company with its shares trading on the Nasdaq National Market under the symbol "EELN."

Paul Financial, LLC

     Approximately 6.87% of the HELOCs included in the pool as of the statistical cut-off date were originated by Paul Financial, LLC ("Paul Financial") and subsequently sold by Paul Financial to IndyMac Bank pursuant to a mortgage loan purchase agreement. Paul Financial is a significant third party originator that sells pools of HELOCs to IndyMac Bank and such HELOCs may be placed into the pool by IndyMac Bank on subsequent transfer dates.

     Paul Financial is a privately held mortgage banking company headquartered at 1401 Los Gamos Drive, San Rafael, CA 94903.

Wachovia Bank, N.A.

     Wachovia Bank, N.A. ("Wachovia") is a significant third party originator that sells pools of HELOCs to IndyMac Bank and such HELOCs may consist of HELOCs originated by Wachovia as well as HELOCs acquired by Wachovia from other mortgage loan originators. HELOCs acquired by Wachovia from other mortgage loan originators are underwritten in accordance with such originators' underwriting criteria, which are generally comparable to underwriting criteria used by Wachovia in its origination. HELOCs sold by Wachovia to IndyMac Bank pursuant to a mortgage loan purchase agreement may be placed into the pool on a subsequent transfer date.

     Wachovia is a national banking association whose principal offices are located in Charlotte, North Carolina. Wachovia's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. Wachovia is a wholly-owned subsidiary of Wachovia Corporation, which, as of December 31, 2003, had total assets of $401 billion.

                                  The Servicer

     IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 155 North Lake Avenue, Pasadena, California 91101, telephone number (800) 669-2300.

     The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the mortgage loans.

     IndyMac Bank has a sub-servicing agreement with Card Management Corporation ("CMC") pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 68 days or less delinquent. CMC has a tri-party agreement with First Data Resources, Inc. ("FDR") and the servicer pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer. IndyMac Bank's sub-servicing agreements with CMC and FDR are renewed automatically on a monthly basis upon the expiration of their initial terms in 2006. These agreements can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreements with CMC and FDR or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC or FDR, as applicable, if IndyMac Bank chose to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC or FDR if it chooses not to renew or to terminate its agreements with CMC or FDR. CMC and FDR are obligated to coordinate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicers. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

                                  The Depositor

     IndyMac ABS, Inc. is a corporation organized under the laws of the State of Delaware. The depositor is a wholly-owned bankruptcy-remote subsidiary of IndyMac Bank. The depositor was formed for the limited purpose of acquiring from the seller financial assets, including mortgage loans and mortgage-related assets and conveying the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the depositor's operations are restricted so that it does not engage in business with, or incur liabilities to, any other entity other than entities such as the seller, the trust, the indenture trustee and the servicer as contemplated under the sale and servicing agreement or similar securitization agreements. The restrictions are intended to prevent the depositor from engaging in business with other entities that may bring bankruptcy proceedings against the depositor. The restrictions are also intended to reduce the risk that the depositor will be consolidated into the bankruptcy proceedings of any other entity.

                           IndyMac Bank HELOC Program

HELOC Origination

     IndyMac Bank originates HELOCs through multiple channels, but primarily through its business-to-business channel ("B2B"), business-to-consumer channel ("B2C") and third party origination processors ("Direct Channel").

     The general terms of HELOCs originated by IndyMac Bank are described below under "Description of the HELOCs--HELOC Terms--IndyMac Bank HELOCs." The underwriting criteria of HELOCs originated by IndyMac Bank are described below under "Underwriting and Credit Criteria--IndyMac Bank."

Purchases of HELOC Pools

     Beginning in May 2004, IndyMac Bank started acquiring pools of home equity line of credit loans from third party originators such as E-LOAN, Metrocities, Paul Financial and Wachovia on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million and the size of the pools that IndyMac Bank may purchase in the future may be larger. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank's purchase criteria are pre-approved by IndyMac Bank based on its review of such originators' underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors. Approximately 43% of the statistical calculation HELOCs have been originated by IndyMac Bank. Approximately 24.56%, 9.63% and 6.87% of the statistical calculation HELOCs have been originated by E-LOAN, Metrocities and Paul Financial, respectively, and sold to IndyMac Bank pursuant to the related mortgage loan purchase agreements. To date, E-LOAN, Paul Financial and Wachovia have sold the largest number of HELOCs to IndyMac Bank under its purchase criteria. However, additional HELOCs to be placed by IndyMac Bank into the pool on subsequent transfer dates may be concentrated in HELOCs purchased from third party originators other than E-LOAN, Paul Financial and Wachovia. Because such third party originators are not known at the time of closing, their underwriting guidelines and policies are not described herein. However, all such additional HELOCs from third party originators will have to conform to the criteria set forth below under "Description of the HELOCs--Additional HELOCs." In addition, all such additional HELOCs will be underwritten by third party originators whose underwriting criteria are comparable to those of IndyMac Bank and are generally acceptable to institutional investors. Such third party originators will also be pre-approved by IndyMac Bank.

     The general terms of HELOCs originated by E-LOAN, Metrocities, Paul Financial and Wachovia are described below under "Description of the HELOCs--HELOC Terms--E-LOAN HELOCs," "Description of the HELOCs--HELOC Terms--Paul Financial HELOCs" and "Description of the HELOCs--HELOC Terms--Wachovia HELOCs."

HELOC Underwriting and Credit Criteria

     IndyMac Bank HELOC Underwriting Criteria

     All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller's underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

     The seller's underwriting standards with respect to the HELOCs generally will conform to those published in the seller's underwriting guidelines, including the provisions of the seller's underwriting guidelines applicable to the seller's Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller's underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

     The underwriting standards set forth in the seller's Home Equity Line of Credit Program provide for several different levels of documentation: (1) the "Full/Alternate Documentation Program," (2) the "Reduced Documentation Program,"
(3) the "Pre-Approved Program" and (4) the "Invitation-to-Apply Program" (also referred to as the "ITA Program" herein). All HELOCs originated in the Direct Channel follow guidelines for the Pre-Approved Program and the ITA Programs.

          Asset, Income and Employment Documentation

               Full/Alternate Documentation Program

               For Full/Alternate Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

               Reduced Documentation Program

               Borrowers who qualify for the Reduced Documentation Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month's income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Reduced Documentation Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

               Pre-Approved Program and ITA Program

               Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined mortgage loan-to-value ("CLTV") on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers' income or employment.

          Credit Criteria

               Full/Alternate Documentation Program and Reduced Documentation Program

               Each borrower under the Full/Alternate Documentation Program must meet the following credit criteria:

     o credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months;

     o no mortgage payments thirty days or more delinquent within the last twelve months;

     o    no foreclosures within the last three years; and

     o borrower has not participated in a consumer credit counseling plan within the last two years.

               The minimum credit amount for second lien HELOCs that close concurrently with a first mortgage is $10,000 for most states in which the seller originates second lien HELOCs. The minimum credit amount for first lien HELOCs or second lien HELOCs that do not close concurrently with a first mortgage is $25,000.

               Pre-Approved Program and ITA Program

               Each borrower under either the Pre-Approved Program or the ITA Program must meet the following credit criteria:

     o no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

     o no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

     o no payment delinquency of 60 days or more on any trade within the past year;

     o no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

     o no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes) (applicable only to Pre-Approved HELOCs); and

     o miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

          First Mortgage Requirements

               Full/Alternate Documentation Program and Reduced Documentation Program

               For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

     o the combined LTV of the first lien and the second lien HELOC may not exceed 100% (based on the current principal balances and credit score) for primary residences and 70% for second homes;


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     o    the combined principal balance of the first lien and second lien HELOC may not exceed $1,000,000 (depending on credit score and combined LTV) for primary residences and $950,000 for second homes;

     o if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

     o if the first mortgage relates to a mortgage loan with a negative amortization feature, the maximum possible principal balance must not exceed 110% of the original principal balance;

     o if the first mortgage relates to a mortgage loan with interest only payments, the interest only payment period must be 10 years or less; and

     o    the first mortgage may not:

               o    be held by a private party;

               o be a contract for a deed, contract for purchase, or land contract;

               o    have provisions against additional liens;

               o    have provisions for future advances or disbursements; or

               o    be a HELOC.

               Pre-Approved Program and ITA Program

               For second lien HELOCs, the combined principal balance of the first lien and second lien HELOC may not exceed $2,500,000, depending on credit score and combined LTV.

          Title Insurance

               Full/Alternate Documentation Program and Reduced Documentation Program

               Title insurance requirements vary among the different types of HELOCs. A lender's ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender's title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires at a minimum a preliminary title report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $200,000, a lender's ALTA title policy.

               Pre-Approved Program and ITA Program

               Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted.


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          Appraisal Requirements

               Full/Alternate Documentation Program and Reduced Documentation Program

               Appraisal requirements differ depending on the mortgage type and credit limits. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required.

               For first lien HELOCs and second lien HELOCs that are not originated concurrently with a first mortgage:

     o if the credit limit is less than or equal to $100,000, then depending on whether the initial appraised value indicated on the mortgage loan application matches the seller's valuation model, either (i) no appraisal is required, or (ii) if an appraisal is required, either (A) a Freddie Mac Form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) for one-unit properties or (B) a Fannie Mae Form 1025 (Small Residential Income Property Appraisal Report) for two unit properties may be used;

     o if the credit limit is greater than $100,000 and less than or equal to $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required for one unit properties and a Fannie Mae Form 1025 (Small Residential Income Property Appraisal Report) is required for two unit properties; and

     o if the credit limit is greater than $250,000, a full appraisal on Fannie Mae Form 1004, 1025 or 1073, as applicable, is required.

               Pre-Approved Program and ITA Program

               The appraisal requirement is dependent upon the credit limit and is as follows:

     o credit limits less than $75,000: an appraised value generated by the Appraisal Value Model ("AVM")

     o    credit limits between $75,001 to $100,000: desktop appraisal

     o    credit limits between $100,001 to $150,000: drive-by appraisal

     o    credit limits between $150,001 to $200,000: full appraisal

          Mortgaged Properties

          The properties which secure repayment of the HELOCs are referred to as the "mortgaged properties." All mortgaged properties must be owner-occupied at the time of origination.

          In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

     o    detached single family dwellings;

     o    individual units in planned unit developments;

     o    attached single family dwellings;


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     o    low rise condominium with no more than 4 stories;

     o    two unit properties; or

     o    second homes.

          The HELOCs may be subordinated to other mortgages on the same mortgaged property.

          Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances.

          Exceptions

          The foregoing criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. An exception may generally be allowed if the application reflects certain compensating factors such as high FICO score, low CLTV, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller's underwriting criteria.

          Metrocities HELOC Underwriting Criteria

          The information set forth in this section with regard to Metrocities' underwriting standards has been provided to the depositor or compiled from information provided to the depositor by Metrocities. None of the depositor, the indenture trustee, the servicer, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

          Metrocities was founded in 1989 and originates residential mortgage loans via its website, by telephone and through other channels.

          The HELOCs originated by Metrocities and included in the pool as of the cut-off date have been underwritten in compliance with underwriting guidelines of either the Countrywide Home Loans ("Countrywide" ) or Wells Fargo Bank ("Wells Fargo" ), such guidelines are described below. Of the HELOCs originated by Metrocities and included in this offering, 67.62% of such HELOCs were underwritten using Countrywide's guidelines and 32.38% of such HELOCs were underwritten using Wells Fargo's guidelines. Additional HELOCs originated by Metrocities that may be placed into the pool by IndyMac Bank on subsequent transfer dates may be underwritten in accordance with guidelines other than those of Countrywide and Wells Fargo as described herein and the underwriting guidelines of both Countrywide and Wells Fargo may be revised from time to time based on prevailing conditions in the residential mortgage market and the market for mortgage securities. However, all HELOCs originated by Metrocities that may be placed into the pool by IndyMac Bank on subsequent transfer dates will meet the criteria described under "Description of the HELOCs - Eligibility Criteria for Additional HELOCs" and will meet Metrocities' underwriting guidelines in effect at the time, which guidelines shall be substantially the same as those of Countrywide and Wells Fargo as described in this prospectus supplement.


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               Wells Fargo Underwriting Guidelines

               Wells Fargo's underwriting guidelines allow for either full documentation or stated income documentation. Full documentation HELOCs generally require two years of tax returns for self-employed borrowers and one year of W-2 forms, 45 days of pay stubs and tax return from previous year for salaried borrowers. Full documentation HELOCs also require borrower's income to be verified by an independent third party vendor. Stated income documentation is available for HELOCs up to a specific dollar amount with requirements regarding employment history and minimum FICO scores as well as limitations on maximum CLTV and maximum debt-to-income ratios. Borrower's income stated in HELOC applications eligible for the stated income documentation program does not require documentation, instead, it may be verbally verified provided that documentation of such verbal verification is included in the mortgage loan file. Investment properties and 2-to-4 unit properties are not eligible as collateral for stated income HELOCs.

               Wells Fargo requires an appraisal on all of its HELOCs. The level of appraisal inspection required (full appraisal, limited walk-through or drive-by appraisal) is determined by the credit limit, FICO score and CLTV. For HELOCs with a credit limit greater than $250,000, a full appraisal report is required and for HELOCs with a credit limit equal to or less than $250,000, a limited walk-through using Fannie Mae Form 2055 or a drive-by appraisal may be used depending on the borrower's FICO score and CLTV. Full appraisal reports are required to conform to the Uniform Standards of Professional Appraisal Practices ("USPAP" ) adopted by the Appraisal Standards Boards of the Appraisal Foundation and must comply with applicable Fannie Mae or Freddie Mac guidelines. Full appraisal reports must be conducted by a licensed appraiser and contain sufficient description of the sources of information used in the appraiser's analysis.

               The following matrix represents the minimum standards for title-related products for all mortgaged properties located outside of the State of Texas.

-----------------------------------------------------------------------------
         Lien Position                   First                 Junior
-----------------------------------------------------------------------------
Loan size <= $100,000              Full ALTA policy   Legal & Vesting
-----------------------------------------------------------------------------
$100,000 < Loan Size <= $250,000   Full ALTA policy   Legal & Vesting
-----------------------------------------------------------------------------
Loan size > $250,000               Full ALTA policy   Limited coverage policy
-----------------------------------------------------------------------------

               A "Legal & Vesting" lien search consists of a listing of results compiled from a title search of publicly available records with respect to the related mortgaged property. A limited coverage policy is a title policy that covers only certain amounts related to the origination of a mortgage loan and not the full amount of the principal on a mortgage loan in the event of any loss due to a defect in title.

               All mortgaged properties subject to a Wells Fargo HELOC must meet the following criteria:

     o    one-to-four units (may be planned unit development or condominiums),

     o    permanently affixed to a foundation (no manufactured housing),

     o    title is vested in living person(s) or a revocable living trust, and

     o    fee simple ownership.

               Countrywide Underwriting Guidelines

               Countrywide's underwriting guidelines allow for 5 different income documentation programs: (1) full documentation program, (2) alternative documentation program, (3) reduced documentation program, (4) streamlined documentation program and (5) super-streamlined documentation program. Generally, the full documentation program requires a complete and executed written verification of employment covering a two year period, as well as current pay stubs covering one month and two years of W-2s or tax returns. The alternative documentation program permits a salaried borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of providing a written verification of employment. The reduced documentation program places more emphasis on property underwriting than on credit underwriting. Therefore, certain credit underwriting documentation concerning income and employment verification is waived. The reduced documentation program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the reduced documentation program. The streamlined documentation program allows for a single pay stub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned. The super-streamlined documentation program is available for first-lien borrowers in good standing with Countrywide. The super-streamlined documentation program is available for borrowers who have recently purchased or refinanced (rate and term refinance, not cash-out refinance) with Countrywide if they have not been 30 days delinquent in payment during the previous twelve month period. Under the super-streamlined documentation program, the value used in conjunction with obtaining the first lien from Countrywide is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new HELOC. In addition, a credit review is conducted, however, no debt ratio calculation, income documentation, or asset verification is required. A telephonic verification of employment is required before the mortgage loan closing.

               Full appraisals are generally performed on all Countrywide HELOCs that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of Countrywide-approved, independent third-party, fee-based appraisals completed on forms approved by Fannie Mae or Freddie Mac. For certain HELOCs that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by an independent, state licensed appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisals (full and drive-by) are based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain HELOCs with credit limits less than $100,000, Countrywide may also allow the related mortgaged property to be appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage.

               Countrywide's guidelines require a title search or limited title coverage policy be obtained with respect to HELOCs with credit amounts less than or equal to $100,000. For HELOCs with a credit limit of more than $100,000, a full ALTA policy or other assurance of title customary in the relevant jurisdiction is required. In addition, ALTA policies are generally obtained where either the property is on leased, there has been a change in title or the HELOC is in first lien position.

     E-LOAN HELOC Underwriting Criteria

     The information set forth in this section with regard to E-LOAN's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by E-LOAN. None of the depositor, the indenture trustee, the servicer, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     E-LOAN is an online provider of mortgage loans, home equity loans and home equity lines of credit and auto loans. E-LOAN originates mortgage loans via website and by telephone, funds the mortgage loans using warehouse and other lines of credit, and then sells the closed mortgage loans, including the servicing rights associated with those mortgage loans.

     The HELOCs originated by E-LOAN and included in this offering have been underwritten in compliance with E-LOAN's underwriting guidelines as described below. Such underwriting guidelines may be revised from time to time based on prevailing conditions in the residential mortgage market and the market for mortgage securities. However, all HELOCs originated by E-LOAN that may be placed into the pool by IndyMac Bank on subsequent transfer dates will meet the criteria described under "Description of the HELOCs--Additional HELOCs" and will be underwritten in accordance with E-LOAN's underwriting criteria in effect at the time of origination.

     E-LOAN's underwriting guidelines allow for either full documentation or streamlined documentation. Full documentation HELOCs generally require 2 years of tax returns for self-employed borrowers and 2 years of W-2 forms and 30 days of pay stubs for salaried borrowers. Streamlined documentation is available for HELOCs up to a specific dollar amount with minimum FICO score requirements and CLTV limitations. HELOC applications eligible for streamlined documentation may be approved without documentation of income, except with respect to liquid assets. If liquid assets were to be used to determine monthly income, current asset values must be stated in the mortgage loan application.

     E-LOAN requires an appraisal on all of its HELOCs. The level of appraisal inspection required (full appraisal, limited walk-through or drive-by appraisal) is determined by the credit limit, FICO score and CLTV. E-LOAN orders its appraisals from nationally recognized appraisal vendors. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practices adopted by the Appraisal Standards Boards of the Appraisal Foundation and are prepared on forms acceptable to Fannie Mae and Freddie Mac. E-LOAN reviews the following information contained in appraisal reports to ensure eligibility of the related mortgaged properties: (1) description of improvements and other information related to the mortgaged properties, (2) neighborhood information,
(3) information pertaining to a minimum of three comparable properties and (4) specific appraiser comments, if any.

     A lender's ALTA policy is not required nor obtained by E-LOAN with respect to any of E-LOAN's HELOCs included in this offering. E-LOAN requires that for all first lien HELOCs, an independent lien search be conducted and a legal vesting report be obtained, and for all second lien HELOCs, copies of lien search results and/or title-related reports procured by lenders with a first mortgage may be used without independent verification.

     All mortgaged properties subject to a E-LOAN HELOC are required to satisfy the following criteria:

     o one to four units of single family dwellings, planned unit developments or condominiums,

     o title is vested in a living person(s) or a revocable living trust (which trust must comply with applicable state law) and a certified copy of the notarized trust certification must be included in the HELOC file,

     o    fee simple ownership, and

     o borrowers may have existing mortgage loans on no more than four properties.


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



     Paul Financial HELOC Underwriting Criteria

     The information set forth in this section with regard to Paul Financial's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by Paul Financial. None of the depositor, the indenture trustee, the servicer, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     Paul Financial originates its HELOCs through the mortgage broker community located primarily in the state of California. Paul Financial interacts with brokers via a web-based interface as well as through a more traditional relationship manager network.

     The HELOCs originated by Paul Financial and included in this offering have been underwritten in compliance with Paul Financial's underwriting guidelines as described below. Such underwriting guidelines may be revised from time to time based on prevailing conditions in the residential mortgage market and the market for mortgage securities. However, all HELOCs originated by Paul Financial that may be placed into the pool by IndyMac Bank on subsequent transfer dates will meet the criteria described under "Description of the HELOCs--Additional HELOCs" and will be underwritten in accordance with Paul Financial's underwriting criteria in effect at the time of origination.

     The HELOCs originated by Paul Financial and included in this offering have been underwritten in compliance with Paul Financial's underwriting guidelines. Paul Financial may approve a HELOC that otherwise does not meet its underwriting standards based on mitigating factors on a loan-by-loan basis. Before a HELOC is originated, Paul Financial confirms that the existing first lien mortgages, if any, conform to the following attributes:

     o relate to a conventional, VA or FHA mortgage loan but not one made by a private party,

     o    is not a balloon loan without a reset or refinance option,

     o does not constitute a contract for deed, contract for purchase or land contract,

     o does not have provisions that prohibit the placement of an additional lien on the mortgaged property or provisions that allow for future advances, and

     o if the mortgage loan is originated in connection with 100% financing, such mortgage loan must be originated by Paul Financial.

     Paul Financial's underwriting guidelines allow for either full documentation or "No Income Verification" ("NIV") documentation. Full documentation HELOCs generally require 2 years of tax returns for self-employed borrowers and 2 years of W-2 forms and a full month pay stub reflecting year-to-date earnings for salaried borrowers. NIV documentation is available for HELOCs up to a specific dollar amount with minimum FICO score requirements, maximum CLTV limits and property type restrictions. HELOC applications eligible for NIV documentation may be approved without documentation of income.

     Paul Financial requires an appraisal on all HELOCs originated and all appraisals must be obtained no earlier than 120 days prior to the date that related mortgage notes are recorded. All appraisals are full appraisals prepared on either Fannie Mae or Freddie Mac forms, as applicable and depending on the value of the mortgaged property and the CLTV of a HELOC, additional field review may be required.

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     For all HELOCs with credit limits less than $200,000, only a limited title policy is required. For HELOCs with credit limits of $200,000 or more, a full ALTA policy is required. A limited title policy does not provide coverage for the full amount of the credit limit available on a HELOC.

     All mortgaged properties subject to a Paul Financial HELOC must fall under the following categories of real property:

     o    single family detached homes,

     o    condominium (low, mid or high-rise),

     o    planned unit development (attached or detached units), or

     o    2 to 4 unit properties that are occupied by the borrower(s).

     Wachovia HELOC Underwriting Criteria

     Although none of the statistical calculation mortgage loans was acquired by the seller from Wachovia, the seller expects to sell to the trust additional HELOCs acquired from Wachovia during the revolving period. The information set forth in this section with regard to Wachovia's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by Wachovia. None of the depositor, the indenture trustee, the servicer, the underwriters or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     Underwriting guidelines of Wachovia as described below may be revised from time to time based on prevailing conditions in the residential mortgage market and the market for mortgage securities. However, all HELOCs originated by Wachovia that may be placed into the pool by IndyMac Bank on subsequent transfer dates will meet the criteria described under "Description of the HELOCs--Additional HELOCs" and will be underwritten in accordance with Wachovia's underwriting criteria in effect at the time of origination.

     Wachovia's underwriting guidelines allow for either full documentation or stated income documentation. Full documentation HELOCs generally require 2 years of tax returns for self-employed borrowers and 2 years of W-2 forms and 30 days pay stubs with a verbal verification of employment for the prior 2 years for salaried borrowers. Stated income documentation is available for HELOCs secured by either owner-occupied mortgaged properties or second homes. Different HELOC credit limits, minimum FICO score and maximum LTV and CLTV limitations apply to HELOCs secured by owner-occupied mortgaged properties and second homes. Stated income documentation does not require that the income stated on an application be verified, provided that such stated income is reasonable and consistent with the borrower's stated profession or line of business in the case of self-employed borrowers. Stated income documentation does require, however, that, in the case of a self-employed borrower, a copy of a valid business license be provided by a neutral third party such as a state or local regulatory agency or a professional organization and that, in the case of salaried borrowers, employment stated on the application be verified verbally and substantiation that the borrower has been employed by the same employer for a minimum of 2 years or has been in the same line of work be provided.

     Wachovia requires an appraisal on all HELOCs originated and all appraisals must be dated within 120 days prior to the date of submission to Wachovia for underwriting. Appraisals dating more than 120 days prior to submission must include a re-certification of value and additional supporting documentation may be required. For HELOCs with credit limits of $600,000 or more, separate appraisals conducted by two different appraisers are required. For HELOCs with credit limits of $100,000 or more but less than

$600,000, one full appraisal is required. For HELOCs with credit limits less than $100,000, drive-by appraisals with photographs of the mortgage properties and comparable properties are permitted. For HELOCs with credit limits equal to or less than $50,000, an AVM is permitted with an average or better confidence score. For agricultural properties, no income producing land can be included in the appraised value.

     A full title policy is required on all HELOCs with credit limits of $75,000 or more insuring the full credit limit amounts. For HELOCs with credit limits less than $75,000, a title search may be used in lieu of a full title policy. For all HELOCs, a closing protection letter is required to be provided and must be dated within 30 days of closing.

     All mortgaged properties subject to a Wachovia HELOC must fall under one of the following categories of real property:

     o    attached or detached single family homes,

     o    attached or detached planned unit development,

     o    low-rise condominium,

     o    2 to 4 unit properties,

     o    log homes (special appraisal requirements may apply), or

     o    agricultural properties (special appraisal requirements may apply).

     Eligible mortgaged properties include owner-occupied properties, second homes and investment properties.

                          IndyMac Bank Lot Loan Program

          IndyMac Bank began originating residential lot loans similar to the residential lot loans included in the trust fund in 1997.

Lot Loan Underwriting and Credit Criteria Guidelines

          IndyMac Bank's underwriting guidelines (the "Underwriting Guidelines") are primarily intended to assess (i) the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the residential lot loan and (ii) the creditworthiness of the related mortgagor.

          The residential lot loans were originated in a manner consistent with and generally conform to IndyMac Bank's "Full/Alternate Documentation", "Limited Documentation" and "Stated Income" residential loan programs, which provide for different levels of documentation and underwriting standards.

          Asset, Income and Employment Documentation

          Regardless of the mortgage loan program, each applicant completes an application that includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

          The mortgage loan application also verifies the borrower's identity as required of financial institutions under the USA Patriot Act. Residential lot loans and HELOCs are not available to nonpermanent resident aliens and foreign nationals.

               Full/Alternate Documentation Program

               Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All residential lot loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

               Limited Documentation Program

               The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

               Stated Income Program

               Under the Stated Income Program, which covers both our "Reduced Documentation Program" and the "No Ratio Program," more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Reduced Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

          Credit Criteria

               Full/Alternate Documentation Program

               Each borrower under the Full/Alternate Documentation program must meet the following criteria:

     o    have a FICO Score of 620 or higher; and

     o    have PITI Reserves of at least six months.

               A "FICO Score" is a statistical ranking of likely future credit performance developed by Fair Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian. FICO Scores must be requested from all three repositories. However, in some cases, all three FICO Scores may not be available for the borrower. The Underwriting Guidelines require that, in determining if the borrower has the required credit score for the particular documentation program, the middle score be used if three FICO Scores are received, the lower score if only two are received or the one score received.

               A PITI Reserve is the amount that a borrower must have on hand after making a down payment and paying all closing costs of the mortgage loan. The reserves equal the amount the borrower would pay for principal, interest, taxes and insurance per month.

               Limited Documentation Program

               Each borrower under the Limited Documentation program must meet the following criteria:

     o    have a FICO Score of 700 or higher; and

     o    have PITI Reserves of at least 24 months.

               Stated Income Program

               Each borrower under the Stated Income program must meet the following criteria:

     o    have a FICO Score of 680 or higher; and

     o    have PITI Reserves of at least 6 months.

          Appraisal Requirements

          The Underwriting Guidelines require that residential lot loans be underwritten in a standardized procedure that complies with applicable federal and state laws and regulations and requires IndyMac Bank's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal by a qualified appraiser, currently supports the outstanding mortgage loan balance.

          Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable properties in the area. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The Underwriting Guidelines require a review of the appraisal by a mortgage loan underwriter, who may request a written review by an independent appraiser retained by IndyMac Bank.

          Loan-to-Value Requirements

          The Underwriting Guidelines permit the mortgage loans to have loan-to-value ratios (each, an "LTV") at origination of up to 90% for the Full/Alternate Documentation program and 85% for the Limited Documentation and Stated Income Documentation programs, depending on, among other things, the mortgage loan amount and credit score. The LTV of each residential lot loan is based on the lesser of the valuation set forth in the original appraisal and the purchase price. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

          Property Requirements

          Residential lots must meet the following requirements:

     o lot size must conform to the general area and be considered "residential" in nature;

     o    zoning and "highest and best use" for the lot must be residential;

     o property must be accessible from the street or there must be a recorded easement granting access;

     o    lot should have water, electricity, and sewer availability;

     o lots with water wells and/or septic tanks are acceptable provided the lot size is sufficient and other properties in the immediate area also have such features;

     o    hillside lots are generally not eligible; and

     o lot should not have been on the market for more than one year from the time of original listing.

          The Underwriting Guidelines require that the borrower's intent, upon improvement, must be to use the mortgaged property as a primary residence or second home. The Underwriting Guidelines do not permit mortgaged properties located in Alabama, Guam, Puerto Rico or the Virgin Islands to be used as collateral for the residential lot loans.

          Exceptions

          The foregoing criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a mortgage loan-to-value exception or an exception from certain FICO score requirements (collectively called an "upgrade" or an "exception"). An exception may generally be allowed if the application reflects certain compensating factors, among others: low LTV, a stable employment history, ownership of current residence of five or more years, cash reserves, or credit history. Accordingly, certain borrowers may qualify for a residential lot loan that, in the absence of such compensating factors, would not satisfy the criteria of the Underwriting Guidelines.

                                    Servicing

General

     The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the mortgage loans.

     As of the closing date, it is expected that IndyMac Bank will directly service a significant portion of the mortgage loans. IndyMac Bank commenced servicing conventional HELOCs in 2002 and residential lot loans in 1998.

     It is expected, however, that IndyMac Bank will perform a portion of its servicing obligations under the sale and servicing agreement with respect to HELOCs through one or more subservicers, including but not limited to CMC. IndyMac Bank's subservicers provide comprehensive day-to-day servicing functions, many of which are associated with the borrowers' use of the IndyMac Bank Equity Card and general customer service matters. Moreover, the day-to-day servicing functions include, but are not limited to,
(1) providing electronic systems (currently provided by FDR pursuant to a tri-party agreement among FDR, CMC and the seller) necessary to continuously monitor and update borrower accounts (i.e., tracking payments received from the borrowers and draws made by the borrowers on the HELOCs), to generate monthly billing statements and to process payments received from the borrowers, (2) maintaining customer support call centers and (3) conducting initial collection services on delinquent HELOCs.

     If the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable HELOCs as a result of any servicing transfer.

Collection and Default Management Services

     The servicer, through one or more subservicers, performs the initial collection services on delinquent HELOCs. As part of the collection services, the subservicer makes outbound calls to the borrowers according to a pre-determined schedule and such outbound calls are logged into the customer account database. Collection services are performed by subservicers on HELOCs that are no more than 68 days delinquent. Once a HELOC becomes more than 68 days delinquent, collection activities with respect to such HELOC are transferred from the subservicer to the servicer. The servicer then engages in further collection activities on such delinquent HELOCs which may include, without limitations, workouts or foreclosure proceedings through the servicer's loss mitigation department to the extent the servicer deems necessary.

     To the extent that the servicer determines, in its sole discretion, that liquidation proceeds will be maximized through foreclosure, the servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the HELOCs that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided that the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, curing of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to the noteholders.

     In connection with the servicing of defaulted residential lot loans, the servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the residential lot loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities.

Servicing Compensation and Payment of Expenses

     With respect to each Due Period, the servicing compensation to be paid to the servicer in respect of its servicing activities relating to the mortgage loans is referred to as the "servicing fee" and will be paid from Interest Collections in respect of the mortgage loans. The amount of the servicing fee is equal to the servicing fee rate multiplied by the sum of the outstanding principal balance of each mortgage loan as of the first day of each Due Period and the "servicing fee rate" is equal to 0.50% per annum, with respect to HELOCs, and 0.25% per annum, with respect to residential lot loans. The servicing fee will be calculated on the basis of a 30-day month and a 360-day year. All annual fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation. From the servicing fee, the servicer will pay any amount due to a subservicer. With respect to any payment date and residential lot loans, the servicer is obligated to pay to the trust fund the amount of any Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments in full occurring during the related Prepayment Period, but only in an amount up to 50.00% of its servicing fee for the related Due Period. The Note Policy will not cover any such Prepayment Interest Shortfalls.

     The servicer will pay ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the servicer will be entitled to reimbursement for customary costs it incurs in connection with the performance by the servicer or its sub-servicer of its servicing obligations, including in connection with restoring mortgaged properties related to defaulted mortgage loans, entering into any enforcement or judicial proceedings (including foreclosures), managing and liquidating properties related to defaulted mortgage loans and compliance with various other obligations specified in the sale and servicing agreement, to the extent that recoveries are realized, and if the servicer certifies that the costs are nonrecoverable. The servicer's right of reimbursement is senior to the rights of the noteholders to receive any proceeds from the liquidation of the related mortgaged property.

Assignment of Mortgage Loans

     On or before the closing date, the seller will sell to the depositor, the depositor will sell to the trust and the trust will transfer to the indenture trustee for the benefit of the noteholders and the surety provider all of its right, title and interest in and to (i) each mortgage loan to be transferred on the closing date and, during the period from the closing date to the Amortization Date, defined below under "Description of the Notes--Certain Definitions," (ii) each additional HELOC, including the right to purchase from the seller any additional balances arising in the future, and (iii) related Credit Line Agreements, mortgage notes, mortgages and other HELOC documents, including all collections received on or with respect to each mortgage loan after the related Cut-Off Date. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule, which will be updated to reflect the transfer of each additional HELOC to the trust. The mortgage loan schedule will be delivered to the indenture trustee. The mortgage loan schedule will include information including the principal balance as of the Cut-Off Date or subsequent transfer date, as applicable, for each mortgage loan, as well as information with respect to the mortgage loan rate.

     Within 90 days following the closing date in the case of mortgage loans transferred on the closing date and within 30 days following the transfer of additional HELOCs, the mortgage loan documents for each mortgage loan or HELOC, as applicable, including, the note and mortgage for each mortgage loan, will be delivered to the indenture trustee for the benefit of the noteholders, and the seller will submit the assignments of mortgage or deed of trust for recording in the appropriate recording offices in the relevant jurisdictions. Such recordation will not be required if opinions of counsel satisfactory to the indenture trustee and the surety provider are delivered to the indenture trustee and the surety provider to the effect that recordation of such assignments is not required in the relevant jurisdictions to perfect the security interest of the trust or the noteholders in the mortgage loans. The seller and the depositor will file UCC-1 financing statements to perfect and provide notice of the trust's ownership of the mortgage loans. Within 60 days following the delivery of the mortgage loan documents to the indenture trustee, the indenture trustee will review the mortgage loan documents required to be reviewed pursuant to the sale and servicing agreement, as applicable. If the indenture trustee finds that any document required to be reviewed by it to be non-compliant with the criteria under the sale and servicing agreement or missing and the non-compliance or omission is not cured by the seller within 90 days following notification of the non-compliance or omission by the indenture trustee to the seller, the seller will be obligated to repurchase the mortgage loans as described in the following paragraph.

     The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the trust with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date, with respect to each mortgage loan that, among other things: (1) at the time of transfer to the trust, that seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien, subject to exceptions; (2) each mortgage loan was generated under a mortgage loan document or Credit line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws and (3) each mortgage loan file contains the documents specified in the sale and servicing agreement. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the surety provider in a mortgage loan, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the mortgage loan and to deposit the Purchase Price (as defined below) into the collection account. Upon retransfer, the principal balance of the mortgage loan will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute mortgage loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective mortgage loan through repurchase or substitution is the sole remedy regarding any defects in the mortgage loans and related documents available to the indenture trustee or the noteholders.

     With respect to any mortgage loan, the "Purchase Price" is equal to the principal balance of the mortgage loan at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days' interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of the substitution, satisfy the criteria specified in the sale and servicing agreement. To the extent the principal balance of an Eligible Substitute mortgage loan is less than the principal balance of the related defective mortgage loan, a seller will be required to make a deposit to the collection account equal to the difference (each, a "Substitution Adjustment Amount").

                         Delinquency and Loss Experience

HELOCs

     IndyMac Bank began servicing conventional HELOCs in 2000.

     The delinquency and loss statistics may be affected by the size and relative lack of seasoning of the portfolio because many of the HELOCs were not outstanding long enough to give rise to some or all of the periods of delinquency and loss indicated in the charts below. The delinquency and loss experience set forth below may not be indicative of IndyMac Bank's delinquency and loss experience for future periods. Accordingly, the information in the tables below (which includes HELOCs with underwriting, payment and other characteristics which differ from those of the HELOCs in the trust fund) should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the HELOCs, and no assurances can be given that the delinquency and loss experience presented in these tables will be indicative of the delinquency and loss experience on the HELOCs in the future.

     The table below summarizes the historical delinquency and loss experience of HELOCs serviced by the seller, but excludes HELOCs that the seller acquired as a result of its merger with the San Gabriel Valley Bancorp in 2000. The HELOCs originated by the San Gabriel Valley Bank are excluded from this table because they were not underwritten using the seller's current underwriting guidelines. No HELOCs originated by the San Gabriel Valley Bank will be transferred to the trust. Accordingly, the delinquency and loss figures presented below for September 30, 2004 represent information for all HELOCs currently serviced by the seller, but may not be representative of the HELOCs included in the trust.

                                                          As of December 31,                          As of September 30,
                                    --------------------------------------------------------------   ---------------------
                                        2001                 2002                  2003                   2004
                                      Balance       %       Balance       %       Balance       %        Balance        %
                                    -----------   ----   ------------   ----   ------------   ----   --------------   ----
Total Unpaid Principal Balance      $83,514,557          $302,304,700          $688,889,226          $1,286,492,364

Delinquency at Period End:
   31-60 days                           575,056   0.69%     1,437,377   0.48%     1,837,953   0.27%       5,336,580   0.41%
   61-90 days                            38,008   0.05%       550,053   0.18%     1,542,720   0.22%       1,040,074   0.08%
   91-120 days                           90,852   0.11%            --   0.00%       187,950   0.03%         624,361   0.05%
   121+ days                            292,811   0.35%       426,327   0.14%       974,816   0.14%       1,199,536   0.09%
                                    -----------   ----   ------------   ----   ------------   ----   --------------   ----
      Total 31+ Day Delinquencies       996,726   1.19%     2,413,757   0.80%     4,543,440   0.66%       8,200,551   0.64%

Charge-offs (1), (2) and (3)                 --   0.00%       938,516   0.49%     1,230,549   0.25%       1,366,979   0.18%

Recoveries                                   --   0.00%            --   0.00%        34,889   0.01%         293,567   0.04%
                                    -----------   ----   ------------   ----   ------------   ----   --------------   ----
      Net Charge-offs                        --   0.00%       938,516   0.49%     1,195,660   0.24%       1,073,412   0.14%

----------
(1) Charge-off and recovery percentages are calculated using average annual balances, which balances are calculated using the straight-line method.

(2) Percentages are calculated using average balances, which balances are calculated using straight-line method.

(3) Charge-off and recovery percentages for the period ending September 30, 2004 are annualized.

Residential Lot Loans

     IndyMac commenced servicing residential lot loans in 1998. Historical foreclosure, delinquency experience with respect to the residential lot loans serviced by IndyMac Bank is set forth below.

                                      September 30,   December 31,   December 31,
                                           2004           2003           2002
                                      -------------   ------------   ------------
Total Outstanding Principal Balance    $272,486,601   $183,585,043   $100,484,436

Delinquencies:
     31-60 days                           3,510,132      2,772,241      2,901,204
     61-90 days                             341,405        997,466        862,026
     91-120 days                                 --             --             --

Foreclosure:                                122,035             --        314,951

                        Description of the Mortgage Pool

          All references in the section relating to percentages of the statistical calculation mortgage pool, the statistical calculation HELOCs and the statistical calculation lot loans are calculated based on the related statistical cut-off date balances.

HELOC Terms

     The IndyMac Bank HELOCs. HELOCs originated by IndyMac Bank ("IndyMac HELOCs") are variable rate, open-ended, revolving lines of credit secured by first or second lien positions against the available equity of the related borrower's residential properties. IndyMac HELOCs are secured by liens on the related mortgaged properties subject to maximum CLTV limitations. IndyMac Bank offers its customers credit lines that may allow them to borrow against the value of the real estate up to 100% of the property's value. The maximum CLTVs differ among the IndyMac HELOCs and is limited based on the credit limit, property type, borrower's credit score, and underwriting documentation used for approval of the IndyMac HELOCs. These lines generally have maximum CLTVs as specified in the table below.

-------------------------------------------------------------------
      Property         Credit Score       Underwriting      Maximum
                                         Documentation        CLTV
-------------------------------------------------------------------
Primary Residence          >680       Pre-Approved/No Doc     90%
-------------------------------------------------------------------
Second/Vacation Home       >680       Pre-Approved/No Doc     70%
-------------------------------------------------------------------
Primary Residence          >640       ITA/Stated Income       90%
-------------------------------------------------------------------
Second/Vacation Home       >640       ITA/Stated Income       70%
-------------------------------------------------------------------

------------------------------------------
              Full/Alternate Documentation
              ----------------------------
Loan Amount   CLTV   Minimum Credit Score*
------------------------------------------
  $150,000    100%*           680
------------------------------------------
  $150,000     95%            660
------------------------------------------
  $200,000     90%            660
------------------------------------------
  $250,000     80%            660
------------------------------------------
  $100,000     90%          620-659
------------------------------------------
  $200,000     80%          620-659
------------------------------------------
                  Reduced Documentation
              ----------------------------
Loan Amount   CLTV   Minimum Credit Score*
------------------------------------------
  $ 75,000     95%            680
------------------------------------------
  $100,000    100%            700
------------------------------------------
  $100,000     90%            640
------------------------------------------
  $200,000     80%            640
------------------------------------------

* Determined by using the lowest credit score among the borrowers on a HELOC loan by each of the three major credit reporting bureaus that are accessed, and then taking the middle of such lowest scores. Purchase and No Cash Out refinance transactions only.

     The IndyMac HELOCs provide for a 10-year draw period, which is a revolving open-ended period during which borrowings may be made periodically, and during which minimum monthly payments are due. A borrower may draw on an IndyMac HELOC by writing Equity Checks, which are provided to the borrower at the time of origination or receiving a substitute check from an IndyMac Bank branch, or by accessing the IndyMac Bank Equity Card, which is a Visa card provided by IndyMac Bank to all of its HELOC borrowers in states where IndyMac Bank is allowed to offer such Visa cards. A $250 minimum draw requirement is applicable to all draws made by writing a check, however, such minimum draw requirement does not apply to a draw made by accessing the HELOC with the IndyMac Bank Equity Card.

     The minimum monthly payment during the draw period is the amount of accrued finance charge or $100, whichever is greater. If no outstanding balance exists on the last day of the billing cycle, no payment will be required. Accrued finance charge is calculated based on the average daily outstanding balance of an IndyMac HELOC account during the billing period and interest begins to accrue from the date a check is posted to such IndyMac HELOC account.

     Once the draw period ends, the outstanding balance must be repaid over 10 years. The minimum monthly payment during this 10 year repayment period is in an amount sufficient to amortize the outstanding balance and is calculated as the product of 0.83333% times the outstanding principal balance of the IndyMac HELOC account as of the last day of the draw period plus all unpaid finance charges, and other charges imposed during the billing cycle together with any amount past due.

     IndyMac HELOCs may be repaid at any time. However, if an IndyMac HELOC is repaid in full and terminated within three years of the date of origination, the borrower is generally required to pay an early termination fee of up to $500 if such fee is allowed by state law. Late charges are imposed on past due accounts. Terms and amounts of late charges vary by state.

     IndyMac HELOCs bear interest at a variable rate computed based on the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal, plus a margin, depending on the CLTV and credit score. IndyMac HELOC interest rates are subject to a lifetime cap equal to the lesser of a maximum per annum interest rate of 18% (16% in North Carolina) or the maximum rate permitted by governing state laws. The interest rate on an IndyMac HELOC resets on its monthly cycle date following a rate change. No IndyMac HELOC is subject to a minimum mortgage loan rate or a periodic mortgage loan rate cap.

     An annual fee of $75 is charged to all IndyMac HELOCs but may be waived in the first year following origination.

     Each IndyMac HELOC has a set monthly payment due date, which may be any day from the 2nd day to the 27th day of the month (the "cycle date"). Monthly billing statements are sent to borrowers approximately 15 days prior to the payment due date for every month in which there is an outstanding balance on the related IndyMac HELOCs. The billing statement details all debits, credits and the mortgage loan rate and specifies the minimum payment due and the available credit line in compliance with Regulation Z.

     The borrower's right to make a draw under an IndyMac HELOC may be suspended or the borrower's line of credit may be reduced if, among other things:

     o the borrower is in default of a material obligation under the HELOC (other than a payment default, which will result in an acceleration of the entire outstanding principal balance);

     o    the IndyMac HELOC experiences unsatisfactory payment history;

     o the value of the mortgaged property securing the IndyMac HELOC declines to a level significantly below the appraised value at the time of origination;

     o the servicer determines that the borrower will not be able to meet the repayment requirements due to a change in the borrower's financial circumstances;

     o the priority of the lien on the mortgaged property is impaired by an adverse governmental action; or

     o a regulatory agency has notified the originator that continued advances would constitute an unsafe and unsound practice.

     In addition, the borrower may be required to pay the entire balance due plus all other accrued but unpaid charges immediately, if:

     o    the borrower fails to make any required payment by the due date;

     o the borrower engaged in fraud or a material misrepresentation in connection with the origination of the IndyMac HELOC; or

     o the borrower's action or inaction adversely affects the mortgaged property or the holder of the mortgage note's rights in the mortgaged property.

     E-LOAN HELOCs. HELOCs originated by E-LOAN ("E-LOAN HELOCs") bear a variable rate computed based on the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal, plus a margin that is fixed until the maturity date. E-LOAN HELOC interest rates are subject to a maximum annual percentage rate of 18%. E-LOAN HELOCs are secured by first or second lien positions against the available equity of the related mortgaged properties. These E-LOAN HELOCs may be used for a variety of purposes, including a home purchase or refinance of an existing second mortgage. The maximum credit limits for the E-LOAN HELOCs are determined by the property type and CLTV as follows:

-----------------------------------------------------------------------------------
                               CLTV <= 80%                       80% < CLTV <= 100%
-----------------------------------------------------------------------------------
Owner-Occupied Residence       $250,000                          $250,000
-----------------------------------------------------------------------------------
Non-Owner-Occupied Residence   $250,000                          NA
                               (minimum FICO score of 700 also
                               required)
-----------------------------------------------------------------------------------
Second Home or Vacation Home   $100,000                          NA
                               (minimum FICO score of 700 also
                               required)
-----------------------------------------------------------------------------------

     E-LOAN HELOCs provide for a 10 year draw period and a minimum credit limit of $10,000. Finance charges apply during the draw period and is calculated by multiplying the unpaid E-LOAN HELOC balance at the end of each day in the current billing cycle by the applicable daily variable rate. Upon expiration of the draw period, the borrower has the option of paying off the E-LOAN HELOC balance in full, refinancing such balance or renewing the E-LOAN HELOC, provided that the borrower qualifies under the underwriting criteria at that time.

     The minimum monthly payment during the draw period is the amount of the accrued finance charge or $100, whichever is greater. The payment due date is the first day of the month. An annual fee of $75 is assessed on all E-LOAN HELOCs starting in the second year of the E-LOAN HELOC term. E-LOAN HELOCs may be repaid at any time without a prepayment penalty.

     Paul Financial HELOCs. HELOCs originated by Paul Financial ("Paul Financial HELOCs") bear a variable interest rate computed based on the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal, plus a margin. For Paul Financial HELOCs originated using full documentation, the interest rate is fixed for the first 3 months and adjusted monthly thereafter. This 3-month teaser interest rate is not available for Paul Financial HELOCs originated using NIV documentation, or Paul Financial HELOCs relating to non-owner-occupied mortgaged properties, second homes of 3 to 4 unit properties.

     Paul Financial HELOCs provide for a 10 year draw period, during which period minimum monthly payments of accrued interest are due. At the end of the draw period, the outstanding Paul Financial HELOC balance will be amortized over a 15 year repayment period. The minimum payment during the 15-year repayment period is the sum of accrued interest and 0.556% of the outstanding Paul Financial HELOC balance.

     The maximum credit limit available on the Paul Financial HELOCs is determined based on the type of mortgaged property, CLTV, FICO score and documentation form as follows:

----------------------------------------------------------------------------------
                                 FULL DOCUMENTATION
----------------------------------------------------------------------------------
                                                                          Minimum
Maximum Credit Limit            Property Types           Maximum CLTV   FICO Score
----------------------------------------------------------------------------------
$100,000               Primary Residence (1 unit)            100%         700
----------------------------------------------------------------------------------
$200,000               Primary Residence (1-2 units)          95%         680
----------------------------------------------------------------------------------
$200,000               Primary Residence (1-2 units)          90%         660
----------------------------------------------------------------------------------
$300,000               Primary Residence (1-2 units)          80%         660
----------------------------------------------------------------------------------
$200,000               Second Home (1 unit)                   80%         680
----------------------------------------------------------------------------------
$100,000               Second Home (1 unit)                   90%         660
----------------------------------------------------------------------------------
$200,000               Investment Property (1-2 units)        80%         680
----------------------------------------------------------------------------------
$100,000               Investment Property (1-2 units)        90%         660
----------------------------------------------------------------------------------
$100,000               Investment Property (3-4 units)        70%         680
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                                 NIV DOCUMENTATION
----------------------------------------------------------------------------------
                                                                          Minimum
Maximum Credit Limit            Property Types           Maximum CLTV   FICO Score
----------------------------------------------------------------------------------
$100,000               Primary Residence (1 unit)            100%         720
----------------------------------------------------------------------------------
$100,000               Primary Residence (1-2 units)          95%         680
----------------------------------------------------------------------------------
$200,000               Primary Residence (1-2 units)          90%         680
----------------------------------------------------------------------------------
$200,000               Primary Residence (1-2 units)          80%         660
----------------------------------------------------------------------------------
$300,000               Primary Residence (1-2 units)          70%         680
----------------------------------------------------------------------------------
$200,000               Second Home (1 unit)                   80%         680
----------------------------------------------------------------------------------
$100,000               Second Home (1 unit)                   90%         680
----------------------------------------------------------------------------------
$ 75,000               Investment Property (1-2 units)        90%         700
----------------------------------------------------------------------------------
$200,000               Investment Property (1-2 units)        80%         700
----------------------------------------------------------------------------------
$100,000               Investment Property (3-4 units)        70%         720
----------------------------------------------------------------------------------

     A mandatory termination fee is assessed if the Paul Financial HELOC is terminated within the first 36 months of the date of origination. An annual fee of $75 is charged on all Paul Financial HELOCs.

     Wachovia HELOCs. HELOCs originated or acquired by Wachovia ("Wachovia HELOCs") bear a variable interest rate computed using a "Prime Rate" index as published in the "Money Rates" table of the

Wall Street Journal as of the first business day of the calendar month, plus a margin. The interest rate is subject to applicable state law limitations but is not subject to any periodic cap. Wachovia HELOCs provide for a 15 year draw period, during which period the minimum payment due equals all unpaid finance charges and other charged imposed during the billing cycle together with any amount past due. The minimum initial draw is $10,000. Once the draw period ends, the outstanding balance must be repaid over 15 years. The minimum monthly payment during the 15 year repayment period is in an amount sufficient to amortize the outstanding balance.

     The minimum credit amount is $75,000 for first lien Wachovia HELOCs and $15,000 for second lien Wachovia HELOCs. The maximum credit amount is determined based on the property type, documentation form, maximum LTV and CLTV and minimum FICO score as follows:

-----------------------------------------------------------------------------------------
                                OWNER-OCCUPIED PROPERTIES
-----------------------------------------------------------------------------------------
             FULL DOCUMENTATION                       STATED INCOME DOCUMENTATION
-----------------------------------------------------------------------------------------
Maximum                                         Maximum
Credit       Maximum   Maximum   Minimum        Credit     Maximum   Maximum   Minimum
Amount       LTV       CLTV      FICO Score     Amount     LTV       CLTV      FICO Score
-----------------------------------------------------------------------------------------
$  500,000     100%      100%        660      $  400,000     90%       95%         660
-----------------------------------------------------------------------------------------
$  650,000      90%       95%        660      $  650,000     80%       90%         660
-----------------------------------------------------------------------------------------
$1,000,000      80%       90%        660      $1,000,000     70%       80%         700
-----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                      SECOND HOMES
---------------------------------------------------------------------------------------
             FULL DOCUMENTATION                       STATED INCOME DOCUMENTATION
---------------------------------------------------------------------------------------
Maximum                                        Maximum
Credit       Maximum   Maximum   Minimum       Credit    Maximum   Maximum   Minimum
Amount       LTV       CLTV      FICO Score    Amount    LTV       CLTV      FICO Score
---------------------------------------------------------------------------------------
$  400,000     90%        95%        660      $400,000     85%       90%         660
---------------------------------------------------------------------------------------
$  650,000     80%        90%        660      $600,000     80%       90%         660
---------------------------------------------------------------------------------------
$1,000,000     70%        80%        660                          NA
---------------------------------------------------------------------------------------
 2,000,000     70%       805         660                          NA
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------
                          INVESTMENT PROPERTY
                       (FULL DOCUMENTATION ONLY)
-----------------------------------------------------------------------
Maximum Credit Amount   Maximum LTV   Maximum CLTV   Minimum FICO Score
-----------------------------------------------------------------------
$400,000                    90%            95%               660
-----------------------------------------------------------------------
$650,000                    80%            90%               660
-----------------------------------------------------------------------
$1,000,000                  70%            80%               660
-----------------------------------------------------------------------

     A termination fee may be imposed to the extent permitted under applicable state law in the event that a borrower chooses to terminate the Wachovia HELOC prior to its maturity date. Similarly, a prepayment penalty may be imposed to the extent permitted under applicable state law.

Residential Lot Loan Terms

     All of the residential lot loans to be conveyed to the trust on the closing date were originated by the seller. The residential lot loans consist of either fixed rate mortgage loans ("fixed rate residential lot loans") or adjustable rate mortgage loans ("adjustable rate residential lot loans" ) and, in each case, the residential lot loans are considered balloon loans because they require a single balloon payment of outstanding principal balance at the end of the applicable amortizing period.

     Fixed rate residential lot loans have a fixed interest rate and require equal monthly payments of principal and interest for either the first two (2) or the first five (5) years following origination and such monthly payment amount is calculated based on a 30-year amortization schedule. At the end of either the 2-year or 5-year amortizing period, the fixed rate residential lot loans call for a single payment of the remaining principal balance. Adjustable rate residential lot loans have a fixed rate of interest for at least the first two
(2) or five (5) months following origination and, at the end of this fixed rate period, the interest rates on adjustable rate residential lot loans reset to a floating rate that adjusts based on an index of either the 6-month LIBOR or the twelve-month treasury average plus a margin. Fixed rate residential lot loans can be prepaid at any time without prepayment penalty charges.

     Adjustable rate residential lot loans have a five (5) year amortizing period that commences upon origination and during this 5-year amortizing period, and require borrowers to make monthly payments of principal and interest calculated based on a 30-year amortization schedule. At the end of the amortizing period, borrowers are required to pay off the remaining principal balance of the adjustable rate residential lot loans with a single payment. The mortgage rate for each adjustable rate residential lot loan adjusts either (i) each month after the initial adjustment date, (ii) every six months after the initial adjustment date or (iii) every twelve months after the initial adjustment date, in each case depending on the related index. Some of the adjustable rate residential lot loans are subject to prepayment penalty charges. The amount of mortgage rate adjustment that is permitted on each adjustment date is subject to certain limitations specified in the related mortgage note and is further limited to a lifetime cap. If a prepayment occurs within the first year, the borrower is required to pay a fee equal to 3% of the unpaid principal balance; if a prepayment occurs within the second year, the borrower is required to pay 2% of the unpaid principal balance; and if a prepayment occurs within the third year, the borrower is required to pay 1% of the unpaid principal balance. Such prepayment penalty charge will not be assessed if the prepayment occurs as a result of a sale in an arms' length transaction or if the proceeds used for the prepayment come from a construction or a construction-to-permanent loan funded by the seller.

     All residential lot loans are subject to a late fee of 5% of any overdue payment of principal or interest if such payment is more than fifteen (15) days past due. Each residential lot loan is secured by a mortgaged property that is considered "residential" in nature and is "improved" (i.e., the site is legally accessible by street and utilities such as sewer, electricity and water have either been brought to the site or are available in the street, but a dwelling does not exist on the mortgaged property).

Mortgage Pool Statistics

     Statistical Calculation Mortgage Pool

     The statistical calculation mortgage pool constitutes approximately 85.20% of the closing date mortgage pool. Approximately 56.21% of the statistical calculation mortgage pool consists of the statistical calculation HELOCs and approximately 43.79% of the statistical calculation mortgage pool consists of the statistical calculation lot loans. The statistical calculation mortgage pool consists of 6,399 statistical mortgage loans having an aggregate principal balance as of the statistical cut-off date of approximately $442,349,992, after application of scheduled payments due on or before the statistical cut-off date with respect to the statistical calculation lot loans and payments received on or before the statistical cut-off date with respect to the statistical calculation HELOCs. Such aggregate principal balance is permitted a variance of plus or minus 5% as of the closing date.

     The depositor believes that the information set forth in this prospectus supplement and in each of the statistical tables set forth below with respect to the statistical calculation mortgage pool in the aggregate, the statistical calculation HELOCs and the statistical calculation lot loans will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans will vary.

     Statistical Calculation HELOCs

     Approximately 56.57% of the statistical calculation HELOCs included in the trust fund as of the statistical cut-off date were originated by the seller and approximately 24.56%, 9.63% and 6.87% of the statistical calculation HELOCs were originated by E-LOAN, Metrocities and Paul Financial, respectively, and purchased from E-LOAN, Metrocities and Paul Financial by the seller pursuant to related mortgage loan purchase agreements. All of the statistical calculation HELOCs were originated under mortgage loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the statistical calculation HELOCs consist primarily of residential properties that are one- to four-family properties. Each mortgaged property was owner-occupied at the time of origination. The statistical calculation HELOCs were underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards are described under "Underwriting and Credit Criteria" in this prospectus supplement. No more than approximately 1.17% of the statistical calculation HELOCs were originated by any other single mortgage loan originator.

     Prior to the closing date, some of the statistical calculation HELOCs may be removed from the pool and other HELOCs may be substituted for those statistical calculation HELOCs removed. The seller believes that the information in this prospectus supplement relating to the statistical calculation HELOCs to be included in the pool as presently constituted is representative of the characteristics of the HELOCs to be included in the pool as of the closing date, although some characteristics may vary.

     In the information that follows, weighted average percentages are based upon the principal balances of the statistical calculation HELOCs on the statistical cut-off date.

     The statistical calculation mortgage pool includes a total of 5,111 HELOCs with an aggregate statistical cut-off date pool balance of approximately $248,626,075. As of the statistical cut-off date, the average principal balance was approximately $48,645, the minimum principal balance was approximately $11, the maximum principal balance was approximately $900,689, the minimum mortgage loan rate and the maximum mortgage loan rate were approximately 3.990% and 11.250% per annum, respectively, and the weighted average mortgage loan rate was approximately 5.521% per annum. As of the statistical cut-off date, the average credit limit utilization rate was approximately 72.99%, the minimum credit limit utilization rate was approximately 0.02% and the maximum credit limit utilization rate was approximately 100.98%. The credit limit utilization rate is determined by dividing the statistical cut-off date principal balance of a statistical calculation HELOC by the credit limit of the related Credit Line Agreement. The weighted average combined original mortgage loan-to-value ratio of the statistical calculation HELOCs was approximately 83.02% as of the statistical cut-off date.

     As of the statistical cut-off date, no statistical calculation HELOC had a combined loan-to-value ratio greater than approximately 100% and none of the statistical calculation HELOCs was delinquent by more than 30 days.

     Statistical Calculation Lot Loans

     Approximately 6.39% of the statistical calculation lot loans included in the trust fund consist of fixed rate lot loans and approximately 93.61% of the statistical calculation lot loans consist of adjustable rate lot loans with an interest rate consisting of an index based on either six-month LIBOR or the twelve-month treasury average plus a designated margin. The mortgaged properties securing the statistical calculation lot loans consist of improved land without structural improvements thereon. All of the statistical calculation lot loans were originated by the seller using its underwriting guidelines, which guidelines are described in "IndyMac Bank Lot Loan Program - Lot Loan Underwriting and Credit Criteria Guidelines."

     Prior to the closing date, some of the statistical calculation lot loans may be removed from the pool and other residential lot loans may be substituted for those removed statistical calculation lot loans. The seller believes that the information in this prospectus supplement relating to the statistical calculation lot loans to be included in the pool as presently constituted is representative of the characteristics of the statistical calculation lot loans to be included in the pool as of the closing date, although some characteristics may vary.

     The statistical calculation mortgage pool includes a total of 1,288 residential lot loans with an aggregate principal balance of approximately $193,723,917. As of the statistical cut-off date, 1,186 of such residential lot loans bear an adjustable interest rate and 102 of such residential lot loans bear a fixed interest rate. As of the statistical cut-off date, the average principal balance was approximately $150,407, the minimum mortgage loan rate and the maximum mortgage loan rate were approximately 4.875% and 10.750% per annum, respectively, and the weighted average mortgage loan rate was approximately 7.369% per annum. All of the statistical calculation lot loans are in first lien position at the time of origination. As of the statistical cut-off date, none of the statistical calculation lot loans had a combined loan-to-value ratio greater than 101% and none of the statistical calculation lot loans was delinquent by more than 30 days.

     Statistical Calculation Mortgage Pool

     The seller has compiled the following information as of the statistical cut-off date with respect to the statistical calculation mortgage pool:

                         Summary of Key Characteristics

                                                                      Statistical
                                          Statistical Calculation   Calculation Lot   Statistical Calculation
                                                   HELOCs                Loans             Mortgage Pool
                                          -----------------------   ---------------   -----------------------
      Total Number of Loans                               5,111               1,288                   6,399
Total Outstanding Loan Balance                     $248,626,075        $193,723,917            $442,349,992
Average Drawn Balance                                   $48,645      Not Applicable          Not Applicable
Average Credit Limit                                    $66,647      Not Applicable          Not Applicable
Average Credit Limit Utilization Rate                    72.99%      Not Applicable          Not Applicable
Current WA Coupon                                        5.521%              7.369%                  6.330%
Fixed Rate                                                0.00%               6.39%                   2.80%
6-month LIBOR (Wall Street Journal)                       0.00%              56.81%                  24.88%
1-year CMT (weekly)                                       0.00%              36.80%                  16.12%
Prime Rate                                              100.00%               0.00%                  56.21%
WA Margin (Adjustable only)                              1.553%              5.043%                  3.025%
WA Maximum Rate (Adjustable only)                       17.994%             13.401%                 16.057%
WA First Periodic Cap (Adjustable only)                    None              2.568%                  2.568%
WA Periodic Cap (Adjustable only)                          None              1.000%                  1.000%
WA Seasoning (months)                                  4 months            3 months                3 months
WA Remaining Term (months)                           211 months           55 months              143 months
WA Remaining Draw Term (months)                      127 months      Not Applicable          Not Applicable
WA CLTV                                                  83.02%              77.16%                  80.45%
WA Current FICO                                             716                 722                     719
Lien Position (% first / % junior)                2.82%/ 97.18%            100%/ 0%          45.38%/ 54.62%

Property Type

   Single Family                                         67.88%                  0%                  38.15%
   PUD                                                   17.16%                  0%                   9.65%
   Condo                                                 11.51%                  0%                   6.47%
   2-4 Family                                             3.46%                  0%                   1.94%
   Residential Lot                                           0%                100%                  43.79%

Occupancy Status

   Primary Home                                          96.89%
   Second Home                                            1.06%      Not Applicable          Not Applicable
   Investor Property                                      2.05%

Geographic Distribution

other states account individually for        CA          52.28%     CA       51.12%
   less than 5% of pool balance              FL          12.24%     HI        8.56%     CA           51.77%
                                             NY           5.29%     FL        6.09%     FL            9.54%

                           Current Principal Balances
                     (Statistical Calculation Mortgage Pool)

                                   Number of       Aggregate           Percentage of
                                    Mortgage      Outstanding      Aggregate Outstanding
Range of Principal Balances          Loans     Principal Balance     Principal Balance
--------------------------------   ---------   -----------------   ---------------------
$0.01 - $25,000.00..............     1,592      $ 19,096,345.55             4.32%
$25,000.01 - $50,000.00.........     1,944        70,683,292.50            15.98
$50,000.01 - $75,000.00.........     1,082        66,645,670.04            15.07
$75,000.01 - $100,000.00........       599        52,596,052.64            11.89
$100,000.01 - $200,000.00.......       786       108,933,736.31            24.63
$200,000.01 - $300,000.00.......       266        64,898,712.00            14.67
$300,000.01 - $400,000.00.......        65        22,525,501.71             5.09
$400,000.01 - $500,000.00.......        42        19,307,353.06             4.36
$500,000.01 - $600,000.00.......         9         5,037,700.33             1.14
$600,000.01 - $700,000.00.......         4         2,553,184.13             0.58
$700,000.01 - $800,000.00.......         3         2,233,077.55             0.50
$800,000.01 - $900,000.00.......         1           892,419.27             0.20
$900,000.01 - $1,000,000.00.....         4         3,752,616.75             0.85
$1,100,000.01 - $1,200,000.00...         1         1,135,735.53             0.26
$2,000,000.01 - $2,100,000.00...         1         2,058,595.07             0.47
                                     -----      ---------------           ------
Total:..........................     6,399      $442,349,992.44           100.00%
                                     =====      ===============           ======

     Original Combined Loan-to-Value Ratios (Statistical Calculation HELOCs) and Original Loan-to-Value Ratios (Statistical Calculation Lot Loans)

     The combined loan-to-value ratios on the statistical calculation HELOCs were calculated by dividing the sum of (i) the credit limit of the statistical calculation HELOCs and (ii) any outstanding principal balances of mortgage loans senior to such statistical calculation HELOCs (calculated generally at the date of origination of the statistical calculation HELOCs) by the most recent appraised value of the related mortgaged properties, as of the statistical cut-off date.

     The loan-to-value ratios on the statistical calculation lot loans were calculated by dividing the principal of such statistical calculation lot loans as of origination date by the most recent appraised value of the related mortgaged properties as of the statistical cut-off date.

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Range of Principal Balances        Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.01% - 40.00%................       112      $  4,936,110.82             1.12%
40.01% - 45.00%...............        59         3,202,925.14             0.72
45.01% - 50.00%...............        78         4,453,898.04             1.01
50.01% - 55.00%...............        86         4,944,032.81             1.12
55.01% - 60.00%...............       173         9,336,826.09             2.11
60.01% - 65.00%...............       215        20,476,871.89             4.63
65.01% - 70.00%...............       377        43,056,028.21             9.73
70.01% - 75.00%...............       645        61,714,895.88            13.95
75.01% - 80.00%...............      1089        96,062,860.37            21.72
80.01% - 85.00%...............       639        45,773,989.02            10.35
85.01% - 90.00%...............      1442        69,961,263.79            15.82
90.01% - 95.00%...............       571        27,475,686.18             6.21
95.01% - 100.00%..............       913        50,954,604.20            11.52
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                                  Loan Purpose
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Purpose                            Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Purchase......................     2,764      $276,188,854.20            62.44%
Cash Out Refinance............     3,474       158,752,752.33            35.89
Rate/Term Refinance...........       161         7,408,385.91             1.67
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                               Documentation Type
                     (Statistical Calculation Mortgage Pool)

                                 Mortgage                           % of Pool
Documentation Type                 Loans    Principal Balance   Principal Balance
------------------------------   --------   -----------------   -----------------
Reduced.......................     4,290     $284,605,949.72          64.34%
Full..........................     2,106      156,846,806.68          35.46
Limited.......................         3          897,236.04           0.20
                                   -----     ---------------         ------
Total:........................     6,399     $442,349,992.44         100.00%
                                   =====     ===============         ======

                             Geographic Distribution
                     (Statistical Calculation Mortgage Pool)

     The geographic locations used for the following table were determined by the property address for the related mortgaged property.

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
State                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Alabama.......................         8      $    243,577.28             0.06%
Alaska........................         2           324,616.75             0.07
Arizona.......................       217        11,614,037.23             2.63
Arkansas......................         6           218,053.15             0.05
California....................     2,713       229,015,109.73            51.77
Colorado......................       152         9,556,011.70             2.16
Connecticut...................        67         3,928,035.04             0.89
Delaware......................        12           430,312.86             0.10
District Of Columbia..........         3           205,399.05             0.05
Florida.......................       815        42,221,639.89             9.54
Georgia.......................       106         4,872,315.06             1.10
Hawaii........................       125        18,741,617.10             4.24
Idaho.........................        23         2,000,584.29             0.45
Illinois......................       139         6,347,935.61             1.44
Indiana.......................        15           620,238.53             0.14
Iowa..........................         8           309,750.92             0.07
Kansas........................         9           268,362.56             0.06
Kentucky......................         8           278,992.41             0.06
Louisiana.....................         9           248,623.04             0.06
Maine.........................        12           758,728.40             0.17
Maryland......................       117         4,976,283.79             1.12
Massachusetts.................        98         4,813,939.39             1.09
Michigan......................       107         3,608,732.12             0.82
Minnesota.....................        52         1,888,895.04             0.43
Mississippi...................         2            20,144.34             0.00
Missouri......................        29         1,068,293.13             0.24
Montana.......................        17         1,335,693.31             0.30
Nebraska......................         3            96,665.91             0.02
Nevada........................       162        15,524,882.70             3.51
New Hampshire.................        18           886,770.66             0.20
New Jersey....................       251        11,224,272.37             2.54
New Mexico....................        25         1,419,156.72             0.32
New York......................       333        18,526,361.82             4.19
North Carolina................        58         2,808,712.19             0.63
Ohio..........................        50         1,882,615.59             0.43
Oklahoma......................        12           362,454.62             0.08
Oregon........................        53         3,543,303.46             0.80
Pennsylvania..................        76         3,051,982.13             0.69
Rhode Island..................        15         1,736,167.71             0.39
South Carolina................        19         1,400,786.89             0.32
South Dakota..................         2           138,369.80             0.03
Tennessee.....................        20         1,009,173.65             0.23
Texas.........................        37         3,453,458.14             0.78
Utah..........................        40         2,786,790.84             0.63
Vermont.......................        12           556,108.91             0.13
Virginia......................       148         8,163,425.28             1.85
Washington....................       170        12,905,442.07             2.92
West Virginia.................         3           146,814.80             0.03
Wisconsin.....................        18           725,456.74             0.16
Wyoming.......................         3            84,897.72             0.02
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                               Current FICO Scores
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
FICO Score Rating                  Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
460 - 479.....................         2      $     35,859.27             0.01%
480 - 499.....................         7           177,363.24             0.04
500 - 519.....................         4           161,351.34             0.04
520 - 539.....................         7           504,700.72             0.11
540 - 559.....................        14           431,557.68             0.10
560 - 579.....................        10           438,297.10             0.10
580 - 599.....................        22           696,713.56             0.16
600 - 619.....................        30         1,267,212.29             0.29
620 - 639.....................       157        10,704,297.25             2.42
640 - 659.....................       521        25,025,805.08             5.66
660 - 679.....................       617        39,409,374.41             8.91
680 - 699.....................       839        59,959,375.59            13.55
700 - 719.....................     1,100        84,789,614.07            19.17
720 - 739.....................     1,000        70,929,407.53            16.03
740 - 759.....................       803        57,097,942.37            12.91
760 - 779.....................       727        54,806,145.50            12.39
780 - 799.....................       437        29,429,578.88             6.65
800 - 819.....................       101         6,431,445.56             1.45
820 - 839.....................         1            53,951.00             0.01
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                               Current Loan Rates
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Range of Loan Rates                Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
3.000% - 3.999%...............     1,335      $ 72,532,072.15            16.40%
4.000% - 4.999%...............       894        43,953,557.13             9.94
5.000% - 5.999%...............       837        47,827,644.75            10.81
6.000% - 6.999%...............     1,320        94,902,616.01            21.45
7.000% - 7.999%...............     1,278       143,577,479.73            32.46
8.000% - 8.999%...............       523        29,165,840.67             6.59
9.000% - 9.999%...............       169         8,096,924.84             1.83
10.000% - 10.999%.............        37         2,080,745.01             0.47
11.000% - 11.999%.............         6           213,112.15             0.05
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                                  Original Term
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
13 - 24.......................       102      $ 12,373,601.91             2.80%
49 - 60.......................     1,186       181,350,315.30            41.00
109 - 120.....................     1,305        70,206,517.52            15.87
169 - 180.....................         9           862,683.84             0.20
229 - 240.....................     3,191       140,635,755.61            31.79
289 - 300.....................       519        35,174,157.02             7.95
349 - 360.....................        87         1,746,961.24             0.39
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                                 Remaining Term
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
13 - 24.......................       102      $ 12,373,601.91             2.80%
25 - 36.......................         1           355,898.19             0.08
37 - 48.......................        35         4,863,798.96             1.10
49 - 60.......................     1,150       176,130,618.15            39.82
97 - 108......................         1            34,613.25             0.01
109 - 120.....................     1,304        70,171,904.27            15.86
169 - 180.....................         9           862,683.84             0.20
193 - 204.....................         6           117,992.44             0.03
205 - 216.....................        60         2,142,271.10             0.48
217 - 228.....................       331         7,639,674.25             1.73
229 - 240.....................     2,794       130,735,817.82            29.55
277 - 288.....................        17         1,449,398.80             0.33
289 - 300.....................       502        33,724,758.22             7.62
337 - 348.....................        48           691,399.53             0.16
349 - 360.....................        39         1,055,561.71             0.24
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                           Remaining Amortization Term
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
<= 300........................     5,024      $246,879,113.99            55.81%
325 - 336.....................         1           355,898.19             0.08
337 - 348.....................        83         5,555,198.49             1.26
349 - 360.....................     1,291       189,559,781.77            42.85
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                                      Index
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Index                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Fixed Rate....................       102      $ 12,373,601.91             2.80%
6 Month Libor (Wall St.)......       754       110,050,299.10            24.88
1 Year CMT (Weekly)...........       432        71,300,016.20            16.12
Prime Rate....................     5,111       248,626,075.23            56.21
                                   -----      ---------------           ------
Total:........................     6,399      $442,349,992.44           100.00%
                                   =====      ===============           ======

                                    Rate Type
                     (Statistical Calculation Mortgage Pool)


                                 Mortgage                           % of Pool
Rate Type                          Loans    Principal Balance   Principal Balance
------------------------------   --------   -----------------   -----------------
Adjustable....................     6,297     $429,976,390.53          97.20%
Fixed.........................       102       12,373,601.91           2.80
                                   -----     ---------------         ------
Total:........................     6,399     $442,349,992.44         100.00%
                                   =====     ===============         ======

      Next Rate Adjustment Date for Adjustable Rate Aggregate Mortgage Pool
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Date                               Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
November 2004.................     4,621      $223,367,347.76            51.95%
December 2004.................       490        25,258,727.47             5.87
January 2005..................       417        71,098,845.61            16.54
February 2005.................       212        30,056,047.91             6.99
March 2005....................       193        30,641,012.52             7.13
April 2005....................       130        16,955,970.24             3.94
May 2005......................       116        17,370,378.32             4.04
June 2005.....................       114        14,648,887.01             3.41
July 2005.....................         2           310,260.74             0.07
August 2005...................         1           109,921.17             0.03
November 2005.................         1           158,991.78             0.04
                                   -----      ---------------           ------
Total:........................     6,297      $429,976,390.53           100.00%
                                   =====      ===============           ======

   Maximum Mortgage Interest Rate for Adjustable Rate Aggregate Mortgage Pool
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
10.000% - 10.999%.............         2      $    595,926.53             0.14%
11.000% - 11.999%.............        42         5,445,262.75             1.27
12.000% - 12.999%.............       282        43,350,121.50            10.08
13.000% - 13.999%.............       779       123,667,080.02            28.76
14.000% - 14.999%.............        84         8,527,298.82             1.98
16.000% - 16.999%.............        43         1,474,337.88             0.34
18.000% - 18.999%.............     5,065       246,916,363.03            57.43
                                   -----      ---------------           ------
Total:........................     6,297      $429,976,390.53           100.00%
                                   =====      ===============           ======

 Minimum Mortgage Interest Rate (%) for Adjustable Rate Aggregate Mortgage Pool
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.000% - 0.999%...............     1,610      $ 84,926,120.73            19.75%
1.000% - 1.999%...............     1,435        70,913,869.46            16.49
2.000% - 2.999%...............     1,071        50,898,551.73            11.84
3.000% - 3.999%...............       720        31,006,822.54             7.21
4.000% - 4.999%...............       501        58,146,393.65            13.52
5.000% - 5.999%...............       936       129,348,429.05            30.08
6.000% - 6.999%...............        20         4,391,127.26             1.02
7.000% - 7.999%...............         3           129,867.75             0.03
8.000% - 8.999%...............         1           215,208.36             0.05
                                   -----      ---------------           ------
Total:........................     6,297      $429,976,390.53           100.00%
                                   =====      ===============           ======

         First Periodic Cap for Adjustable Rate Aggregate Mortgage Pool
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.000%........................     5,111      $248,626,075.23            57.82%
1.000%........................       756       110,279,605.27            25.65
5.000%........................       430        71,070,710.03            16.53
                                   -----      ---------------           ------
Total:........................     6,297      $429,976,390.53           100.00%
                                   =====      ===============           ======

            Periodic Cap for Adjustable Rate Aggregate Mortgage Pool
                     (Statistical Calculation Mortgage Pool)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.000%........................     5,111      $248,626,075.23            57.82%
1.000%........................     1,186       181,350,315.30            42.18
                                   -----      ---------------           ------
Total:........................     6,297      $429,976,390.53           100.00%
                                   =====      ===============           ======

          Statistical Calculation HELOCS

          The seller has compiled the following information as of the statistical cut-off date with respect to the statistical calculation HELOCs.

                           Current Principal Balances
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
Range of Current Principal        Mortgage      Outstanding      Aggregate Outstanding
Balances                           Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
$0.01 - $2,500.00.............       274      $    191,219.82             0.08%
$2,500.01 - $5,000.00.........       143           560,465.13             0.23
$5,000.01 - $7,500.00.........       115           710,197.81             0.29
$7,500.01 - $10,000.00........       128         1,160,844.55             0.47
$10,000.01 - $20,000.00.......       588         8,876,359.28             3.57
$20,000.01 - $30,000.00.......       755        19,531,981.98             7.86
$30,000.01 - $40,000.00.......       724        24,879,283.72            10.01
$40,000.01 - $50,000.00.......       574        25,804,242.86            10.38
$50,000.01 - $60,000.00.......       423        23,071,879.79             9.28
$60,000.01 - $70,000.00.......       312        20,124,711.23             8.09
$70,000.01 - $80,000.00.......       268        19,940,018.72             8.02
$80,000.01 - $90,000.00.......       160        13,493,514.46             5.43
$90,000.01 - $100,000.00......       192        18,421,410.18             7.41
$100,000.01 - $150,000.00.....       278        32,995,969.00            13.27
$150,000.01 - $200,000.00.....       100        17,366,536.87             6.99
$200,000.01 - $250,000.00.....        42         9,145,496.39             3.68
$250,000.01 - $300,000.00.....        13         3,355,824.51             1.35
$300,000.01 - $350,000.00.....         7         2,202,146.82             0.89
$350,000.01 - $400,000.00.....         6         2,275,698.40             0.92
$400,000.01 - $450,000.00.....         4         1,622,706.49             0.65
Greater than or equal
   to $450,000.01.............         5         2,895,567.22             1.16
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                 Occupancy Type
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Occupancy                          Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Primary Home..................     4,931      $240,882,893.39            96.89%
Investment....................       128         5,108,450.60             2.05
Second Home...................        52         2,634,731.24             1.06
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                               Documentation Type
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Documentation Type                 Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Full..........................     1,373      $ 64,205,746.87            25.82%
Reduced.......................     3,738       184,420,328.36            74.18%
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                     Original Combined Loan-to-Value Ratios
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
Range of Original Combined        Mortgage      Outstanding      Aggregate Outstanding
Loan-to-Value Ratios               Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
5.01% - 10.00%................         3      $     69,769.06             0.03%
10.01% - 15.00%...............        11           388,576.82             0.16
15.01% - 20.00%...............         8           299,484.34             0.12
20.01% - 25.00%...............        10           283,289.86             0.11
25.01% - 30.00%...............        13           359,435.40             0.14
30.01% - 35.00%...............        24         1,165,218.41             0.47
35.01% - 40.00%...............        34         1,577,104.42             0.63
40.01% - 45.00%...............        54         2,475,901.68             1.00
45.01% - 50.00%...............        63         2,434,075.35             0.98
50.01% - 55.00%...............        82         4,145,115.03             1.67
55.01% - 60.00%...............       157         6,679,685.76             2.69
60.01% - 65.00%...............       188        10,364,202.97             4.17
65.01% - 70.00%...............       272        15,293,807.94             6.15
70.01% - 75.00%...............       393        20,772,062.44             8.35
75.01% - 80.00%...............       615        35,071,327.60            14.11
80.01% - 85.00%...............       487        22,616,691.16             9.10
85.01% - 90.00%...............     1,216        46,591,695.26            18.74
90.01% - 95.00%...............       568        27,084,027.53            10.89
95.01% - 100.00%..............       913        50,954,604.20            20.49
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                  Loan Purpose
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Purpose                            Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Cash Out Refinance............     3,474      $158,752,752.33            63.85%
Purchase......................     1,479        82,743,193.71            33.28
Rate/Term Refinance...........       158         7,130,129.19             2.87
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                  Property Type
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Property Type                      Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Single-Family.................     3,493      $168,757,770.51            67.88%
PUD...........................       825        42,662,049.17            17.16
Condo.........................       622        28,608,675.07            11.51
2 - 4 Family..................       171         8,597,580.48             3.46
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                             Geographic Distribution
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
States                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
California....................     2,191      $129,984,146.56            52.28%
Florida.......................       710        30,425,320.12            12.24
New York......................       305        13,151,886.00             5.29
New Jersey....................       240         9,672,908.59             3.89
Nevada........................       114         5,997,363.05             2.41
Arizona.......................       168         5,984,808.71             2.41
Virginia......................       123         5,645,000.54             2.27
Washington....................        96         5,146,074.18             2.07
Illinois......................       125         4,818,185.42             1.94
Maryland......................       112         4,035,348.95             1.62
Colorado......................       101         3,789,325.05             1.52
Massachusetts.................        88         3,569,969.27             1.44
Georgia.......................        88         3,134,054.19             1.26
Michigan......................        97         2,503,445.43             1.01
Connecticut...................        56         2,353,326.26             0.95
Hawaii........................        33         2,164,993.99             0.87
Pennsylvania..................        63         2,021,626.25             0.81
Minnesota.....................        49         1,561,136.18             0.63
North Carolina................        43         1,474,337.88             0.59
Oregon........................        30         1,127,704.12             0.45
Ohio..........................        42         1,101,175.97             0.44
Rhode Island..................        11           906,219.95             0.36
Missouri......................        26           863,937.40             0.35
Utah..........................        21           767,719.39             0.31
New Mexico....................        18           697,780.74             0.28
Wisconsin.....................        16           657,746.23             0.26
Tennessee.....................        15           602,482.58             0.24
Maine.........................         8           510,581.78             0.21
New Hampshire.................        15           507,308.40             0.20
South Carolina................         9           421,822.28             0.17
Delaware......................        11           354,194.52             0.14
Iowa..........................         8           309,750.92             0.12
Kentucky......................         8           278,992.41             0.11
Vermont.......................         8           261,100.72             0.11
Oklahoma......................         9           248,328.18             0.10
Alabama.......................         8           243,577.28             0.10
Idaho.........................         6           232,609.63             0.09
Indiana.......................         8           229,595.77             0.09
District Of Columbia..........         3           205,399.05             0.08
Kansas........................         8           201,040.82             0.08
Louisiana.....................         7           154,827.79             0.06
Nebraska......................         3            96,665.91             0.04
Arkansas......................         2            62,573.92             0.03
Montana.......................         3            43,638.59             0.02
South Dakota..................         1            39,369.80             0.02
Wyoming.......................         1            30,715.32             0.01
Mississippi...................         2            20,144.34             0.01
West Virginia.................         2            15,814.80             0.01
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                               Current FICO Scores
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
FICO Score Rating                  Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
461 - 480.....................         2      $     35,859.27             0.01%
481 - 500.....................         7           177,363.24             0.07
501 - 520.....................         6           174,110.11             0.07
521 - 540.....................         5           491,941.95             0.20
541 - 560.....................        14           431,557.68             0.17
561 - 580.....................        11           463,284.90             0.19
581 - 600.....................        22           696,897.69             0.28
601 - 620.....................        37         1,499,863.93             0.60
621 - 640.....................       112         4,914,910.66             1.98
641 - 660.....................       474        17,648,958.30             7.10
661 - 680.....................       518        25,349,381.28            10.20
681 - 700.....................       680        34,804,699.49            14.00
701 - 720.....................       868        44,905,773.52            18.06
721 - 740.....................       800        41,440,605.61            16.67
741 - 760.....................       614        29,317,346.89            11.79
761 - 780.....................       552        28,167,287.84            11.33
781 - 800.....................       314        14,764,620.43             5.94
801 - 820.....................        74         3,287,661.44             1.32
821 - 840.....................         1            53,951.00             0.02
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                  Credit Limits
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Range of Credit Limits             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
$7,500.01 - $10,000.00........        24      $    182,045.12             0.07%
$10,000.01 - $20,000.00.......       394         5,021,357.92             2.02
$20,000.01 - $30,000.00.......       759        16,735,478.99             6.73
$30,000.01 - $40,000.00.......       662        19,708,813.75             7.93
$40,000.01 - $50,000.00.......       691        25,165,452.87            10.12
$50,000.01 - $60,000.00.......       477        21,486,509.31             8.64
$60,000.01 - $70,000.00.......       355        18,683,519.45             7.51
$70,000.01 - $80,000.00.......       477        22,586,647.55             9.08
$80,000.01 - $90,000.00.......       167        11,819,985.02             4.75
$90,000.01 - $100,000.00......       515        33,883,371.88            13.63
$100,000.01 - $150,000.00.....       276        26,561,287.11            10.68
$150,000.01 - $200,000.00.....       190        23,716,401.27             9.54
$200,000.01 - $250,000.00.....        92        12,362,667.12             4.97
$250,000.01 - $300,000.00.....         8         2,033,953.11             0.82
$300,000.01 - $350,000.00.....         1           349,000.00             0.14
$350,000.01 - $400,000.00.....        16         4,996,840.07             2.01
$400,000.01 - $500,000.00.....         6         2,432,056.10             0.98
Greater than or equal to
   $500,000.01................         1           900,688.59             0.36
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                         Credit Limit Utilization Rates
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
Range of Credit Limit             Mortgage      Outstanding      Aggregate Outstanding
Utilization                        Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.001% - 10.000% .............       391      $    900,225.04             0.36%
10.001% - 20.000% ............       220         2,364,755.01             0.95
20.001% - 30.000% ............       198         3,982,412.52             1.60
30.001% - 40.000% ............       187         4,440,847.56             1.79
40.001% - 50.000% ............       188         6,121,456.17             2.46
50.001% - 60.000% ............       200         8,485,549.86             3.41
60.001% - 70.000% ............       191         9,239,950.96             3.72
70.001% - 80.000% ............       213        10,967,123.13             4.41
80.001% - 90.000% ............       249        14,569,748.62             5.86
90.001% - 100.000% ...........     1,708        97,384,216.49            39.17
100.001% - 101.000% ..........     1,366        90,169,789.87            36.27
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                     Margins
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
Range of Margins                   Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.250% - 0.001% ..............       301      $ 15,439,856.79             6.21%
0.000% - 0.249% ..............       685        33,643,586.73            13.53
0.250% - 0.499% ..............       167        10,279,875.96             4.13
0.500% - 0.749% ..............       283        14,246,231.37             5.73
0.750% - 0.999% ..............       174        11,316,569.88             4.55
1.000% - 1.249% ..............       376        16,875,924.95             6.79
1.250% - 1.499% ..............       193        11,630,870.48             4.68
1.500% - 1.749% ..............       425        22,590,983.26             9.09
1.750% - 1.999% ..............       441        19,816,090.77             7.97
2.000% - 2.249% ..............       324        14,547,527.88             5.85
2.250% - 2.499% ..............       319        13,290,205.55             5.35
2.500% - 2.749% ..............       283        15,100,442.71             6.07
2.750% - 2.999% ..............       145         7,960,375.59             3.20
3.000% - 3.249% ..............       270        13,153,861.40             5.29
3.250% - 3.499% ..............       241         7,696,297.43             3.10
3.500% - 3.999% ..............       209        10,156,663.71             4.09
4.000% - 4.499% ..............       133         6,427,156.77             2.59
4.500% - 4.999% ..............        66         2,470,149.26             0.99
5.000% - 5.499% ..............        50         1,193,022.05             0.48
5.500% - 5.999% ..............        16           511,218.09             0.21
6.000% - 6.499% ..............         4           132,749.94             0.05
6.500% - 6.999% ..............         4           119,060.86             0.05
Greater than or equal to
   7.000% ....................         2            27,353.80             0.01
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                               Current Loan Rates
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                 Mortgage       Outstanding      Aggregate Outstanding
Range of Loan Rates                Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
3.501% - 4.000% ..............     1,341      $ 72,831,160.55            29.29%
4.001% - 4.500% ..............       158         8,371,527.49             3.37
4.501% - 5.000% ..............       840        42,016,536.30            16.90
5.001% - 5.500% ..............       348        17,691,026.03             7.12
5.501% - 6.000% ..............       386        18,299,614.07             7.36
6.001% - 6.500% ..............       670        32,036,573.56            12.89
6.501% - 7.000% ..............       469        19,297,176.02             7.76
7.001% - 7.500% ..............       198        11,255,073.08             4.53
7.501% - 8.000% ..............       360        12,994,814.94             5.23
8.001% - 8.500% ..............       118         5,794,013.62             2.33
8.501% - 9.000% ..............        89         3,772,719.34             1.52
9.001% - 9.500% ..............        63         2,385,355.62             0.96
9.501% - 10.000% .............        48         1,144,188.88             0.46
10.001% - 10.500% ............        14           430,989.53             0.17
10.501% - 11.000% ............         4           120,138.15             0.05
11.001% - 11.500% ............         5           185,168.05             0.07
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                               Maximum Loan Rates
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Maximum Loan Rates                 Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
12.630% ......................         1      $     19,757.88             0.01%
13.000% ......................         1           180,285.87             0.07
14.750% ......................         1            35,330.57             0.01
16.000% ......................        43         1,474,337.88             0.59
18.000% ......................     4,862       236,432,435.68            95.10
18.250% ......................       202        10,453,745.50             4.20
18.500% ......................         1            30,181.85             0.01
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                  Original Term
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
120 ..........................     1,305      $ 70,206,517.52            28.24%
180 ..........................         9           862,683.84             0.35
240 ..........................     3,191       140,635,755.61            56.57
300 ..........................       519        35,174,157.02            14.15
360 ..........................        87         1,746,961.24             0.70
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                 Remaining Term
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
less than or equal to 110.....         9      $    806,125.13             0.32%
111 - 115.....................       859        48,290,039.04            19.42
116 - 120.....................       437        21,110,353.35             8.49
176 - 180.....................         9           862,683.84             0.35
191 - 195.....................         2            15,026.99             0.01
196 - 200.....................         1                75.00             0.00
201 - 205.....................         4           115,934.51             0.05
206 - 210.....................         7           411,757.06             0.17
211 - 215.....................        42         1,430,663.72             0.58
216 - 220.....................        51         1,611,741.65             0.65
221 - 225.....................       119         3,288,246.66             1.32
226 - 230.....................       250         5,500,761.57             2.21
231 - 235.....................       514        17,798,099.86             7.16
236 - 240.....................     2,201       110,463,448.59            44.43
286 - 290.....................        37         2,667,750.49             1.07
291 - 295.....................       281        19,000,851.27             7.64
296 - 300.....................       201        13,505,555.26             5.43
341 - 345.....................        31           517,075.74             0.21
346 - 350.....................        24           347,244.05             0.14
351 - 355.....................        32           882,641.45             0.36
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                              Original Draw Period
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
120 ..........................     4,864      $232,247,289.22            93.41%
180 ..........................        12           755,935.74             0.30
300 ..........................       235        15,622,850.27             6.28
                                   -----      ---------------           ------
Total: .......................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                              Remaining Draw Period
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
71 - 75.......................         2      $     15,026.99             0.01%
76 - 80.......................         1                75.00             0.00
81 - 85.......................         5           142,004.88             0.06
86 - 90.......................         8           423,919.75             0.17
91 - 95.......................        48         1,603,660.60             0.65
96 - 100......................        58         1,777,243.23             0.71
101 - 105.....................       201         4,473,183.43             1.80
106 - 110.....................       320         9,958,533.53             4.01
111 - 115.....................     1,585        78,994,633.10            31.77
116 - 120.....................     2,636       134,859,008.71            54.24
176 - 180.....................        12           755,935.74             0.30
291 - 295.....................       147         9,049,131.28             3.64
296 - 300.....................        88         6,573,718.99             2.64
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                Origination Year
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Year                               Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
2001..........................         8      $    157,106.87             0.06%
2002..........................        77         2,700,735.40             1.09
2003..........................       479        13,240,491.12             5.33
2004..........................     4,547       232,527,741.84            93.53
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

                                  Lien Position
                        (Statistical Calculation HELOCs)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Lien Position                      Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
1st Lien......................        94      $  7,003,073.55             2.82%
2nd Lien......................     5,017       241,623,001.68            97.18
                                   -----      ---------------           ------
Total:........................     5,111      $248,626,075.23           100.00%
                                   =====      ===============           ======

          Statistical Calculation Lot Loans

          The seller has compiled the following information as of the statistical cut-off date with respect to the statistical calculation lot loans.

                           Current Principal Balances
                       (Statistical Calculation Lot Loans)

                                   Number of       Aggregate           Percentage of
Range of Current                    Mortgage      Outstanding      Aggregate Outstanding
Principal Balances                   Loans     Principal Balance     Principal Balance
--------------------------------   ---------   -----------------   ---------------------
$0.01 - $25,000.00..............        50      $    957,996.04             0.49%
$25,000.01 - $50,000.00.........       185         7,107,046.86             3.67
$50,000.01 - $75,000.00.........       184        11,623,571.60             6.00
$75,000.01 - $100,000.00........       142        12,566,616.70             6.49
$100,000.01 - $200,000.00.......       408        58,571,230.44            30.23
$200,000.01 - $300,000.00.......       211        52,397,391.10            27.05
$300,000.01 - $400,000.00.......        52        18,047,656.49             9.32
$400,000.01 - $500,000.00.......        36        16,692,517.09             8.62
$500,000.01 - $600,000.00.......         7         4,034,951.18             2.08
$600,000.01 - $700,000.00.......         4         2,553,184.13             1.32
$700,000.01 - $800,000.00.......         3         2,233,077.55             1.15
$800,000.01 - $900,000.00.......         1           892,419.27             0.46
$900,000.01 - $1,000,000.00.....         3         2,851,928.16             1.47
$1,100,000.01 - $1,200,000.00...         1         1,135,735.53             0.59
$2,000,000.01 - $2,100,000.00...         1         2,058,595.07             1.06
                                     -----      ---------------           ------
Total:..........................     1,288      $193,723,917.21           100.00%
                                     =====      ===============           ======

                          Original Loan-to-Value Ratios
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
Range of Original Combined        Mortgage      Outstanding      Aggregate Outstanding
Loan-to-Value Ratios               Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
0.01% - 40.00%................         9      $    793,232.51             0.41%
40.01% - 45.00%...............         5           727,023.46             0.38
45.01% - 50.00%...............        15         2,019,822.69             1.04
50.01% - 55.00%...............         4           798,917.78             0.41
55.01% - 60.00%...............        16         2,657,140.33             1.37
60.01% - 65.00%...............        27        10,112,668.92             5.22
65.01% - 70.00%...............       105        27,762,220.27            14.33
70.01% - 75.00%...............       252        40,942,833.44            21.13
75.01% - 80.00%...............       474        60,991,532.77            31.48
80.01% - 85.00%...............       152        23,157,297.86            11.95
85.01% - 90.00%...............       226        23,369,568.53            12.06
90.01% - 95.00%...............         3           391,658.65             0.20
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                  Loan Purpose
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Purpose                            Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Purchase......................     1,285      $193,445,660.49            99.86%
Rate/Term Refinance...........         3           278,256.72             0.14
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                               Documentation Type
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Documentation Type                 Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Reduced.......................       552      $100,185,621.36            51.72%
Full..........................       733        92,641,059.81            47.82
Limited.......................         3           897,236.04             0.46
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                    Rate Type
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Documentation Type                 Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Adjustable....................     1,186      $181,350,315.30            93.61%
Fixed.........................       102        12,373,601.91             6.39
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                      Index
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Index                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Fixed Rate....................       102      $ 12,373,601.91             6.39%
6 Month Libor (Wall St.)......       754       110,050,299.10            56.81
1 Year CMT (Weekly)...........       432        71,300,016.20            36.80
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                        Margin
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Margin                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
4.000% - 4.999% ..............       302      $ 49,249,087.62            27.16%
5.000% - 5.999% ..............       870       127,644,188.91            70.39
6.000% - 6.999% ..............        12         4,139,316.46             2.28
7.000% - 7.999% ..............         1           102,513.95             0.06
8.000% - 8.999% ..............         1           215,208.36             0.12
                                   -----      ---------------           ------
Total: .......................     1,186      $181,350,315.30           100.00%
                                   =====      ===============           ======

                                Geographic Distribution
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
State                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
Alaska .......................         2      $    324,616.75             0.17%
Arizona ......................        49         5,629,228.52             2.91
Arkansas .....................         4           155,479.23             0.08
California ...................       522        99,030,963.17            51.12
Colorado .....................        51         5,766,686.65             2.98
Connecticut ..................        11         1,574,708.78             0.81
Delaware .....................         1            76,118.34             0.04
Florida ......................       105        11,796,319.77             6.09
Georgia ......................        18         1,738,260.87             0.90
Hawaii .......................        92        16,576,623.11             8.56
Idaho ........................        17         1,767,974.66             0.91
Illinois .....................        14         1,529,750.19             0.79
Indiana ......................         7           390,642.76             0.20
Kansas .......................         1            67,321.74             0.03
Louisiana ....................         2            93,795.25             0.05
Maine ........................         4           248,146.62             0.13
Maryland .....................         5           940,934.84             0.49
Massachusetts ................        10         1,243,970.12             0.64
Michigan .....................        10         1,105,286.69             0.57
Minnesota ....................         3           327,758.86             0.17
Missouri .....................         3           204,355.73             0.11
Montana ......................        14         1,292,054.72             0.67
Nevada .......................        48         9,527,519.65             4.92
New Hampshire ................         3           379,462.26             0.20
New Jersey ...................        11         1,551,363.78             0.80
New Mexico ...................         7           721,375.98             0.37
New York .....................        28         5,374,475.82             2.77
North Carolina ...............        15         1,334,374.31             0.69
Ohio .........................         8           781,439.62             0.40
Oklahoma .....................         3           114,126.44             0.06
Oregon .......................        23         2,415,599.34             1.25
Pennsylvania .................        13         1,030,355.88             0.53
Rhode Island .................         4           829,947.76             0.43
South Carolina ...............        10           978,964.61             0.51
South Dakota .................         1            99,000.00             0.05
Tennessee ....................         5           406,691.07             0.21
Texas ........................        37         3,453,458.14             1.78
Utah .........................        19         2,019,071.45             1.04
Vermont ......................         4           295,008.19             0.15
Virginia .....................        25         2,518,424.74             1.30
Washington ...................        74         7,759,367.89             4.01
West Virginia ................         1           131,000.00             0.07
Wisconsin ....................         2            67,710.51             0.03
Wyoming ......................         2            54,182.40             0.03
                                   -----      ---------------           ------
Total: .......................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                  Current FICO Scores
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
FICO Score Rating                  Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
620 - 639 ....................        60      $  6,366,390.05             3.29%
640 - 659 ....................        54         7,582,792.54             3.91
660 - 679 ....................       109        15,431,520.43             7.97
680 - 699 ....................       179        25,931,540.85            13.39
700 - 719 ....................       218        38,791,704.36            20.02
720 - 739 ....................       185        29,714,047.93            15.34
740 - 759 ....................       187        26,997,931.85            13.94
760 - 779 ....................       174        26,691,264.11            13.78
780 - 799 ....................        99        13,184,893.89             6.81
800 - 819 ....................        23         3,031,831.20             1.57
                                   -----      ---------------           ------
Total: .......................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                  Current Loan Rates
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Range of Loan Rates                Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
4.000% - 4.999% ..............         1      $     65,419.46             0.03%
5.000% - 5.999% ..............        77        10,263,200.65             5.30
6.000% - 6.999% ..............       286        45,255,597.44            23.36
7.000% - 7.999% ..............       741       118,259,766.78            61.05
8.000% - 8.999% ..............       132        14,863,622.96             7.67
9.000% - 9.999% ..............        34         3,665,084.96             1.89
10.000% - 10.999% ............        17         1,351,224.96             0.70
                                   -----      ---------------           ------
Total: .......................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                     Original Term
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
13 - 24 ......................       102      $ 12,373,601.91             6.39%
49 - 60 ......................     1,186       181,350,315.30            93.61
                                   -----      ---------------           ------
Total: .......................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                                    Remaining Term
                          (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
13 - 24 ......................       102      $ 12,373,601.91             6.39%
25 - 36 ......................         1           355,898.19             0.18
37 - 48 ......................        35         4,863,798.96             2.51
49 - 60 ......................     1,150       176,130,618.15            90.92
                                   -----      ---------------           ------
Total: .......................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

                           Remaining Amortization Term
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Months                             Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
325 - 336.....................         1      $    355,898.19             0.18%
337 - 348.....................        35         4,863,798.96             2.51
349 - 360.....................     1,252       188,504,220.06            97.31
                                   -----      ---------------           ------
Total:........................     1,288      $193,723,917.21           100.00%
                                   =====      ===============           ======

             Next Rate Adjustment Date for Adjustable Rate Lot Loans
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Date                               Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
January 1, 2005...............       417      $ 71,098,845.61            39.21%
February 1, 2005..............       212        30,056,047.91            16.57
March 1, 2005.................       193        30,641,012.52            16.90
April 1, 2005.................       130        16,955,970.24             9.35
May 1, 2005...................       116        17,370,378.32             9.58
June 1, 2005..................       114        14,648,887.01             8.08
July 1, 2005..................         2           310,260.74             0.17
August 1, 2005................         1           109,921.17             0.06
November 1, 2005..............         1           158,991.78             0.09
                                   -----      ---------------           ------
Total:........................     1,186      $181,350,315.30           100.00%
                                   =====      ===============           ======

          Maximum Mortgage Interest Rate for Adjustable Rate Lot Loans
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
10.000% - 10.999%.............         2      $    595,926.53             0.33%
11.000% - 11.999%.............        42         5,445,262.75             3.00
12.000% - 12.999%.............       281        43,330,363.62            23.89
13.000% - 13.999%.............       778       123,486,794.15            68.09
14.000% - 14.999%.............        83         8,491,968.25             4.68
                                   -----      ---------------           ------
Total:........................     1,186      $181,350,315.30           100.00%
                                   =====      ===============           ======

        Minimum Mortgage Interest Rate (%) for Adjustable Rate Lot Loans
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
4.000% - 4.999%...............       302      $ 49,249,087.62            27.16%
5.000% - 5.999%...............       870       127,644,188.91            70.39
6.000% - 6.999%...............        12         4,139,316.46             2.28
7.000% - 7.999%...............         1           102,513.95             0.06
8.000% - 8.999%...............         1           215,208.36             0.12
                                   -----      ---------------           ------
Total:........................     1,186      $181,350,315.30           100.00%
                                   =====      ===============           ======

                First Periodic Cap for Adjustable Rate Lot Loans
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
1.000%........................       756     $110,279,605.27             60.81%
5.000%........................       430       71,070,710.03             39.19
                                   -----      ---------------           ------
Total:........................     1,186     $181,350,315.30            100.00%
                                   =====     ===============            ======

                   Periodic Cap for Adjustable Rate Lot Loans
                       (Statistical Calculation Lot Loans)

                                 Number of       Aggregate           Percentage of
                                  Mortgage      Outstanding      Aggregate Outstanding
Rates                              Loans     Principal Balance     Principal Balance
------------------------------   ---------   -----------------   ---------------------
1.000%........................     1,186      $181,350,315.30           100.00%
                                   -----      ---------------           ------
Total:........................     1,186      $181,350,315.30           100.00%
                                   =====      ===============           ======

Eligibility Criteria for Additional HELOCs

     As described in this prospectus supplement under "Description of the Notes--Payments on the Notes" and "--Overcollateralization, Excess Interest and the Revolving Period Funding Account," at the option of the seller, payments of principal received on the mortgage loans in the period from the Cut-Off Date to and including the payment date in October 2006, unless a Rapid Amortization Event occurs, may be used to purchase additional HELOCs pursuant to the terms of the subsequent transfer agreements. The additional HELOCs may have characteristics which differ from the HELOCs initially included in the trust fund. Accordingly, the statistical characteristics of the HELOCs in the trust fund will vary upon the acquisition of any additional HELOCs. Additional HELOCs may be originated by one of the mortgage loan originators described in this prospectus supplement or by another mortgage loan originator. The underwriting and credit criteria applicable to any additional HELOC may be different from the criteria described in this prospectus supplement.

     The option of the seller to sell additional HELOCs to the trust is subject to the following requirements in addition to other requirements set forth in the sale and servicing agreement:

     o the additional HELOCs may not be 30 or more days delinquent as of the date they are transferred to the trust;

     o the remaining term to stated maturity of each additional HELOC will not exceed 360 months (or the final maturity date of the notes, if earlier);

     o the additional HELOCs will be secured by a mortgage in a first or second lien position;

     o each additional HELOC will have a fully-indexed margin between -0.250% and 8.875%;

     o each additional HELOC will not have a principal balance in excess of $500,000;

     o each additional HELOC will have a credit limit between $4,000 and $500,000;

     o each additional HELOC will have been originated under the related mortgage loan originator's "full documentation" or "reduced documentation" underwriting criteria;

     o each additional HELOC will have a combined loan-to-value ratio less than or equal to 101%;

     o each additional HELOC will have a Utilization less than or equal to 101%;

     o each additional HELOC will have a credit score greater than or equal to 600; and

     o    no additional HELOC will provide for negative amortization.

     Such pool of additional HELOCs subsequently transferred will have the following characteristics:

     o    a weighted average fully-indexed margin of at least 1.75%;

     o a weighted average combined loan-to-value ratio less than or equal to 85%;

     o    a weighted average credit score of 710 or greater;

     o    no more than 22% of the pool will have a credit score less than 660;

     o at least 72% of the HELOCs in the pool will be secured by a single family residence;

     o at least 95% of the HELOCs in the pool will be secured by an owner-occupied property;

     o no more than 80% of the pool will have a loan purpose of cash-out refinance;

     o at least 50% of the HELOCs in the pool will have been originated under the related mortgage loan originator's "full documentation" underwriting criteria;

     o no more than 60% of the HELOCs in the pool will be secured by a property located in the state of California;

     o no more than 15% of the HELOCs in the pool will be secured by a property located in a state other than the state of California; and

     o the weighted average credit score of the additional HELOCs with a CLTV greater than 90%, determined on the basis of the credit limits, is 710.

                   Certain Regulatory Matters Related to Banks

     General

     The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

     Certain Matters Relating to Conservatorship and Receivership

     The transfer of the mortgage loans by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.

     Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the mortgage loans if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are "legally isolated" from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the mortgage loans and the mortgage loan purchase agreement are intended to satisfy all of these conditions.

     Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller's transfer of the mortgage loans or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the mortgage loans as a borrowing secured by a pledge of the mortgage loans instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the mortgage loans. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the mortgage loans. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

     Certain Regulatory Matters

     If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

     While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the mortgage loan purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the surety provider fails to perform under the Note Policy, reduced.

                            Description of the Notes

General

     The notes will be issued under an indenture dated as of December 22, 2004, between the trust and the indenture trustee. The trust will issue the notes together with two subordinate classes of certificates and the seller interest in exchange for the transfer of the mortgage loans. The seller or an affiliate of the seller will initially retain the seller interest and the subordinate certificates.

     The following summaries describe provisions of the notes, the sale and servicing agreement, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

     The notes will be issued in book-entry form only. The notes will be freely transferable and exchangeable at the corporate trust office of the indenture trustee.

Book-Entry Notes

     The notes will be in book-entry form. Persons acquiring beneficial ownership interests in the notes, or beneficial owners, will hold their notes through The Depository Trust Company, New York, New York ("DTC") in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

     The book-entry notes will initially be registered in the name of Cede & Co., the nominee of DTC. Unless and until definitive notes are issued, it is anticipated that the only note owner under the indenture will be Cede & Co., as nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Beneficial owners will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC. Beneficial owners may hold their beneficial interests in minimum denominations of $25,000 and multiples of $1,000 in excess thereof.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of that book-entry note will be recorded on the records of the applicable depository, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a participant of DTC, and the records of Clearstream or Euroclear, as appropriate.

     Payments on the notes and transfers of the securities take place through book-entry notations. The indenture trustee makes payments to the holding depository, which in turn makes payments to its participants. The participants will then, in turn, credit the payments to the accounts of beneficial owners either directly or through indirect participants. Consequently, beneficial owners of the book-entry notes may experience delay in their receipt of payments. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Transfers of the notes are made similarly through book-entry notations. Each beneficial owner instructs its financial intermediary of the transaction, and the information is eventually passed on to the holding depository. Each financial intermediary and the depository will note the transaction on its records and either debit or credit the account of the selling and purchasing beneficial owners. Payments and transfers between DTC participants, Clearstream participants and Euroclear participants will occur in accordance with the rules and operating procedures of each depository. For information on transfers between depositories, see "Annex I--Global Clearance, Settlement and Tax Documentation Procedures" at the end of this prospectus supplement.

     DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposit securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movements of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is a subsidiary of Clearstream International, societe anonyme, which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International. Clearstream holds securities for its participants, or participating organizations, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in many currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in several countries. As a registered bank, Clearstream is regulated by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. In the

United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the book-entry notes. Clearstream is an indirect participant in DTC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and the risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in many currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance System plc, a UK corporation ("Euroclear Clearance System"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in this prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking and Finance Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.

     The terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

     o    transfers of securities and cash within Euroclear;

     o    withdrawal of securities and cash from Euroclear; and

     o    receipts of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Payments with respect to book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

     Payments with respect to the book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

     Title to book-entry notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream, Luxembourg. Book-entry notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

     Initial settlement for the book-entry notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its respective depositary in the United States. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving book-entry notes to or from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective depositaries in the United States.

     Because of time-zone differences, credits of book-entry notes received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. These credits or any transactions in book-entry notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of book-entry notes by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See "Appendix I" to this prospectus supplement.

     For a discussion of the federal income tax consequences for non-United States persons, see Appendix I to this prospectus supplement.

     Monthly and annual reports with respect to the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

     DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or


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Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of its participants, with respect to some notes which conflict with actions taken with respect to other notes.

     Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, only if: (a) DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the issuer or the indenture trustee is unable to locate a qualified successor, (b) the issuer, with the consent of the applicable DTC participants, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating not less than 51% of the principal balance of the book-entry securities advise the indenture trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners and the applicable DTC participants consent to the termination of the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

Payments on the Notes

     On each payment date, collections on the mortgage loans received during the preceding Due Period and allocable to the noteholders will be applied as follows:

     Interest

     A. From Investor Interest Collections reduced by the Investor Servicing Fee and any unreimbursed nonrecoverable advance previously made:

          (1)  to the indenture trustee, the Indenture Trustee Fee;

          (2) to the surety provider, the premium due for the Note Policy and any unpaid premiums, with interest thereon;

          (3) to the noteholders, accrued interest on the outstanding principal balance of the notes for the current accrual period and any overdue accrued interest in each case accrued at a rate that is not higher than the Maximum Note Rate (as defined in "--The Note Rate" below), reduced by the amount of unpaid Prepayment Interest Shortfall and Relief Act shortfalls, if any;


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          (4)  to cover Investor Charge Off Amounts incurred during the related
               Due Period and the Investor Charge Off Amounts incurred during previous Due Periods that were not subsequently covered by Investor Interest Collections or overcollateralization by (a) for each payment date prior to the Amortization Date, application of Investor Interest Collections remaining in the payment account to the purchase of additional HELOC balances and, at the option of the seller, additional HELOCs, or to fund the Revolving Period Funding Account, as described below under "--Credit Enhancement--Overcollateralization, Excess Interest and the Revolving Period Funding Account" and (b) for each payment date starting with the payment date that is the Amortization Date, to the noteholders, as a payment of principal;

          (5) to the surety provider, as reimbursement for prior draws made under the Note Policy, with interest thereon;

          (6) to build overcollateralization to the Specified O/C Amount by (a) for each payment date prior to the Amortization Date, application of Investor Interest Collections remaining in the payment account to the purchase of additional balances and, at the option of the seller, additional HELOCs, or to fund the Revolving Period Funding Account, as described below under "--Credit Enhancement--Overcollateralization, Excess Interest and the Revolving Period Funding Account" and (b) for each payment date starting with the payment date that is the Amortization Date, to the noteholders, as a payment of principal;

          (7) to the surety provider, any other amounts owed to the surety provider pursuant to the insurance agreement;

          (8) to the noteholders, any carryover interest amounts from prior periods that would have accrued at the Class A Note Formula Rate above the related Maximum Note Rate when the rate at which interest on the notes was equal to the Maximum Note Rate (such carryover interest amounts are referred to as "LIBOR Carryover Interest Shortfalls");

          (9) to the indenture trustee for any other amounts owed to the indenture trustee pursuant to the sale and servicing agreement, to the extent not previous paid; and

          (10) to the subordinate certificates and the seller interest, as provided for in the sale and servicing agreement.

          On any payment date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer will reduce the amount of Interest Collections available to make payment on the notes pursuant to clause (3) above. The noteholders will not be entitled to reimbursement for any such interest shortfalls and the Note Policy does not cover Relief Act shortfalls or Prepayment Interest Shortfalls with respect to the notes.

     Principal

     B.   From Principal Collections:

          (1) (a) during the period from the first payment date through the payment date preceding the Mandatory Auction Payment Date, unless a Rapid Amortization Event has occurred, zero, (b) on the earlier of the Mandatory Auction Payment Date and the payment date following the occurrence of a Rapid Amortization Event, the amount on deposit in the


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               Revolving Period Funding Account and (c) on every payment date on and after the Amortization Date an amount equal to the lesser of the outstanding principal balance of the notes and the Investor Principal Payment Amount; and

          (2) to the subordinate notes and the seller interest, as provided for in the sale and servicing agreement.

Certain Definitions

     The "Amortization Date" means the earlier of the payment date in December 2006 and the payment date following the occurrence of a Rapid Amortization Event.

     The "Charge-Off Amount" for any Charged-Off HELOC is the amount of the principal balance that has been written down. If a HELOC is 180 days or more delinquent, the Charge-Off Amount will equal the Principal Balance of the HELOC.

     A "Charged-off HELOC" is a HELOC with a balance that has been written down to zero on the servicer's servicing system in accordance with its policies and procedures.

     The "Closing Date" is December 22, 2004.

     The "Due Period" (i) for each payment date and with respect to HELOCs, is the prior calendar month and (ii) for each payment date and with respect to residential lot loans, is the period commencing on the second day of the month preceding the month in which each such payment date occurs and ending on the first day of the month in which each such payment date occurs.

     The "Excess O/C Amount" for a payment date is the amount by which the amount of Overcollateralization, assuming the full Investor Principal Payment Amount was paid on the notes for such payment date exceeds the Specified O/C Amount; provided, however, that following the occurrence of a Rapid Amortization Event, the Excess O/C Amount shall be zero.

     The "Floating Allocation Percentage" for any payment date is the percentage equal to a fraction with a numerator of the Invested Amount at the end of the previous Due Period and a denominator equal to the Pool Balance at the end of the previous Due Period (in the case of the first payment date the Pool Balance as of the Cut-Off Date); provided that such percentage shall not be greater than 100%.

     The "Indenture Trustee Fee" for any payment date is an amount equal to an amount agreed to between the seller and the indenture trustee.

     The "Interest Collections," (A) with respect to each payment date and HELOCs, equals the sum of (i) the amount collected during the related Due Period in respect of such HELOCs and allocated to interest in accordance with the related Credit Line Agreement including any portion thereof included in any Purchase Price or Substitution Adjustment Amount paid during the related Due Period and (ii) Net Recoveries received during the related Due Period less certain foreclosure profits and any nonrecoverable servicing advances reimbursed to the servicer in accordance with the sale and servicing agreement and, (B) with respect to each payment date and residential lot loans, equals the amount of interest collected or advanced at the applicable mortgage loan rate during the related Due Period, reduced by the amount of any Prepayment Interest Shortfalls not paid by the servicer under the terms of the sale and servicing agreement.


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     The "Interest Period" with respect to each payment date and the notes, other than the first payment date, the period from the payment date in the month preceding the month of such payment date, through the day before such payment date, and with respect to the first payment, the period from the Closing Date through January 26, 2005.

     The "Invested Amount" for any payment date is the Invested Amount on the Closing Date (x) reduced by (i) the aggregate amount of Investor Principal Payment Amounts (before taking into account Excess O/C Amounts) as of the end of the previous Due Period and on the related payment date and (ii) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such payment date and (y) prior to the Amortization Date increased by the sum of (i) additional balances and additional HELOCs purchased with Investor Interest Collections and Principal Collections during the period from the Closing Date to the end of the related Due Period and (ii) the amount on deposit in the Revolving Period Funding Account. The Invested Amount on the Closing Date will be $519,210,799.58.

     The "Investor Charge-Off Amount" for any payment date is the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

     "Investor Interest Collections" for any payment date is the Floating Allocation Percentage of Interest Collections for the related Due Period.

     The "Investor Principal Payment Amount" during the period from the first payment date through the payment date preceding the Amortization Date, zero, and on every payment date on and after the Amortization Date, all Principal Collections received during the preceding Due Period reduced by the Excess O/C Amount.

     The "Investor Servicing Fee" for any payment date is the Floating Allocation Percentage of the servicing fee for the related Due Period plus any accrued and unpaid Investor Servicing Fee.

     The "Net Recoveries" with respect to a mortgage loan are equal to the aggregate of all amounts received upon liquidation of the related mortgaged property, including, without limitation, insurance proceeds, reduced by any amounts due to a senior lien holder and related servicing fees and servicing advances incurred by the servicer in connection with such mortgage loan.

     The "Note Principal Payment Amount" for any payment date is the amount of principal paid on the Notes, including any amounts paid as principal from the Revolving Period Funding Account.

     The "O/C Floor" for any payment date is 0.50% of the Cut-off Date Pool Principal Balance.

     The "payment date" in each month will be the 27th day of the month or, if that day is not a business day, the next business day.

     The "Pool Balance" for any payment date is the aggregate of the Principal Balances of the mortgage loans at the end of the related Due Period.

     The "Prepayment Interest Shortfall" with respect to a payment date for any residential lot loan that prepaid in full during the portion of the Prepayment Period in the prior calendar month is an amount equal to one month's interest at the applicable Mortgage Rate (net of the Expense Fee Rate) less any payments in respect of interest for such month made by the mortgagor on the amount of such principal prepayment.


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     The "Prepayment Period" for any payment date is the period commencing on the day after the Determination Date in the month preceding the month in which such payment date occurs (or, in the case of the first payment date, from the Cut-off Date) and ending on the Determination Date of the calendar month in which such payment date occurs.

     For each payment date, the "Principal Collections" are amounts collected during the related Due Period on the mortgage loan and allocated to principal in accordance with the terms of the related mortgage loan document together with the principal portion of any Purchase Price or any Substitution Adjustment Amounts paid during the preceding Due Period.

     The "Specified O/C Amount" with respect to any payment date occurring (a) prior to the Step Down Date (as defined in the sale and servicing agreement), equals approximately 5.35% multiplied by the Cut-Off Date Pool Principal Balance and (b) on or after the Step Down Date, subject to the satisfaction of certain delinquency and loss tests, the lesser of (i) approximately 5.35% multiplied by the Cut-Off Date Pool Principal Balance and (ii) the sum of (x) 22.00% of the Residential Lot Loan Pool Principal Balance (as defined in the sale and servicing agreement) and (y) 6.50% of the portion of the Invested Amount related to the HELOC Pool Principal Balance (as defined in the sale and servicing agreement); provided that in no event will the Specified O/C Amount be less than the O/C Floor.

     The Specified O/C amount may be adjusted if (i) certain cumulative loss or excess spread triggers are met as specified in the sale and servicing agreement,
(ii) the Revolving Period Funding Account balance reaches certain levels or
(iii) the rating agencies and the surety provider agree to change the overcollateralization requirements on the payment date in December 2005 or the payment date in December 2006.

The Note Rate

     Prior to the mandatory auction of the notes, interest will accrue on the unpaid principal balance of the notes during each Interest Period at the lesser of (i) a floating rate equal to LIBOR (determined as of the related LIBOR Determination Date) plus 0.17% and (ii) the Maximum Note Rate. After the mandatory auction, interest will accrue on the notes at a rate equal to the lesser of (i) the Auction Rate and (ii) the Fail Rate, subject to the Maximum Note Rate. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year. The rate at which interest accrues on the notes is referred to as the "note rate." A failure to pay interest on any notes on a payment date and that continues for five days constitutes an event of default under the indenture.

     The "Maximum Note Rate" for any payment date is equal to the average of the mortgage loan rates, minus the Expense Fee Rate, weighted on the basis of the related Principal Balance of each mortgage loan on the first day of the related Due Period, adjusted to a rate calculated on an actual/360 basis.

     The "Expense Fee Rate" is equal to the sum of the servicing fee rate, the rate at which the Indenture Trustee Fee is calculated and the rate at which the premium on the Note Policy is calculated for each mortgage loan. The Expense Fee Rate for any payment date is expected to be approximately 0.70% per annum.

     The "Principal Balance" of a HELOC on any day is equal to the Cut-Off Date principal balance of the HELOC, (i) plus any additional balances transferred to the trust in respect of the HELOC, (ii) minus all collections credited against the Principal Balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and (iii) minus all prior related Charge-Off Amounts. The "Principal Balance" of a residential lot loan on any day is equal to the outstanding principal balance of such residential lot loan as of such date of determination.


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     With respect to each LIBOR Determination Date, "LIBOR" is the rate for deposits in United States dollars for a period of the Designated Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time on that date. If the rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that date to prime banks in the London interbank market for a period of the Designated Maturity. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by the reference banks, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for mortgage loans in United States dollars to leading European banks for a period of the Designated Maturity.

     The "Designated Maturity" with respect to any LIBOR Determination Date that is a LIBOR Business Day, is one month.

     The "Determination Date" with respect to any payment date will be the 15th day of the calendar month in which such payment date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     A "LIBOR Business Day" is any day other than (i) a Saturday or a Sunday and
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     A "LIBOR Determination Date" is, with respect to any Interest Period, the second LIBOR Business Day preceding the first day of such Interest Period.

Overcollateralization, Excess Interest and the Revolving Period Funding Account

     The application of the payments on the mortgage loans to the noteholders has been structured to create overcollateralization. On the closing date, the overcollateralization will be approximately 3.70% of the Cut-off Date Pool Principal Balance, and this amount is expected to build to the Specified O/C Amount after the notes have been issued.

     The portion of interest payments on the mortgage loans allocable to the noteholders is expected to exceed the amount of interest due and payable on the notes. A portion of this excess, for each payment date to and including the payment date prior to the Rapid Amortization Date, will be used to purchase additional HELOC balances and, at the option of the seller, additional HELOCs, to the extent necessary to build overcollateralization to the Specified O/C Amount. The purchase of additional HELOC balances or additional HELOCs will result in an increase in the amount of Principal Balances represented by the Invested Amount relative to the principal balance of the notes, thereby creating overcollateralization for the noteholders.

     For each payment date on or after the Amortization Date, that portion of excess interest will be used as a payment of principal on the notes to the extent necessary to build overcollateralization to the Specified O/C Amount. This will result in the limited acceleration of principal payments on the notes relative to the amortization of the mortgage loans, thereby creating overcollateralization for the noteholders.

     In addition, for each payment date to and including the payment date prior to the Amortization Date, all principal collections on the mortgage loans received during the preceding calendar month will be


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applied to purchase additional balances drawn under the HELOCs during the preceding calendar month and, at the option of the seller, additional HELOCs, to maintain the collateral balance. Principal collections not used to purchase additional HELOCs will be deposited into the Revolving Period Funding Account as described below. For each payment date after the Rapid Amortization Date, all principal collections will be paid to the notes until the principal balance of the notes has been reduced to zero. However, such amount of principal collections on the mortgage loans paid to the noteholders will be reduced if the amount of overcollateralization exceeds the Specified O/C Amount.

     If excess interest is not applied to purchase additional balances and additional HELOCs, such excess interest will be deposited by the indenture trustee into a revolving period funding account (the "Revolving Period Funding Account"). Amounts deposited in the Revolving Period Funding Account may be used to provide the required level of overcollateralization, however, until the Specified O/C Amount is reached, the total amount deposited into the Revolving Period Funding Account will be limited to a maximum of 1% of the Pool Balance. Once the Specified O/C Amount is reached, the maximum amount of proceeds on deposit in the Revolving Period Funding Account will be allowed to increase to 15% of the Pool Balance.

     The Specified O/C Amount is based on certain minimum and maximum levels of overcollateralization and on the performance of the mortgage loans. As a result, the Specified O/C Amount will increase and decrease over time.

     For example, an increase in the Specified O/C Amount will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, additional HELOCs would be purchased by the trust at the option of the seller or excess interest and Principal Collections will be deposited in the Revolving Period Funding Account until Specified O/C Amount reaches its required level.

     The Specified O/C Amount will also fluctuate based on the amount of excess interest and Principal Collections deposited into the Revolving Period Funding Account. For any payment date on which the amount on deposit in the Revolving Period Funding Account is greater than 1.00% but less than or equal to 5.00% of the Pool Balance, the Specified O/C Amount will increase by 0.40%. For any payment date on which the amount on deposit in the Revolving Period Funding Account is greater than 5.00% but less than or equal to 10.00% of the Pool Balance immediately preceding that payment date, the Specified O/C Amount will increase by 0.70%. For any payment date on which the amount on deposit in the Revolving Period Funding Account is greater than 10.00% but less than or equal to 15.00% of the Pool Balance immediately preceding that payment date, the Specified O/C Amount will increase by 1.20%. For any payment date on which the amount on deposit in the Revolving Period Funding Account exceeds 15.00% of the Pool Balance immediately preceding that payment date, a Rapid Amortization Event will occur as described below under "--Rapid Amortization Events." The percentages listed above are subject to adjustment in the final prospectus supplement. The Specified O/C Amount may be adjusted based upon pool statistics on or about the payment date in December 2005 and on or about the payment date in December 2006 with the approval of the rating agencies.

The Note Policy

     The following information has been supplied by the surety provider for inclusion in this prospectus supplement. The surety provider does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Policy and the surety provider set forth under the heading "The Surety Provider" and "Description of the Notes--The Note Policy" in this prospectus supplement. Additionally, the surety


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provider makes no representation regarding the notes or the advisability of investing in the notes. The following summary of the terms of the Note Policy does not purport to be complete and is qualified in its entirety by reference to the Note Policy.

     The surety provider, in consideration of the payment of the insurance premiums payable with respect to the Note Policy, will irrevocably and unconditionally guarantee, subject only to (a) proper presentation of a Notice in accordance with the terms of the Note Policy and (b) the terms of the Note Policy, payment to, or at the direction of, the indenture trustee on behalf of and for the benefit of the noteholders that portion of the Insured Amounts and Preference Amounts due and payable pursuant to the terms of the indenture and the sale and servicing agreement and unpaid by reason of Nonpayment (as defined in the Note Policy). The Note Policy does not cover any LIBOR Interest Carryover Amounts, LIBOR Interest Carryover Shortfalls, any shortfalls due to the Relief Act, Prepayment Interest Shortfalls or shortfalls in interest due to prepayments in full made on the HELOCs.

     The note policy (the "Note Policy") will be issued by the surety provider on the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the seller, the servicer, the indenture trustee, the depositor and the surety provider.

     An "Insured Amount" for the notes as of any payment date is the sum of (x) the related Guaranteed Interest Payment Amount for such date and (y) the related Guaranteed Principal Payment Amount for such date.

     The "Guaranteed Interest Payment" for any payment date with respect to the Note Policy equals the amount by which (x) the accrued interest on the outstanding principal balance of the notes for the current accrual period exceeds (y) the amount of interest to be paid in respect of that payment date; provided, that, such amount shall not include (x) any portion of accrued and unpaid interest due to Holders because the Notice in proper form was not timely received by the surety provider or any LIBOR Interest Carryover Amount or LIBOR Interest Carryover Shortfall or (y) any amount due to Holders representing interest on any prior unpaid interest, unless such interest-on-interest arose as a result of the failure of the surety provider to make a payment under the Note Policy on a properly submitted claim. For the avoidance of doubt, the Guaranteed Interest Payment shall be determined after giving effect to any prior payments made by the surety provider under the Note Policy.

     The "Guaranteed Principal Payment Amount" (a) with respect to any payment date after the earlier of (i) the payment date in November 2006 or (ii) the occurrence of a Rapid Amortization Event, is the amount, if any, by which the outstanding principal balance of the notes (after giving effect to all payments of principal on such notes on the related payment date, without giving effect to payment under the Note Policy to be made on such payment date) exceeds the Invested Amount as of the end of the related Due Period and (b) for the payment date occurring in January 2037, the outstanding principal balance of the notes (after giving effect to all payments of principal on the notes on such payment date).

     A "Preference Amount" is any payment of principal or interest previously paid to a noteholder which would have been covered under the Note Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

     "Holder" or "noteholder" shall mean the registered owner or beneficial owner of a note.

     "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Note Policy, the original of which is subsequently delivered


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



by registered or certified mail, from the indenture trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable payment date.

     "Business day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the state of New York or the state of California or the city in which the corporate trust office of the indenture trustee or the office of the surety provider is located are required or authorized by law or executive order to be closed or (iii) a day on which the surety provider is closed.

     Upon the presentation of a duly executed Notice by the indenture trustee to the surety provider at the surety provider's principal office in respect of the payment date, the surety provider will make or cause to be made to the indenture trustee, payment in an amount equal to the Insured Amount. Amounts payable in respect of any Insured Amount due under the Note Policy, unless otherwise stated in the Note Policy, will be paid by the surety provider to, or at the discretion of, the indenture trustee, by wire transfer of immediately available funds. Solely the indenture trustee on behalf of the noteholders will have the right to make a claim for an Insured Amount under the Note Policy.

     Notwithstanding any other provision of the Note Policy but subject to provisions therein with respect to the Preference Amounts, the surety provider will pay any Insured Amounts to, or at the direction of, the indenture trustee no later than 12:00 noon, New York City time, on the later of (a) the payment date, on which such Insured Amount is due for payment under the indenture or (b) the second business day following actual receipt in New York, New York on a business day by the surety provider of a Notice, appropriately completed and executed by the indenture trustee. If such Notice is received after 12:00 noon, New York City time, on a business day, it will be deemed to be received before 12:00 noon on the following business day. If any such Notice received by the surety provider is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Policy, it will be deemed not to have been received by the surety provider for the purposes of the Note Policy, and the surety provider will promptly so advise the indenture trustee in writing and the indenture trustee may submit an amended or corrected Notice.

     If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Note Policy, it will be deemed to have been timely received on the business day of such resubmission, provided, that if such Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon on the following business day.

     The surety provider's obligations under the Note Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Note Policy, whether or not the funds are properly applied by such trustee.

     The surety provider will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the third business day following actual receipt by the surety provider of (i) a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that the indenture trustee or a Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because the payment of such amounts were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the indenture trustee and/or such Holder, as applicable (the "Order"), (ii) an opinion of counsel satisfactory to the surety provider, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the surety provider, duly executed and delivered by the indenture trustee and/or a Holder, irrevocably assigning to the surety provider all rights and claims of the indenture trustee and such Holder relating to or arising under the sale and servicing agreement or the indenture or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the surety provider to effect the appointment of the surety provider as agent for the indenture trustee and/or such Holder in any legal proceeding relating to such Preference Amount and (v) a Notice appropriately completed and executed by the indenture trustee; provided that if such documents are received by the surety provider after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the following business day; provided, further, that the surety provider will not be obligated to pay any Preference Amount in respect of principal prior to the time the surety provider would have been required to make a payment in respect of such principal as a Guaranteed Principal Payment Amount; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the notes (calculated at the related interest rate) accrued as of the last day of the applicable interest accrual period and will not, in any event, include any interest on the notes accrued after such date or any interest on such interest amount.

     Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or the Holder directly unless the indenture trustee or the relevant Holder has made a payment of the Preference Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the surety provider will pay the indenture trustee, or as directed by the indenture trustee, to the extent of the payment of the Preference Amounts, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) of the preceding paragraph to the surety provider and (b) evidence satisfactory to the surety provider that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

     There will be no acceleration payment due under the Note Policy unless such acceleration is at the sole option of the surety provider. The Note Policy does not cover:

     o LIBOR Interest Carryover Amounts, LIBOR Interest Carryover Shortfalls, shortfalls due to the Relief Act, default interest, Prepayment Interest Shortfalls or shortfalls in interest due to prepayments in full made on the HELOCs, nor does the Note Policy guarantee to the Holders any particular rate of principal payment;

     o premiums, if any, payable in respect of the notes;

     o any amounts in connection with a failed mandatory auction of the notes;

     o shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability); or

     o any risk other than Nonpayment, including the failure of the indenture trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the indenture to Holders or to any other party.

     Upon any payment under the Note Policy, in furtherance and not in limitation of the surety provider's equitable right of subrogation and the surety provider's rights under the insurance agreement, the surety provider will, to the extent of such payment by the surety provider under the Note Policy, be subrogated to the rights of any noteholder, to receive any and all amounts due in respect of such Notes as to which such payment under the Note Policy was made, to the extent of any payment by the surety provider under the Note Policy.

     The Note Policy sets forth the full understanding of the surety provider, and except as expressly provided therein, or as otherwise agreed in writing thereafter by the surety provider and the indenture trustee, may not be canceled or revoked. The Note Policy is issued pursuant to, and will be construed under, the laws of the State of California. The premium on the Note Policy is not refundable for any reason, including the lack of any payment under the Note Policy or any other circumstances relating to the notes, or provision for the notes being paid prior to maturity. The premium will be payable on the Note Policy on each payment date, as provided in the insurance agreement, beginning with the Closing Date.

     The surety provider is entitled to receive Reimbursement Amounts under the indenture and the sale and servicing agreement and the insurance agreement. A "Reimbursement Amount" means, as of any payment date, the sum of (x)(i) all Insured Payments paid by the surety provider, but for which the surety provider has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate (as defined in the Note Policy) from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the surety provider under the insurance agreement, as certified to the indenture trustee by the surety provider plus (ii) interest on such amounts at the Late Payment Rate.

     Capitalized terms used in the Note Policy and not otherwise defined in such Note Policy shall have the respective meanings set forth in the indenture as of the date of execution of the Note Policy, without giving effect to any subsequent amendment or modification to such agreement unless such amendment has been approved in writing by the surety provider.

     With respect to the Note Policy and the indenture, unless a surety provider default exists, the surety provider will be treated as a noteholder for certain purposes, will be entitled to exercise all rights of the noteholder under the indenture and the sale and servicing agreement without the consent of such noteholder, and such noteholder may exercise their respective rights under the indenture and the sale and servicing agreement only with the written consent of the surety provider. In addition, the surety provider will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

     With respect to the Note Policy, the sale and servicing agreement provides that the seller may replace the surety provider if, within the two year period commencing on the Closing Date, the financial strength of the surety provider is not rated at least "AA-" by Standard & Poor's and "Aa3" by Moody's. If the surety provider is replaced due to such reduction in ratings, another surety provider may be appointed, if such replacement will not result in a downgrade or withdrawal of the ratings on the notes, or additional credit support may be transferred to the trust to maintain the ratings on the notes.

     IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

Rapid Amortization Events

     A "Rapid Amortization Event" is any of the following events:

(a) if Interest Collections or Principal Collections for any payment date are not enough to make any payment of principal or interest in each case that is due on the Notes, and such failure continues for a period of five business days;

(b) if, before the Specified O/C Amount is reached and during the first year following the Closing Date, the amount on deposit in the Revolving Period Funding Account is greater than 1% of the outstanding principal balance of the notes;

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(c)  if, before the Specified O/C Amount is reached and during the second year following the Closing Date, the amount on deposit in the Revolving Period Funding Account is greater than zero,

(d) if after the Specified O/C Amount is reached, the amount on deposit in the Revolving Period Funding Account exceeds 15% of the outstanding principal balance of the notes immediately preceding payment date;

(e) the occurrence of certain events of insolvency with respect to the seller or the servicer;

(f) if the sum of (x) the aggregate draws under the Note Policy and (y) the excess of the note balance over the Invested Amount exceed 1% of the Cut-Off Date Pool Balance;

(g) the rating on the notes falls below the highest rating category by either rating agency listed below under "Rating" for a period of sixty days;

(h) the trust becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(i) failure on the part of the seller, the trust, the depositor or the servicer to perform any of its material obligations under the mortgage loan purchase agreement, the sale and servicing agreement, the trust agreement, or the indenture, which failure materially and adversely affects the interests of the noteholders or the surety provider and continues unremedied for 60 days, including but not limited to the occurrence of an Event of Servicing Termination as described in this prospectus supplement under "The Sale and Servicing Agreement - Event of Servicing Termination"); or

(j)  the occurrence of an event of default under the indenture.

     If any event described in clause (a) or (i) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the indenture trustee acting at the direction of the surety provider, or the indenture trustee acting at the direction of the noteholders holding notes evidencing more than 51% in principal amount of the notes then outstanding (with the consent of the surety provider), by written notice to the holder of the seller interest, the depositor and the servicer (and to the indenture trustee, if given by the surety provider, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses
(b) through (h) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the surety provider or the noteholders immediately on the occurrence of such event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the servicer and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event. See "Certain Regulatory Matters Related to Banks" in this prospectus supplement for additional information.

Mandatory Auction of the Notes

     During the eight business days prior to and including the payment date in November 2006, referred to as the mandatory auction payment date (the "Mandatory Auction Payment Date"), so long as the notes are rated in the highest rating category by each rating agency listed below under "Rating" during the period from the eighth business day prior to the Mandatory Auction Payment Date through the Mandatory Auction Payment Date and a Rapid Amortization Event has not occurred, Lehman Brothers Inc., in its capacity as auction administrator, will auction the notes to third-party investors (which may include the auction administrator, the surety provider, the indenture trustee, the seller or any of their affiliates, except that in the case of the seller or any of its affiliates, such right to purchase the notes in the mandatory auction is subject to the consent of the surety provider).

     If the notes are not rated in the highest rating category by each rating agency listed below under "Rating" during the period described above or if a Rapid Amortization Event occurs with respect to the notes prior to the Mandatory Auction Payment Date, the notes will not be auctioned and the noteholders will not be required to re-sell their notes but instead, will be able to retain their notes.

     Bids solicited by the auction administrator will be a par price spread bid to LIBOR. The auction administrator will assemble the bids no later than the fourth business day prior to the Mandatory Auction Payment Date in ascending order to determine the market-clearing bid until there are bids for all the notes.

     If the market clearing bid is a spread bid less than or equal to the Fail Rate, the note rate will be reset to the market-clearing spread bid and the notes will be re-sold to third-party investors at the Par Price. If the market clearing bid is a spread bid higher than the Fail Rate or if there are not bids for all the notes, a failed auction will have occurred.

     In the event of a failed auction, the auction will terminate, noteholders will retain their notes and the note rate will be set to the Fail Rate, subject to the Maximum Note Rate.

     The "Auction Rate" will be LIBOR plus a spread as determined by the Mandatory Auction.

     The "Fail Rate" is a rate equal to one-month LIBOR plus 0.90%.

     "Par" is equal to the outstanding principal balance of the notes after giving effect to the payment of principal to be made on the Mandatory Auction Payment Date.

     The "Par Price" is the price equal to 100% of Par.

Termination of the Trust

     The trust will terminate on the payment date following the later of (A) payment in full of all amounts owing to the surety provider unless the surety provider otherwise consents and (B) earliest of (i) the payment date occurring in January 2037, (ii) the final payment or other liquidation of the last mortgage loan in the trust and (iii) the servicer's exercise of its right to purchase the mortgage loans as described below under "--Optional Termination of Trust."

Optional Termination of the Trust

     The mortgage loans will be subject to an optional repurchase by the servicer on any payment date on or after the outstanding principal balance of the notes is reduced to an amount less than or equal to 10% of the outstanding principal balance of the notes on the Closing Date, with the consent of the surety provider if the optional termination will result in a draw on the Note Policy or if after such repurchase amounts due to the surety provider will still be outstanding. The optional repurchase price of the mortgage loans will be equal to the lesser of (i) the fair market value of the mortgage loans and (ii) the sum of the outstanding principal balance of the mortgage loans, accrued and unpaid interest thereon at the weighted average of the mortgage loan rates through the end of the Due Period preceding the final payment date, any unpaid LIBOR Carryover Interest Shortfalls and all amounts due and owing to the surety provider.

Reports to Noteholders

     The indenture trustee will, based on the information provided to it by the servicer pursuant to the sale and servicing agreement and by the seller pursuant to the administration agreement, prepare and make available on its website to each noteholder on each payment date, a statement setting forth for the notes, among other things:

          (i) The outstanding principal balance of the notes at the beginning of the related Due Period and after all payments on the related payment date, the Pool Balance at the beginning and end of the related Due Period, the original principal balance of the notes and the Pool Balance of the mortgage loans on the Cut-Off Date;

          (ii) The aggregate amount of Interest Collections and Principal Collections;

          (iii) The amount of Investor Interest Collections and the Investor Principal Payment Amount;

          (iv) The note rate on the notes for such payment date;

          (v) The number of days in the related Interest Period;

          (vi) The aggregate amount of additional balances and additional HELOCs that were conveyed to the trust during the related Due Period;

          (vii) The aggregate Principal Balance and aggregate credit limit of mortgage loans modified pursuant to the sale and servicing agreement, and the weighted average of the mortgage loan rates and the weighted average of the margins of such modified mortgage loans, in each case after giving effect to the modifications;

          (viii) The aggregate amount required to be paid by the seller in respect of repurchases and substitutions of mortgage loans;

          (ix) The amount to be paid on the notes as interest for the related payment date and the amount to be paid on the notes as principal for the related payment date;

          (x) The amount, if any, of the outstanding accrued overdue interest after giving effect to the payments on the related payment date;

          (xi) The amount of the draws under the Note Policy, if any, to be made on the related payment date, separately stating the amounts to be paid in respect of the related Guaranteed Principal Payment Amount and the amount of interest due on the notes for such payment date;

          (xii) The amount of any LIBOR Interest Carryover Shortfall paid on such payment date and remaining LIBOR Interest Carryover Shortfalls;

          (xiii) The amount to be paid to the owner of the seller interest in respect of the related payment date;

          (xiv) The outstanding principal balance of the notes after giving effect to the payments to be made on the related payment date;

          (xv) The weighted average of the mortgage loan rates and the weighted average of the maximum mortgage loan rates for all of the mortgage loan, weighted on the basis of the Principal Balances of all of the mortgage loans at the end of the related Due Period;

          (xvi) The weighted average of the margins for each adjustable rate mortgage loan weighted on the basis of the Principal Balance of the adjustable rate mortgage loan at the end of the related Due Period;

          (xvii) The amounts to be paid to the surety provider pursuant to the Note Policy;

          (xviii) The Invested Amount (after all payments on the related payment date), the amount of overcollateralization (after all payments on the related payment date), the Excess O/C Amount and the Specified O/C Amount for the related payment date;

          (xix) The amount of Interest Collections to be paid as principal to the noteholders on the related payment date;

          (xx) The number of mortgage loans outstanding at the beginning and at the end of the related Due Period;

          (xxi) The number and aggregate Principal Balances of the mortgage loans: (A) that are 31-60 days, 61-90 days and more than 90 days delinquent, (B) secured by mortgaged properties that have been the subject of foreclosure but have not yet been liquidated as of the end of the preceding Due Period, (C) that are in foreclosure and (D) with related borrowers that are the subject of any bankruptcy or insolvency proceeding;

          (xxii) The Net Recoveries received during the related Due Period;

          (xxiii) The cumulative Charge-Off Amount and the Charge-Off Amount incurred during the related Due Period; and

          (xxiv) Whether a Rapid Amortization Event has occurred and is continuing during the related Due Period and, if so, specifying the Rapid Amortization Events.

     In the case of the aggregate amount of Principal Collections and Interest Collections received during the related Due Period, the amount paid on the notes as interest for the related payment date, the amount paid on the notes as principal for the related payment date and the outstanding principal balance of the notes after all payment on the payment date, such amounts shall also be expressed as a dollar amount per security with a $1,000 denomination.

     The indenture trustee will be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by the servicer or any third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer regarding third party information it deems appropriate in its reasonable discretion.

                     Maturity and Prepayment Considerations

     The indenture, except as otherwise described in this prospectus supplement, provides that the noteholders will be entitled to receive on each payment date, payments allocable to principal of the notes, in the amounts described in this prospectus supplement, until the related principal balance is reduced to zero.

     As described in this prospectus supplement, the actual maturity of the notes will depend in part on the receipt of principal on the mortgage loans following the Amortization Date and the amount and timing of charge-off amounts of the mortgage loans, which may result in principal payments on the notes. All of the mortgage loans may be prepaid in full or in part at any time. In addition, residential lot loans, by their contractual terms, have substantially shorter maturities than HELOCs. This will accelerate the receipt of principal by the noteholders following the Amortization Date.

     There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans; however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs and residential lot loans with high combined loan-to-value ratios. To the extent that any losses are incurred on any of the mortgage loans that are not covered by excess interest allocable to noteholders, overcollateralization or the Note Policy, noteholders will bear all risk of such losses resulting from defaults by the related borrowers. Even where a Note Policy covers losses incurred on the related securities, the effect of losses may be to increase prepayment rates on the mortgage loans, thus reducing the weighted average life and affecting the yield to maturity.

     Although the mortgage loan rates on the mortgage loans are subject to adjustment, the mortgage loan rates adjust based on the Index, while the notes adjust based on LIBOR. Changes in LIBOR may not correlate with changes in the Index and neither may correlate with prevailing interest rates. It is possible that an increased level of the Index could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the notes. Conversely, if LIBOR were to increase above the Index, the note rate would be limited to the Maximum Note Rate, which would also adversely affect your yield. The "Index" for any date on which the mortgage loan rate for a mortgage loan subject to adjustment is the highest "prime rate" published in the Wall Street Journal on the business day immediately preceding the borrower's cycle date of each month.

     Neither the seller nor the servicer is aware of any publicly generated studies or statistics available on the rate of prepayment of home equity loans such as the HELOCs. Generally, home equity lines of credit are not viewed by borrowers as permanent financing. Accordingly, HELOCs may experience a higher rate of prepayment than traditional mortgage loans. On the contrary, residential lot loans may experience a lower rate of prepayment than traditional mortgage loans because the benefits of refinancing a residential lot loan may be less compelling given the short-term nature and balloon amortization feature of a residential lot loan. The trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, changes in the deductibility of interest payments on HELOCs for federal income tax purposes, prevailing interest rates, the availability of alternative financing and homeowner mobility.

     In the event that on the Mandatory Auction Payment Date there are funds remaining in the Revolving Period Funding Account, the holders of the notes will receive an additional distribution allocable to principal in an amount equal to the amount of such funds. Although there can be no assurance, the seller anticipates that there should be no material principal prepayment to the noteholders due to a lack of additional HELOCs transferred to the trust.

     In addition, the trust's prepayment experience will be affected by any repurchases of mortgage loans by the seller as a result of a breach of a representation and warranty or defective documentation.

     Substantially all of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property to assume the mortgage loan. The enforcement of the due-on-sale provision will have the same effect as a prepayment of the related mortgage loan.

     Collections on the HELOCs may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and fees. In addition, borrowers may fail to make scheduled payments. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. Accordingly, because little, if any, principal is due on any HELOC during the ten year draw period, there may be periods following the Amortization Date during which very little is paid on the notes in respect of principal.

     No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree.

                           Assumed Characteristics of
                              Residential Lot Loans

                                                                             Weighted
                                                                             Average
                                                               Original     Remaining              Weighted    Duration
                                                             Amortization    Balloon    Original    Average   of Teaser
Hypothetical                       Gross                         Term          Term       Term     Loan Age      Rate
 Loan Number     Balance ($)    Coupon (%)   Servicing (%)     (months)      (months)   (months)   (months)    (months)
------------   --------------   ----------   -------------   ------------   ---------   --------   --------   ---------
      1         12,138,354.80      8.917          0.25            360           21         24          3          NA
      2         69,929,611.70      7.017          0.25            360           57         60          3           2
      3        107,932,033.50      7.424          0.25            360           56         60          4           3

                                                                     First                        Reset
Hypothetical                                 Lifetime    Lifetime   Periodic    Periodic Cap    Frequency
Loan Number      Balance ($)    Margin (%)    Cap (%)   Floor (%)    Cap (%)   Thereafter (%)    (months)    Index
------------   --------------   ----------   --------   ---------   --------   --------------   ---------   -------
      1         12,138,354.80        NA         NA          NA         NA            NA              NA         NA
      2         69,929,611.70      4.753      13.454      4.753       4.987           1               1        CMT
                                                                                                             1 year
      3        107,932,033.50      5.231      13.367      5.231         1             1               6      6-month
                                                                                                              LIBOR

                             Assumed Characteristics
                                    of HELOCs

                                                      Weighted            Weighted  Duration
                                                      Average              Average     of
                               Gross                 Remaining  Original    Loan     Teaser                           Draw
Hypothetical                  Coupon                    Term      Term       Age      Rate                Lifetime    Term
 Loan Number    Balance ($)    (%)    Servicing (%)   (months)  (months)  (months)  (months)  Margin (%)   Cap (%)  (months)
------------  --------------  ------  -------------  ---------  --------  --------  --------  ----------  --------  --------
      1        92,961,865.51   5.435       0.5          114        120        6         0        0.693     18.027     114
      2       140,207,754.77   6.626       0.5          255        261        6         0        1.880     17.980     141
      3        62,626,904.03   3.990       0.5          240        240        0         3        1.938     17.987     118
      4        33,414,275.27   3.990       0.5          240        240        0         4        1.848     17.976     119

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     In addition, it was assumed that:

     (1)  the closing date is December 22, 2004;

     (2)  the first payment date is January 27, 2005;

     (3)  the revolving period is 23 months following the closing date;

     (4)  one-month LIBOR remains constant at 2.41%;

     (5)  six-month LIBOR remains constant at 2.71%;

     (6)  CMT one-year rate remains constant at 2.67%;

     (7)  prime rate remains constant at 5.25%;

     (8) an optional termination right is not exercised, except with respect to the weighted average life to 10% call (years) on the percent of original note principal balance outstanding table; and

     (9)  a mandatory auction does not occur.

     The actual characteristics and performance of the mortgage loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and draw scenarios. For example, it is very unlikely that the mortgage loans will prepay and/or experience draws at a constant rate until maturity or that all the mortgage loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial note balances outstanding over time and the weighted average life of the notes. No prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the actual prepayment experience and the principal balances of the mortgage loans that prepay may increase or decrease each weighted average life shown in the following tables. These variations may occur even if the average prepayment experience of all mortgage loans equals the prepayment assumption, as indicated.

             Percent of Original Note Principal Balance Outstanding

Assumed Prepay Rate (mortgage loans) (CPR)     20%    30%    40%    50%    60%
Assumed Draw Rate (HELOCs only) (CPR)          20%    20%    20%    20%    20%
PAYMENT DATE                                       PERCENTAGE OF BALANCE
------------------------------------------------------------------------------
Initial...................................    100%   100%   100%   100%   100%
December 27, 2005.........................    100%   100%   100%   100%   100%
December 27, 2006.........................     98%    97%    96%    94%    92%
December 27, 2007.........................     75%    63%    51%    41%    30%
December 27, 2008.........................     53%    36%    21%     9%      *
December 27, 2009.........................     25%     9%     0%     0%     0%
December 27, 2010.........................      8%     0%     0%     0%     0%
December 27, 2011.........................      0%     0%     0%     0%     0%
December 27, 2012.........................      0%     0%     0%     0%     0%
December 27, 2013.........................      0%     0%     0%     0%     0%
December 27, 2014.........................      0%     0%     0%     0%     0%
December 27, 2015.........................      0%     0%     0%     0%     0%
December 27, 2016.........................      0%     0%     0%     0%     0%
December 27, 2017.........................      0%     0%     0%     0%     0%
December 27, 2018.........................      0%     0%     0%     0%     0%
December 27, 2019.........................      0%     0%     0%     0%     0%
December 27, 2020.........................      0%     0%     0%     0%     0%
December 27, 2021.........................      0%     0%     0%     0%     0%
December 27, 2022.........................      0%     0%     0%     0%     0%
December 27, 2023.........................      0%     0%     0%     0%     0%
December 27, 2024.........................      0%     0%     0%     0%     0%
December 27, 2025.........................      0%     0%     0%     0%     0%
December 27, 2026.........................      0%     0%     0%     0%     0%
December 27, 2027.........................      0%     0%     0%     0%     0%
December 27, 2028.........................      0%     0%     0%     0%     0%
December 27, 2029.........................      0%     0%     0%     0%     0%
December 27, 2030.........................      0%     0%     0%     0%     0%
December 27, 2031.........................      0%     0%     0%     0%     0%
December 27, 2032.........................      0%     0%     0%     0%     0%
December 27, 2033.........................      0%     0%     0%     0%     0%
December 27, 2034.........................      0%     0%     0%     0%     0%
------------------------------------------------------------------------------
Weighted Average Life to 10% Call (years)
   (1)(2).................................   4.12   3.56   3.21   2.94   2.74
Weighted Average Life to Maturity (years)
   (2)....................................   4.13   3.58   3.22   2.96   2.75

* A percentage that is less than 1% but greater than 0%.

(1) Calculated pursuant to the assumption that the optional termination is exercised on the earliest possible payment date on which the servicer is permitted to exercise such option.

(2) The weighted average life of the notes is determined by (i) multiplying the assumed net reduction, if any, on the notes by the number of years from the date of issuance of the notes to the related payment date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on the notes.

                        The Sale and Servicing Agreement

     The servicer acting directly or through subservicers engaged by it as permitted by the sale and servicing agreement is responsible for servicing of the mortgage loans in accordance with the sale and servicing agreement.

     The servicer shall establish and maintain on behalf of the trust a collection account for the benefit of the noteholders. The collection account will be an Eligible Account (as defined below). Subject to the investment provision described in the following paragraphs, within two business days of receipt by the servicer or any subservicer of amounts in respect of the mortgage loans, excluding amounts representing annual fees, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items, the servicer or subservicer will deposit the amounts in the collection account. Amounts so deposited may be invested in Eligible Investments, as described in the sale and servicing agreement, maturing no later than two business days prior to the date on which the amount on deposit in the collection account is required to be paid to the noteholders or on the payment date if approved by the rating agencies.

     The indenture trustee will establish one or more payment accounts into which amounts will be deposited from amounts withdrawn from the collection account for distribution to the noteholders on a payment date. The payment account will be an Eligible Account. Amounts on deposit in the payment account will be invested in Eligible Investments maturing on or before the related payment date at the direction of the servicer.

     An "Eligible Account" is an account that is maintained at an institution that is:

     (1) a depository institution (which may be the indenture trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has a short-term unsecured debt rating of "P-1" by Moody's, (b) has a short-term unsecured debt rating of "A-1" by S&P and (c) has its accounts fully insured by the FDIC or maintains trust accounts in a fiduciary capacity, or (2) any other institution that is acceptable to each rating agency and the surety provider. If so qualified, the indenture trustee or the servicer may be considered such an institution for the purpose of this definition.

     "Eligible Investments" are specified in the sale and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the securities.

     The sale and servicing agreement prohibits the resignation of the servicer except upon (a) appointment of a successor servicer that is reasonably acceptable to the indenture trustee and the surety provider and receipt by the indenture trustee of a letter from each rating agency that the resignation and appointment will not result in a downgrading of the rating of the notes without regard to the Note Policy or (b) a determination that the servicer's respective duties thereunder are no longer permitted under applicable law. No resignation of the servicer will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the sale and servicing agreement.

Principal and Interest Advances

     With respect to residential lot loans and on each payment date, the servicer will be obligated to advance or cause to be advanced an amount equal to the aggregate of all payments of principal and interest (net of servicing fees) due during the related Due Period on such residential lot loans (except with respect to any balloon payment) that were not made and were delinquent on the related determination date, plus certain amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. Notwithstanding the foregoing, with respect any balloon payment due on a residential lot loan on any payment date that is not made when due, the servicer will advance an amount equal to an assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for such residential lot loan and will be advance the amount of the delinquent balloon payment. These principal and interest advances by the servicer are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses on the residential lot loans. The servicer will not be obligated to advance delinquent payments of principal or interest with respect to HELOCs.

Servicing Advances

     With respect to delinquent mortgage loans, the servicer will advance all reasonable and customary "out of pocket" costs and expenses incurred in connection with the following to the extent that the servicer determines, in its reasonable discretion, that such advances are recoverable out of liquidation proceeds:

          the preservation, restoration and protection of the related mortgaged properties,

          any enforcement or judicial proceedings, including foreclosures,

          the management and liquidation of the REO property, including reasonable fees paid to any independent contractor in connection therewith, and compliance with various other obligations as specified in the sale and servicing agreement.

Modifications to Mortgage Loans

     Subject to applicable law, and subject to satisfaction of the conditions in the sale and servicing agreement, the servicer may change the terms of a HELOC at any time, including, among other things, increasing the credit limit of a HELOC and reducing the margin of a HELOC. Any modification will be consistent with the seller's then-current underwriting guidelines, or, in the case of a modification to a defaulted HELOC, to the servicer's servicing guidelines.

     The servicer may not modify the terms of a residential lot loan, except for a modification that is granted at the request of the mortgagor to extend the term upon its expiration at the prevailing market interest rate as a form of bridge financing and not for the purpose of refinancing such residential lot loan, or a modification that is granted because either the borrower is in default or that the servicer has determined that such default is imminent. In the case of a modification that is granted to prevent a borrower from refinancing, the servicer may accept a modified loan rate provided that such rate is comparable to a prevailing market rate for a newly originated residential lot loan with similar terms and the servicer purchases such modified residential lot loan from the trust in accordance with terms set forth in the sale and servicing agreement. In the case of a modification that is granted as a result of borrower's default or imminent default, the servicer may modify the mortgage loan rate, forgive the payment of principal or interest or extent the final maturity date, provided that (i) the any such forbearance will not be materially adverse to the interests of the noteholders (taking into account any estimated loss that might result absent such action) and is expected to minimize the loss on such residential lot loan, (ii) the servicer will not initiate any new lending to the borrower through the trust fund and (iii) in no event can the servicer grant any such forbearance more than once in any twelve (12) month period or more than three time over the life of such residential lot loan.

     In no event is the servicer allowed to modify the maturity of any mortgage loan to a maturity that is later than the final maturity date.

Consent to Senior Liens

     The servicer, acting as agent for the trust and only with respect to HELOCs, may permit the placement of a subsequent senior mortgage on any related mortgaged property; provided, however, that, either (i) the resulting combined loan-to-value ratio is not greater than the combined loan-to-value ratio at the time the HELOC was originated, or (ii) certain other limitations relating to the aggregate number and aggregate principal balance of affected HELOCs, and combined loan-to-value ratios are complied with.

     The sale and servicing agreement limits the aggregate Principal Balance of HELOCs with respect to which the servicer is permitted to consent to the placing of a senior lien.

Hazard Insurance

     The sale and servicing agreement requires the servicer, in the case of HELOCs, to maintain for any mortgaged property relating to a HELOC acquired upon foreclosure of such HELOC, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (1) the maximum insurable value of the mortgaged property and (2) the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the HELOC at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The sale and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. As set forth above, all amounts collected by the servicer, net of any reimbursements to the servicer, under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, will ultimately be deposited in the collection account. While the terms of the related mortgage loan agreements typically require borrowers to maintain hazard insurance, the servicer will not monitor the maintenance of hazard insurance.

     The standard form of fire and extended coverage policy typically covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by state laws and most of the policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization Upon Defaulted Mortgage Loans

     The servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the mortgage loans that come into default when in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with foreclosure or other conversion, the servicer will follow practices as it deems necessary or advisable and as are in keeping with its general servicing activities, provided the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, foreclosure, correction or restoration will increase net liquidation proceeds. The servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to the noteholders.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery on or before March 1st of each year, beginning on March 1, 2005, to the indenture trustee, the depositor and the surety provider of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before March 1st of each year, beginning March 1, 2005, the servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the servicer) to the indenture trustee and the depositor pursuant to the sale and servicing agreement.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of, among other events as described in the sale and servicing agreement, the following:

          any failure by the servicer to deposit in the collection account or the Revolving Period Funding Account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the surety provider or the holders of at least 25% in principal amount of the most senior class of notes then outstanding;

          the failure by the servicer to make any required expenditures under the terms of the sale and servicing agreement, or any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, in each case which materially and adversely affects the interest of the noteholders or the surety provider and continues unremedied for 30 days after the giving of written notice of such failure to the servicer by the indenture trustee, or to the servicer and the indenture trustee by the surety provider or the holders of at least 25% in principal amount of the most senior class of notes then outstanding; and

          certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and certain actions by the servicer indicating insolvency, reorganization or inability to pay its obligations.

     Under the above circumstances, the indenture trustee may, and shall at the direction of the surety provider or the holders of at least 51% in principal amount of the notes then outstanding (with the consent of the surety provider, so long as no surety provider default exists), deliver written notice to the servicer (and to the indenture trustee if given by the noteholders) terminating all the rights and obligations of the servicer under the sale and servicing agreement.

Rights Upon an Event of Servicing Termination

     Upon the termination of the servicer all of the rights and obligations of the servicer under the sale and servicing agreement and in and to the mortgage loans will be terminated and the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to the compensation arrangements and reimbursements provided in the sale and servicing agreement. In the event that the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, or the surety provider can direct the indenture trustee to appoint or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of at least $50,000,000 and acceptable to the surety provider to act as successor to the servicer under the sale and servicing agreement; provided such appointment does not result in the qualification, reduction or withdrawal of the rating on the notes without regard to the Note Policy. Pending such appointment, the trustee will be obligated to act in such capacity and to appoint a successor servicer unless prohibited by law. Such successor will be entitled to receive the compensation and reimbursements provided in the sale and servicing agreement. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer where the only Event of Servicing Termination that has occurred is described in clause (iii) under "Events of Servicing Termination." See "Certain Regulatory Matters Related to Banks" in this prospectus supplement.

Amendment

     The sale and servicing agreement may be amended from time to time by the seller, the depositor, the servicer and the indenture trustee, without the consent of any of the noteholders, but only with the consent of the surety provider while the Notes are outstanding or any amounts are owed to the surety provider that have not been paid, (i) to cure any ambiguity, (ii) to correct any defective provisions, (iii) to add to the duties of the servicer, (iv) to add any other provisions with respect to matters or questions arising under sale and servicing agreement of the Note Policy, (v) to add or amend any provisions of the sale and servicing agreement as required by any rating agency, or (vi) to amend the definition of Specified O/C Amount. Any party requesting such an amendment is required to provide either an opinion of counsel that the amendment will not adversely affect in any material respect the interests of the noteholders or the surety provider or confirmation in writing from the rating agencies that such amendment will not result in a downgrading or withdrawal of the rating then assigned to the notes (without regard to the Note Policy).

     The sale and servicing agreement also may be amended from time to time by the seller, the servicer, the depositor and the indenture trustee, with the consent of the holders of not less than 51% in principal amount of the most senior class of notes then outstanding and with the consent of the surety provider to the extent that notes are outstanding or any amounts are owed to the surety provider that have not been paid, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement. No such amendment shall reduce in any manner the amount of, or delay the timing of, payments on the notes or payments under the Note Policy which are required to be made on the notes or reduce the percentage of noteholders required to consent to any such amendment, without the consent of all holders of the related class of notes affected by such amendment.

Matters Regarding the Servicer

     Neither the servicer nor any director, officer or employee of the servicer will be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith under the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any director, officer or employee of the seller, will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of its obligations and duties under the sale and servicing agreement.

                                  The Indenture

     The following summary describes all of the material terms of the indenture.

Events of Default; Rights Upon Event of Default

     With respect to the notes, events of default under the indenture will include (each, an "event of default"):

     o a default for five days or more in the payment of any interest on any note;

     o a default in the payment of the unpaid principal balance of the notes on the maturity date for the notes;

     o a default in the observance or performance of any other covenant or agreement of the trust made in the indenture and the continuation of the default for a period of 30 days after notice of the default is given to the trust by the indenture trustee, or to the trust and the indenture trustee by the holders of at least 51% in principal amount of the notes then outstanding or the surety provider;

     o any representation or warranty made by the trust in the indenture or in any certificate delivered under the indenture having been incorrect in a material respect as of the time made, and the breach not having been cured within 30 days after notice of the breach is given to the trust by the indenture trustee, or to the trust and the indenture trustee by the holders of at least 51% in principal amount of notes then outstanding or the surety provider; or

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

     The amount of principal required to be paid to the noteholders under the indenture will usually be limited to amounts on deposit in the payment account that are available to be paid as principal in accordance with the provisions of the Indenture described above under "Description of the Notes--Payments." Therefore, the failure to pay principal on the notes typically will not result in the occurrence of an event of default until the maturity date for the notes. If there is an event of default with respect to a note due to late payment or nonpayment of interest due on a note, additional interest will accrue on the unpaid interest at the interest rate on the note, to the extent lawful until the interest is paid. The additional interest on unpaid interest shall be due at the time the interest is paid. If there is an event of default due to late payment or nonpayment of principal on a note, interest will continue to accrue on the principal at the interest rate on the note until the principal is paid. If an event of default should occur and be continuing with respect to the notes, the surety provider, or the indenture trustee may, with the consent of the surety provider or the indenture trustee acting at the direction of the surety provider, or if a surety provider default exists, the holders of at least 51% in principal amount of notes then outstanding shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the surety provider or by the holders of at least 51% in principal amount of the notes then outstanding with the consent of the surety provider. If the notes are due and payable following an event of default, the indenture trustee may, and shall, at the direction of the surety provider or the holders of at least 51% in principal amount of the notes then outstanding with the consent of the surety provider, institute proceedings to collect amounts due or foreclose on trust property or exercise remedies as a secured party. If an event of default occurs and is continuing with respect to the notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be indemnified to its satisfaction against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the indenture, the surety provider (or if a surety provider default exists, the holders of at least

51% in principal amount of the outstanding notes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and the surety provider (if no surety provider default exists) or the holders of at least 51% in principal amount of the notes then outstanding may, with the consent of the surety provider (if no surety provider default exists) in some cases, waive any default with respect to the default, except a default in the payments of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     o the holder previously has given the indenture trustee written notice of a continuing event of default;

     o the holders of not less than 25% in principal amount of the notes then outstanding have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee;

     o the holder or holders have offered the indenture trustee indemnity satisfactory to it;

     o the indenture trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the notes then outstanding.

     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law; provided, however that the indenture trustee will not be prohibited from filing proofs of claim.

     With respect to the trust, neither the indenture trustee nor the owner trustee in its individual capacity, nor any owner of the seller interest nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payments of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

Covenants

     The indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the trust under the indenture;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation; and

     o the surety provider shall have consented to such action and the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder.

     The trust will not, among other things:

     o except as expressly permitted by the indenture or the trust agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

     o claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

     o    dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

     o permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extended to or otherwise arise upon or burden the assets of the trust or any part of the assets of the trust, or any interest in the assets of the trust or the proceeds of the assets of the trust;

     o engage in any activity other than as specified under the trust agreement; or

     o incur, assume or guarantee any indebtedness other than indebtedness incurred under the notes and the indenture.

Annual Compliance Statement

     The trust will be required to file annually with the indenture trustee a written statement as to the fulfillment of the trust's obligations under the indenture.

Indenture Trustee's Annual Report

     The indenture trustee will be required to mail each year to all noteholders a report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, any change in the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the notes and that has not been previously reported, but if none of those changes have occurred, then no report shall be required.

Satisfaction and Discharge of Indenture

     The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Modification of Indenture

     With the consent of the surety provider, the rating agencies and the holders of a majority of the outstanding notes, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected, however, no supplemental indenture will, among other things:

     o change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

     o impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or of defaults under the indenture and their consequences as provided for in the indenture;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the trust, the seller, the depositor or an affiliate of any of them;

     o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or other related agreements; or

     o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral for the notes or deprive the holder of any note of the security afforded by the lien of the indenture.

The trust and the indenture trustee may also enter into supplemental indentures, with the consent of the surety provider, but without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the noteholders; provided that the action will not materially and adversely affect the interest of any noteholder. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders if an opinion of counsel is received to that effect and if the rating agencies confirm in writing that such amendment would not result in a reduction of the ratings then assigned to the notes. In addition, no such supplemental indenture will conflict with the provisions listed above requiring the consent of each noteholder or, without the consent of a majority of noteholders, permit the trust to:

     o modify the definition of "Eligible Investments" (except as provided in the indenture) to expand the types of Eligible Investments specified in that definition; or

     o except as provided for in the sale agreement, enter into a derivative contract for the benefit of the noteholders;

However, the preceding sentence will not prevent the adoption without noteholder consent of any supplemental indenture requiring the above-referenced opinion of counsel, rating agency confirmation and the consent of a majority of noteholders if such supplemental indenture does not materially and adversely affect the interest of any noteholder and the adoption of that supplemental indenture is necessary to correct manifest errors in the transaction documents, conform the transaction documents to any inconsistencies with this prospectus supplement, comply with rating agency requirements or conform to then-current financial accounting standards, as described in the indenture.

Voting Rights

     At all times, the voting rights of noteholders under the indenture will be allocated among the notes pro rata in accordance with their outstanding principal balances.

     So long as there is no surety provider default under the Note Policy, the surety provider will exercise all voting and consent rights of the noteholders.

Matters Regarding the Indenture Trustee

     Subject to limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the trust and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the indenture trustee under the indenture.

                               The Trust Agreement

     The following summary describes all of the material terms of the trust agreement.

Amendment

     The trust agreement may be amended by the seller, the depositor, the registrar, the payment agent and the owner trustee, without consent of the noteholders and subject to the consent of the surety provider only if the notes are outstanding or any amounts are owed to the surety provider that have not been paid, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the noteholders; provided, however, that the action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders, the owner of the seller interest or the surety provider. Any such proposed amendment will be deemed to not adversely affect in any material respect the interests of the noteholders, the owner of the seller interest or the surety provider if the rating agencies confirm in writing that such amendments will not result in a reduction of the ratings then assigned to the notes, without giving effect to the Note Policy. The trust agreement may also be amended by the seller, the depositor, the registrar, the paying agent and the owner trustee with the consent of the holders of notes evidencing at least a majority in principal amount of then outstanding notes, the owner of the seller interest and the surety provider only if the notes are outstanding or any amounts are owed to the surety provider that have not been paid, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or modifying in any manner the rights of the holders; provided, however, that no such amendment will be effective unless the surety provider consents to such action or such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholders or the surety provider.

Matters Regarding the Owner Trustee, the Depositor and the Seller

     Neither the owner trustee, the depositor, the seller nor any of their respective directors, officers or employees will be under any liability to the trust or the related securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment; provided, however, that the owner trustee, the depositor and the seller and any of their respective directors, officers or employees will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. Subject to limitations set forth in the trust agreement, the owner trustee and any director, officer, employee or agent of the owner trustee shall be indemnified by the seller and held harmless against any loss, liability or expense incurred in connection with the trust agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under each trust agreement.

                            Administration Agreement

     IndyMac Bank and Deutsche Bank National Trust Company, in their respective capacities as co-administrators, will enter into the administration agreement with the trust and the indenture trustee in which the co-administrators will agree, to the extent provided in the administration agreement, to provide notices and perform other administrative obligations required under the indenture and the trust agreement.

                              The Indenture Trustee

     Deutsche Bank National Trust Company is the indenture trustee under the indenture. The mailing address of the indenture trustee is 1761 East Saint Andrew Place, Santa Ana, California 92705, Attention: Trust
Administration--IN04L2.

                                The Owner Trustee

     Wilmington Trust Company is the owner trustee under the trust agreement. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention: Corporate Trust Administration.

                                 Use of Proceeds

     The net proceeds from the sale of the notes will be applied by the depositor on the closing date towards the purchase price of the mortgage loans and the payment of expenses related to the sale of the notes.

                        Federal Income Tax Considerations

     Mayer, Brown, Rowe & Maw LLP, special tax counsel to the trust, will deliver an opinion, based on the assumptions and qualifications set forth therein, that, for federal income tax purposes, the notes will be characterized as indebtedness in the hands of any party other than the seller or its affiliates, and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. Each noteholder will agree to treat the notes as indebtedness. Alternative characterizations of the trust and the notes are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Because a portion of the interest payable on the notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, the indenture trustee will treat all stated interest on the notes as qualified stated interest. Accordingly, it is expected that based on their anticipated offering prices, the notes will not be issued with original issue discount. For additional information regarding federal income tax consequences, see "Federal Income Tax Considerations" in the prospectus.

                            State Tax Considerations

     In addition to the federal income tax consequences described above in "Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                          Certain ERISA Considerations

     Subject to the following discussion, the notes may be acquired by an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), an employee benefit plan or other retirement arrangement subject to any federal, state, local or foreign law that is similar to Title I of ERISA or Section 4975 of the Code ("Similar Law") or any entity deemed to hold the plan assets of the foregoing (each, a "Benefit Plan").
Section 406 of ERISA and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the notes if the assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the notes should not be treated as an equity interest in the trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

     However, without regard to whether the notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the seller, the servicer, the depositor, the mortgage loan originators, the indenture trustee, the owner trustee, the auction administrator or the surety provider is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a note, each purchaser and transferee shall be deemed to represent and warrant that either
(a) it is not acquiring the note with the plan assets of a Benefit Plan; or (b) the acquisition and holding of the notes will satisfy the requirements for exemptive relief under Prohibited Transaction Class Exemption 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption, or in the case of a plan or arrangement subject to a Similar Law, will not result in a non-exempt violation of such Similar Law.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering a purchase of the notes should consult its legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                         Legal Investment Considerations

     The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in notes.

                                  Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell the notes to Lehman Brothers Inc. and Bear, Stearns & Co. Inc. (collectively, the "underwriters"), and the underwriters have agreed to purchase the notes from the depositor as specified below:

                     Underwriter                       Principal Amount of Notes
                     -----------                       -------------------------
Lehman Brothers Inc.................................          $300,000,000
Bear, Stearns & Co. Inc.............................          $200,000,000
Total...............................................          $500,000,000

     It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about December 22, 2004, against payment therefor in immediately available funds.

     The underwriters are obligated to purchase all the notes if any are purchased. The depositor has been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

     The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the respective offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such price less a discount not in excess of 0.150% of the related denominations. The underwriters may allow and such dealers may reallow a discount not in excess of 0.075% of the related denomination to certain other dealers. After the initial public offering, such public offering price may change.

     Proceeds to the depositor are expected to be $498,750,000 from the sale of the notes, before deducting expenses payable by the depositor estimated to be $700,000.

     Until the distribution of the notes is completed, the rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchase for the purpose of pegging, fixing or maintaining the price of such notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes.

     In addition, neither the depositor nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement provides that the depositor will indemnify the underwriters against liabilities, including liabilities under the Securities Act of 1933, or contribute payments the underwriters may be required to make in respect of liabilities, including liabilities under the Securities Act of 1933.

                                     Experts

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                  Legal Matters

     Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, Los Angeles, California and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, Los Angeles,

California. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     Rating

     It is a condition to issuance that each class of the notes be rated not lower than "AAA" by S&P and "Aaa" by Moody's. A securities rating addresses the likelihood of the receipt by noteholders of payments required under the indenture. The rating takes into consideration the structural, legal and tax aspects associated with the notes. The ratings on the securities do not, however, constitute statements regarding the possibility that noteholders might realize a lower than anticipated yield. The ratings assigned to the notes do not address the likelihood of the receipt by noteholders of any payment in respect of LIBOR Interest Carryover Shortfalls. The ratings assigned to the notes will depend primarily upon the creditworthiness of the surety provider. Any reduction in a rating assigned to the financial strength of the surety provider below the ratings initially assigned to the notes may result in a reduction of one or more of the ratings assigned to the notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             Index of Defined Terms

adjustable rate residential lot loans.........................................54
Amortization Date.............................................................88
Auction Rate..................................................................98
AVM...........................................................................33
B2B...........................................................................29
B2C...........................................................................29
Benefit Plan.................................................................116
Business day..................................................................94
Certificate Trustee Fee.......................................................88
Charged-off HELOC.............................................................88
Charge-Off Amount.............................................................88
Clearstream...................................................................82
Closing Date..................................................................88
CLTV..........................................................................30
CMC...........................................................................28
Code.........................................................................116
Commission....................................................................25
Countrywide...................................................................34
Credit Line Agreements........................................................55
Cut-Off Date..................................................................24
cycle date....................................................................50
Designated Maturity...........................................................91
Direct Channel................................................................29
DTC...........................................................................82
Due Period....................................................................88
Eligible Account.............................................................105
Eligible Investments.........................................................105
Eligible Substitute HELOC.....................................................46
E-LOAN........................................................................27
E-LOAN HELOCs.................................................................51
ERISA........................................................................116
Euroclear.....................................................................82
Euroclear Clearance System....................................................84
event of default.............................................................110
Events of Servicing Termination..............................................108
Excess O/C Amount.............................................................88
Expense Fee Rate..............................................................90
Fail Rate.....................................................................98
FDIA..........................................................................20
FDIA Rule.....................................................................20
FDIC..........................................................................20
FDR...........................................................................28
FICO Score....................................................................41
fixed rate residential lot loans..............................................54
Floating Allocation Percentage................................................88
Guaranteed Interest Payment...................................................93
Guaranteed Principal Payment Amount...........................................93
HELOCs........................................................................24
Holder........................................................................93
HUD...........................................................................27
Index........................................................................101
IndyMac Bancorp...............................................................26
IndyMac Bank..................................................................26
IndyMac HELOCs................................................................48
IndyMac Holdings..............................................................26
Insurance Agreement...........................................................93
Insured Amount................................................................93
Interest Collections..........................................................88
Interest Period...............................................................89
Invested Amount...............................................................89
Investor Charge-Off Amount....................................................89
Investor Interest Collections.................................................89
Investor Principal Payment Amount.............................................89
Investor Servicing Fee........................................................89
LIBOR.........................................................................91
LIBOR Business Day............................................................91
LIBOR Carryover Interest Shortfalls...........................................87
LIBOR Determination Date......................................................91
LTV...........................................................................42
Mandatory Auction Payment Date................................................97
Maximum Note Rate.............................................................90
Metrocities...................................................................27
Net Recoveries................................................................89
NIV...........................................................................38
Note Policy...................................................................93
Note Principal Payment Amount.................................................89
note rate.....................................................................90
noteholder....................................................................93
Notice........................................................................93
O/C Reduction Amount..........................................................89
Order.........................................................................94
OTS...........................................................................20
Par...........................................................................98
Par Price.....................................................................98
Paul Financial................................................................27
Paul Financial HELOCs.........................................................51
payment date..................................................................89
Pool Balance..................................................................89
Preference Amount.............................................................93
Principal Balance.............................................................90
Principal Collections.........................................................90
PTCE.........................................................................117
Purchase Price................................................................46
Rapid Amortization Event......................................................96
Regulation...................................................................116
Reimbursement Amount..........................................................96
residential lot loans.........................................................24
Revolving Period Funding Account..............................................92

servicing fee.................................................................45
Similar Law..................................................................116
Specified O/C Amount..........................................................90
Substitution Adjustment Amount................................................46
Surety Provider...............................................................25
trust.........................................................................24
trust fund....................................................................24
underwriters.................................................................117
Underwriting Guidelines.......................................................40
USPAP.........................................................................35
Wachovia......................................................................27
Wachovia HELOCs...............................................................52
Wells Fargo...................................................................34

PROSPECTUS

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                            Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)

--------------------------------------------------------------------------------
Please carefully consider our discussion of some of the risks of investing in the securities under "risk factors" beginning on page 6
--------------------------------------------------------------------------------

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by IndyMac ABS, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

o loans secured by first and/or subordinate liens on one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests in shares issued by cooperative housing corporations,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed-use loans),

o closed-end second-lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The Securities

IndyMac ABS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

                                   ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATORS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 3, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement .........................................5
Risk Factors ..................................................................6
The Trust Fund ...............................................................27
   General ...................................................................27
   The Loans .................................................................29
   Mortgage-Backed Securities ................................................33
   Substitution of Trust Fund Assets .........................................35
   Available Information .....................................................35
   Incorporation of Certain Documents by Reference ...........................36
   Reports to Securityholders ................................................36
Use of Proceeds ..............................................................36
The Depositor ................................................................37
Loan Program .................................................................37
   Underwriting Standards ....................................................37
   Qualifications of Sellers .................................................38
   Representations by Sellers; Repurchases ...................................39
Description of the Securities ................................................40
   General ...................................................................41
   Distributions on Securities ...............................................43
   Advances ..................................................................45
   Mandatory Auction .........................................................46
   Reports to Securityholders ................................................46
   Categories of Classes of Securities .......................................47
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ................................................................50
   Derivative Transactions ...................................................54
   Book-Entry Registration of Securities .....................................54
Credit Enhancement ...........................................................58
   General ...................................................................58
   Subordination .............................................................58
   Letter of Credit ..........................................................59
   Insurance Policies, Surety Bonds and Guaranties ...........................60
   Over-Collateralization ....................................................60
   Reserve Accounts ..........................................................60
   Pool Insurance Policies ...................................................61
   Financial Instruments .....................................................62
   Deposit Agreements ........................................................62
   Cross-Collateralization ...................................................62
Yield and Prepayment Considerations ..........................................63
The Agreements ...............................................................66
   Assignment of the Trust Fund Assets .......................................66
   Assignment of Mortgage-Backed Securities ..................................68
   Payments on Trust Fund Assets; Deposits to Security Account ...............68
   Pre-Funding Account .......................................................70
   Sub-Servicing by Sellers ..................................................71
   Collection Procedures .....................................................71
   The Surety Provider .......................................................72
   Hazard Insurance ..........................................................73
   Realization Upon Defaulted Loans ..........................................75
   Servicing and Other Compensation and Payment of Expenses ..................75
   Evidence as to Compliance .................................................76
   Certain Matters Regarding the Master Servicer and the Depositor ...........76
   Events of Default; Rights Upon Event of Default ...........................77
   Amendment .................................................................80
   Termination; Optional Termination .........................................81
   The Trustee ...............................................................82
Certain Legal Aspects of the Loans ...........................................82
   General ...................................................................83
   Foreclosure and Repossession ..............................................84
   Environmental Risks .......................................................86
   Rights of Redemption ......................................................87
   Anti-Deficiency Legislation and Other Limitations on Lenders ..............88
   Due-On-Sale Clauses .......................................................89
   Prepayment Charges And Late Payment Fees ..................................89
   Applicability of Usury Laws ...............................................90
   Home Improvement Contracts ................................................90
   Installment Contracts .....................................................91
   Servicemembers Civil Relief Act ...........................................92
   Junior Mortgages and Rights of Senior Mortgagees ..........................92
   Other Loan Provisions and Lender Requirements .............................92
   Priority of Additional Advances ...........................................93
   The Title I Program .......................................................93
   Consumer Protection Laws ..................................................98
FEDERAL INCOME TAX CONSEQUENCES ..............................................99
   General ...................................................................99
   REMICs ...................................................................101
   Notes ....................................................................119
   Grantor Trust Funds ......................................................120
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
   Partnership Trust Funds ..................................................129
STATE AND OTHER TAX CONSEQUENCES ............................................135
ERISA Considerations ........................................................135
Legal Investment ............................................................139
Method of Distribution ......................................................140
Legal Matters ...............................................................140
Financial Information .......................................................141
Rating ......................................................................141
Index of Principal Terms ....................................................142
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         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

If you require additional information, the mailing address of our principal executive offices is IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena,
California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The
Trust Fund-Incorporation of Certain Documents by Reference" beginning on page
36.


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                                  RISK FACTORS

          You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

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Limited Liquidity.............   No market for the securities of any series will
                                 exist before those securities are issued. We
                                 cannot assure you that a secondary market will
                                 develop. Even if a secondary market develops,
                                 we cannot assure you that it will provide you
                                 with liquidity of investment or that it will
                                 continue for the life of the securities of that
                                 series.

Limited Source of Payments -
No Recourse To Sellers,
Depositor Or Master Servicer..   The applicable prospectus supplement may
                                 provide that securities will be payable from
                                 trust funds other than their associated trust
                                 fund, but if it does not, they will be payable
                                 solely from their associated trust fund. If the
                                 trust fund does not have enough assets to
                                 distribute the full amount due to you as a
                                 securityholder, your yield will be impaired,
                                 and the return of your principal may be
                                 impaired, without you having recourse to anyone
                                 else. Furthermore, at the times specified in
                                 the applicable prospectus supplement, certain
                                 assets of the trust fund and/or any balance
                                 remaining in the security account immediately
                                 after making all payments due on the securities
                                 of that series, may be released and paid out to
                                 other persons, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust fund. Those assets will no longer be
                                 available to make payments to you. Those
                                 payments are generally made only after other
                                 specified payments that may be described in the
                                 applicable prospectus supplement have been
                                 made.

                                 You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. You will also not have recourse against the assets of the trust fund of any other series of securities.

                                 The securities will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust
                                 fund. The only obligation of the depositor to a
                                 trust fund will come from certain
                                 representations and warranties made by it about
                                 assets transferred to the trust fund. If these
                                 representations and warranties are untrue, the
                                 depositor may be
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                                 required to repurchase some of the transferred
                                 assets. IndyMac ABS, Inc., which is the
                                 depositor, does not have significant assets and
                                 is unlikely to have significant assets in the
                                 future. If the depositor were required to
                                 repurchase a loan because of a breach of a
                                 representation, its only sources of funds for
                                 the repurchase would be:

                                 o funds obtained from the enforcement of a corresponding obligation of a seller or originator of the loan or

                                 o    funds from a reserve account or similar
                                      credit enhancement established to pay for loan repurchases.

                                 The only obligations of the master servicer to a trust fund (other than its master servicing obligations) will come from certain representations and warranties made by it in connection with its loan servicing activities.
                                 If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

                                 The only obligations to a trust fund of a seller of loans to the depositor will come from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans.
                                 However, the seller may not have the financial ability to make the required repurchase or substitution.

                                 As described in this prospectus, a master servicer may be obligated to enforce the sellers' obligations. However, the master servicer will not be obligated to purchase or replace any loan if a seller defaults on its obligation or for any other reason.

Credit Enhancement May
Not Be Sufficient to Protect
You From Losses...............   Credit enhancement is intended to reduce the
                                 effect of loan losses. But credit enhancements
                                 may benefit only some classes of a series of
                                 securities, and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement. Furthermore,
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                                 the amount of a credit enhancement may decline
                                 over time pursuant to a schedule or formula or
                                 otherwise, and could be depleted from payments
                                 or for other reasons before the securities
                                 covered by the credit enhancement are paid in
                                 full. In addition, a credit enhancement may not
                                 cover all potential sources of loss. For
                                 example, credit enhancement may or may not
                                 cover fraud or negligence by a loan originator
                                 or other parties. Also, the trustee may be
                                 permitted to reduce, substitute for or even
                                 eliminate all or a portion of a credit
                                 enhancement as long as the trustee's actions
                                 would not cause the rating agencies that have
                                 rated the securities at the request of the
                                 depositor to change adversely their ratings of
                                 the securities. Consequently, securityholders
                                 may suffer losses even though a credit
                                 enhancement exists and its provider does not
                                 default.

Prepayment and Yield
Considerations

   Your Yield Will Be Affected
   By Prepayments and By the
   Allocation of Distributions
   To the Securities..........   The timing of principal payments on the
                                 securities of a series will be affected by a
                                 number of factors, including:

                                 o the extent of prepayments on the loans in the related trust fund,

                                 o    how payments of principal are allocated
                                      among the classes of securities of a
                                      series as specified in the related
                                      prospectus supplement,

                                 o whether the party entitled to any right of optional termination of the trust fund exercises that right, and

                                 o    the rate and timing of payment defaults
                                      and losses on the trust fund assets.

                                 Prepayments include prepayments resulting from refinancing or liquidation of a loan due to defaults, casualties and condemnations, as well as repurchases by the depositor or a seller due to a breach of representations and warranties.
                                 Prepayments may be affected by a variety of factors, including:

                                 o    general economic conditions,

                                 o    interest rates,
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                                 o    the availability of alternative financing
                                      and

                                 o    homeowner mobility.

                                 The rate and timing of prepayment of the loans will affect the yields to maturity and weighted average lives of the securities. Any reinvestment risks from faster or slower prepayments of loans will be borne entirely by the holders of one or more classes of the related series of securities.

   Your Yield Will Be Affected
   By Delayed Interest
   Payments...................   Interest payable on the securities of a series
                                 on each distribution date will include all
                                 interest accrued during the period specified in
                                 the related prospectus supplement. If interest
                                 accrues on your securities over a period ending
                                 two or more days prior to the related
                                 distribution date, your effective yield will be
                                 lower than the yield that you would obtain if
                                 interest on your securities were to accrue
                                 through the day immediately preceding each
                                 distribution date. In addition, your effective
                                 yield (at par) will be less than the indicated
                                 coupon rate.

The Types of Loans
Included in the Trust Fund
May Be Especially Prone to
Defaults Which May Expose
Your Securities to Greater
Losses........................   The securities will be directly or indirectly
                                 backed by certain types of loans. Certain types
                                 of loans included in the trust fund may have a
                                 greater likelihood of delinquency and
                                 foreclosure, and a greater likelihood of loss
                                 in the event of delinquency and foreclosure.
                                 You should be aware that if the properties fail
                                 to provide adequate security for the loans
                                 included in the trust fund, any resulting
                                 losses, to the extent not covered by credit
                                 enhancement, will be allocated to the related
                                 securities in the manner described in the
                                 related prospectus supplement and consequently
                                 would adversely affect the yield to maturity on
                                 those securities. The depositor cannot assure
                                 you that the realizable values of the
                                 properties have been or will be at the
                                 appraised values on the dates of origination of
                                 the related loans. The prospectus supplement
                                 for each series of securities will describe the
                                 mortgage loans which are included in the trust
                                 fund related to your security and the risks
                                 associated with those loans which you should
                                 carefully consider in
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
                                 connection with the purchase of your security.
                                 The following describes in general risks
                                 associated with certain types of loans:

   Balloon Loans..............   Some of the loans held in the trust fund may
                                 not be fully amortizing over their terms to
                                 maturity. These loans will require substantial
                                 principal payments ("balloon payments") at
                                 their stated maturities. A loan with balloon
                                 payments involves a greater degree of risk than
                                 a fully amortizing loan because, typically, a
                                 borrower must be able to refinance its loan or
                                 sell the property to make the balloon payment
                                 at maturity. The ability of a borrower to do
                                 this will depend on such factors as mortgage
                                 rates at the time of sale or refinancing, the
                                 borrower's equity in the property, the relative
                                 strength of the local housing market, the
                                 financial condition of the borrower, and tax
                                 laws. Losses on these loans that are not
                                 otherwise covered by a credit enhancement will
                                 be borne by the holders of one or more classes
                                 of securities of the related series.

   Multifamily Loans..........   Multifamily lending may expose the lender to a
                                 greater risk of loss than single family
                                 residential lending. Owners of multifamily
                                 residential properties rely on monthly rent
                                 payments from tenants to:

                                 o    pay for maintenance and other operating
                                      expenses of those properties,

                                 o    fund capital improvements, and

                                 o service any loan or other debt that may be secured by those properties.

                                 Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

                                 Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by
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
                                 construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We cannot determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

                                 The location and construction quality of a particular property may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

   Junior Liens...............   The mortgages and deeds of trust securing the
                                 closed- end second-lien loans will be, the home
                                 equity line of credit loans and home
                                 improvement contracts will primarily be, and
                                 other loans may be junior liens subordinate to
                                 the rights of the related senior mortgage(s) or
                                 deed(s) of trust. Accordingly, the proceeds
                                 from any liquidation, insurance policy or
                                 condemnation proceeding will be available to
                                 satisfy the outstanding balance of the junior
                                 lien only to the extent that the claims of the
                                 related senior mortgagees have been satisfied
                                 in full, including any related foreclosure
                                 costs. In addition, if a junior mortgagee
                                 forecloses on the property securing a junior
                                 mortgage, the junior mortgagee will have to
                                 foreclose subject to any senior mortgage and
                                 must take one of the following steps to protect
                                 its interest in the property:

                                 o    pay the senior mortgage in full at or
                                      prior to the foreclosure sale, or

                                 o assume the payments on the senior mortgage if the mortgagor is in default under that mortgage.

                                 Unless the master servicer is obligated under
                                 the applicable agreement to advance such funds,
                                 the trust fund may effectively be prevented
                                 from foreclosing on the related property
                                 because it will not have sufficient funds to
                                 satisfy any senior mortgages or make payments
                                 due to any senior mortgagees.
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                                 Some states have imposed legal limits on the
                                 remedies of a secured lender in the event that
                                 the proceeds of any sale under a deed of trust
                                 or other foreclosure proceedings are
                                 insufficient to pay amounts owed to that
                                 secured lender. In some states, including
                                 California, if a lender simultaneously
                                 originates a loan secured by a senior lien on a
                                 particular property and a loan secured by a
                                 junior lien on the same property, that lender
                                 as the holder of the junior lien may be
                                 precluded from obtaining a deficiency judgment
                                 with respect to the excess of:

                                 o the aggregate amount owed under both the senior and junior loans, over

                                 o the proceeds of any sale under a deed of trust or other foreclosure proceedings.

                                 See "Certain Legal Aspects of the
                                 Loans-Anti-Deficiency Legislation; Bankruptcy
                                 Laws; Tax Liens."

   Partially Unsecured Loans..   The trust fund for any series may include
                                 closed-end second-lien loans, home equity line
                                 of credit loans and home improvement contracts
                                 that were originated with loan-to-value ratios
                                 or combined loan-to-value ratios in excess of
                                 the value of the related property.

                                 Under these circumstances, the trust fund for the related series could be treated as a general unsecured creditor as to any unsecured portion of any related loan. If a borrower defaults under a loan that is unsecured in part, the related trust fund generally will have recourse only against the borrower's assets for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on a partially unsecured loan, the borrower's unsecured obligation on that loan will be treated as an unsecured loan and may be discharged by the bankruptcy court. Losses on any partially unsecured loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities of the related series.

   Home Equity Lines of
   Credit.....................   Generally, a home equity line of credit has a
                                 draw period that lasts for the first ten years
                                 (during which no principal or minimal amount of
                                 principal is due) and, unless otherwise
                                 specified in the related prospectus supplement,
                                 a repayment term following the draw period of
                                 zero, ten, fifteen or twenty years. As a
                                 result, there may be limited collections
                                 available to
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                                 make payments to related securityholders or
                                 payments of principal may be received more
                                 slowly than anticipated, which will affect the
                                 yield on one or more classes of securities of
                                 the related series.

                                 Home equity lines of credit that do not have a repayment term following the draw period are effectively balloon loans that pose an additional risk because a borrower must make a large lump sum payment of principal at the end of the draw period. If the borrower is unable to pay the lump sum or refinance such amount, holders of one or more classes of securities of the related series may suffer a loss if the related credit enhancement is not sufficient to cover such shortfall.

Declines in Property Values
May Result in Losses Borne
By You........................   The value of the properties underlying the
                                 loans held in the trust fund may decline over
                                 time. Among factors that could reduce the value
                                 of the properties are:

                                 o an overall decline in the residential real estate market in the areas in which the properties are located,

                                 o a decline in the general condition of the properties caused by the borrowers' failure to maintain these properties adequately, and

                                 o natural disasters, such as earthquakes and floods, that are not covered by insurance.

                                 In the case of loans secured by subordinate liens, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

                                 If property values decline, the actual rates of delinquencies, foreclosures and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. If these losses are not otherwise covered by a credit enhancement, they will be borne by the holders of one or more classes of securities of the related series.

Delays in Liquidation May
Result in Losses Borne
By You........................   Even if the properties underlying the loans
                                 held in the trust fund provide adequate
                                 security for the loans,
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                                 substantial delays could occur before defaulted
                                 loans are liquidated and their proceeds are
                                 forwarded to investors. Property foreclosure
                                 actions are regulated by state statutes and
                                 rules and are subject to many of the delays and
                                 expenses of other lawsuits if defenses or
                                 counterclaims are made, sometimes requiring
                                 several years to complete. In addition, in some
                                 states, if the proceeds of the foreclosure are
                                 insufficient to repay the loan, the borrower is
                                 not liable for the deficit. If a borrower
                                 defaults, these restrictions may impede the
                                 master servicer's ability to dispose of the
                                 property and obtain sufficient proceeds to
                                 repay the loan in full. In addition, the master
                                 servicer will be entitled to deduct from
                                 liquidation proceeds all expenses reasonably
                                 incurred in attempting to recover on the
                                 defaulted loan, including payments to senior
                                 lienholders, legal fees and costs, real estate
                                 taxes, and property maintenance and
                                 preservation expenses.

                                 If, as a result of such delays and deductions, any properties fail to provide adequate security for the related loans in the trust fund and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investments.

Disproportionate Effect
Of Liquidation Expenses May
Adversely Affect You..........   Liquidation expenses of defaulted loans
                                 generally do not vary directly with the
                                 outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the amount
                                 realized after expenses is a smaller percentage
                                 of the outstanding principal balance of the
                                 small loan than it is for the defaulted loan
                                 with a large remaining principal balance.

Violations of Consumer
Protection Laws May Result
In Losses On the Mortgage
Loans and Your Securities ....   Federal, state and local laws extensively
                                 regulate various aspects of brokering,
                                 originating, servicing and collecting loans
                                 secured by consumers' dwellings. Among other
                                 things, these laws may regulate interest rates
                                 and other charges, require disclosures, impose
                                 financial privacy requirements, mandate
                                 specific business practices, and prohibit
                                 unfair and deceptive trade practices. In
                                 addition, licensing requirements
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
                                 may be imposed on persons that broker,
                                 originate, service or collect loans.

                                 Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans", which typically are defined as loans secured by consumers' dwellings that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

                                 The federal laws that may apply to loans held in the trust include the following:

                                 o the federal Truth in Lending Act and its regulations, which (among other things) require disclosures to the borrowers regarding the terms of any applicable loan and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given; a loan originator's failure to comply with the Truth in Lending Act could subject both the originator and the assignee of such loan to monetary penalties and could result in an obligor's rescinding the loan against either the loan originator or the assignee.

                                 o the Equal Credit Opportunity Act and its regulations, which (among other things) prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act;

                                 o    the Fair Credit Reporting Act, which
                                      (among other things) regulates the use and reporting of information related to the borrower's credit experience;

                                 o    Home Equity Loan Consumer Protection Act,
                                      which (among other things) limits changes
                                      made to open-end loans secured by the
                                      consumer's
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                                      dwelling, and restricts the ability to
                                      accelerate balances or suspend credit
                                      privileges on such loans;

                                 o    the Home Ownership and Equity Protection
                                      Act of 1994, which (among other things)
                                      imposes additional disclosure and other
                                      requirements on creditors with respect to non-purchase money mortgage loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the loan;

                                 o    In addition to the Homeownership and
                                      Equity Protection Act, a number of
                                      legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership and Equity
                                      Protection Act. These laws prohibit
                                      inclusion of some provisions in applicable loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such loans. Purchasers or assignees of a loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the loan for a violation of state law. Claims and defenses available to the mortgagor could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect;

                                 o    the Real Estate Settlement Procedures Act
                                      and its regulations, which (among other
                                      things) prohibit the payment of referral
                                      fees for real estate settlement services
                                      (including mortgage lending and brokerage
                                      services) and regulate escrow accounts for
                                      taxes and insurance and billing inquiries
                                      made by borrowers; and
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                                 o    Holder in Due Course Rules, which apply to
                                      home improvement contracts, which are
                                      comprised of the Preservation of
                                      Consumers' Claims and Defenses regulations
                                      of the Federal Trade Commission and other
                                      similar federal and state statutes and
                                      regulations. The Holder in Due Course
                                      Rules protect the homeowner from defective
                                      craftsmanship or incomplete work by a
                                      contractor. These laws permit the obligor
                                      to withhold payment if the work does not
                                      meet the quality and durability standards
                                      agreed to by the homeowner and the
                                      contractor. The holder in due course rules
                                      have the effect of subjecting any assignee
                                      of the seller in a consumer credit
                                      transaction to all claims and defenses
                                      which the obligor in the credit sale
                                      transaction could assert against the
                                      seller of the goods.

                                 The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind a loan against either the originator of the loan or the assignee thereof. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

                                 Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Violations of Environmental
Laws May Result in Losses
On the Loans and
Your Securities...............   Federal, state and local laws and regulations
                                 impose a wide range of requirements on
                                 activities that may affect the environment,
                                 health and safety. In certain
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                                 circumstances, these laws and regulations
                                 impose obligations on owners or operators of
                                 residential properties such as those that
                                 secure the loans held in the trust fund.
                                 Failure to comply with these laws and
                                 regulations can result in fines and penalties
                                 that could be assessed against the trust as
                                 owner of the related property.

                                 In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release or threat of release of petroleum and/or hazardous substances under certain circumstances if the lender has actually participated in the management of the property. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Rating of the Securities Does
Not Assure Their Payment......   Any class of securities issued under this
                                 prospectus and the accompanying prospectus
                                 supplement will be rated in one of the four
                                 highest rating categories of at least one
                                 nationally recognized rating agency. A rating
                                 is based on the adequacy of the value of the
                                 related trust assets and any credit enhancement
                                 for that class, and, in the case of surety
                                 bonds, insurance policies, letters of credit or
                                 guarantees, primarily on the claims paying
                                 ability of any related surety provider,
                                 insurer, letter of credit provider or
                                 guarantor, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 is not an assessment of how likely it is that
                                 principal prepayments on the underlying loans
                                 will be made, the degree to which the rate of
                                 prepayments might differ from that originally
                                 anticipated or how likely it is that the
                                 securities of a series will be redeemed early.
                                 A rating is not a recommendation to purchase,
                                 hold or sell securities because it does not
                                 address the market price or the securities or
                                 the suitability of the securities for any
                                 particular investor.

                                 A rating does not take into account the
                                 possibility that prepayment at higher or lower
                                 rates than an investor anticipates may cause a
                                 reduction in that investor's yield. A rating
                                 does not take into account the possibility that
                                 an investor purchasing a security at a premium
                                 might lose money on its initial investment
                                 under certain prepayment scenarios. In
                                 addition, if the
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                                 rating relates to a series with a pre-funding
                                 account, it does not take into account:

                                 o the ability of the related trust fund to acquire subsequent loans,

                                 o any prepayment of the securities resulting from the distribution of amounts remaining in the pre-funding account after the end of the funding period, or

                                 o    the effect on an investor's yield
                                      resulting from any such distribution.

                                 A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

                                 o a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider, or

                                 o    a change in the rating of the credit
                                      enhancement provider's long term debt.

                                 The amount, type and nature of credit
                                 enhancement established for a class of
                                 securities will be determined based on criteria
                                 established by each rating agency rating
                                 classes of that series. These criteria are
                                 sometimes based upon an actuarial analysis of
                                 the behavior of similar loans in a larger
                                 group. That analysis is often the basis upon
                                 which each rating agency determines the amount
                                 of credit enhancement required for a class. The
                                 historical data supporting any actuarial
                                 analysis may not accurately reflect future
                                 experience, and the data derived from a large
                                 pool of similar loans may not accurately
                                 predict the delinquency, foreclosure or loss
                                 experience of any particular pool of loans.
                                 Properties may not retain their values. If
                                 residential real estate markets experience an
                                 overall decline in property values such that
                                 the outstanding principal balances of the loans
                                 in a particular trust fund and any secondary
                                 financing on the related properties become
                                 equal to or greater than the value of the
                                 properties, the rates of delinquencies,
                                 foreclosures and losses could be higher than
                                 those now generally experienced in the mortgage
                                 lending industry. In addition, adverse economic
                                 conditions
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                                 may prevent certain mortgagors from making
                                 timely payments on their loans. If that
                                 happens, the rates of delinquencies,
                                 foreclosures and losses in any trust fund may
                                 increase. If these losses are not covered by a
                                 credit enhancement, they will be borne, at
                                 least in part, by the holders of one or more
                                 classes of securities of the related series.

Risks Associated With the
Book-Entry Registration of
Securities

   Limit on Liquidity.........   Securities issued in book-entry form may have
                                 only limited liquidity in the resale market
                                 because investors may not want to buy
                                 securities for which they may not be able to
                                 obtain physical instruments.

   Limit on Ability to
   Transfer or Pledge.........   Transactions in book-entry securities can be
                                 effected only through The Depository Trust
                                 Company, its participating organizations, its
                                 indirect participants and certain banks.
                                 Therefore, your ability to transfer or pledge
                                 securities issued in book-entry form may be
                                 limited.

   Delays in Distributions....   You may experience some delay in receiving
                                 distributions on book-entry securities because
                                 the trustee will send the distributions to The
                                 Depository Trust Company for it to credit the
                                 accounts of its participants. In turn, these
                                 participants will then credit the distributions
                                 to your account either directly or indirectly
                                 through indirect participants.

Pre-Funding Accounts

   Pre-Funding Accounts Will
   Not Be Used to Cover Losses
   on The Loans...............   The prospectus supplement for a series of
                                 securities may provide that on the closing date
                                 for that series, the depositor will deposit
                                 cash into a pre-funding account. The amount
                                 deposited into the pre-funding account will
                                 never exceed 50% of the initial aggregate
                                 principal amount of the certificates and/or
                                 notes of the related series. The pre-funding
                                 account will only be used to purchase
                                 additional loans from the depositor during the
                                 period beginning with the related closing date
                                 and ending not more than one year after the
                                 closing date. The depositor will acquire these
                                 additional loans from the seller or sellers
                                 specified in the related prospectus supplement.
                                 The trustee for the
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                                 related series will maintain the pre-funding
                                 account. Amounts on deposit in the pre-funding
                                 account will not be used to cover losses on or
                                 in respect of the related loans.

Unused Amounts on Deposit in
Any Pre-Funding Account Will
Be Paid as Principal to
Securityholders...............   Any amounts remaining in a pre-funding account
                                 at the end of the period specified in the
                                 applicable prospectus supplement will be
                                 distributed as a prepayment of principal to the
                                 related securityholders on the first
                                 distribution date after the end of that period.
                                 Any such distribution will be made in the
                                 amounts and according to the priorities
                                 specified in the related prospectus supplement.
                                 The holders of one or more classes of the
                                 related series of securities will bear the
                                 entire reinvestment risk resulting from that
                                 prepayment.

Bankruptcy or Insolvency May
Affect the Timing and Amount
Of Distributions On the
Securities....................   The seller and the depositor will treat the
                                 transfer of the loans held in the trust fund by
                                 the seller to the depositor as a sale for
                                 accounting purposes. The depositor and the
                                 trust fund will treat the transfer of the loans
                                 from the depositor to the trust fund as a sale
                                 for accounting purposes. If these
                                 characterizations are correct, then if the
                                 seller were to become bankrupt, the loans would
                                 not be part of the seller's bankruptcy estate
                                 and would not be available to the seller's
                                 creditors. On the other hand, if the seller
                                 becomes bankrupt, its bankruptcy trustee or one
                                 of its creditor's may attempt to recharacterize
                                 the sale of the loans as a borrowing by the
                                 seller, secured by a pledge of the loans.
                                 Presenting this position to a bankruptcy court
                                 could prevent timely payments on the securities
                                 and even reduce the payments on the securities.
                                 Similarly, if the characterizations of the
                                 transfers as sales are correct, then if the
                                 depositor were to become bankrupt, the loans
                                 would not be part of the depositor's bankruptcy
                                 estate and would not be available to the
                                 depositor's creditors. On the other hand, if
                                 the depositor becomes bankrupt, its bankruptcy
                                 trustee or one of its creditor's may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the depositor, secured by a pledge
                                 of the loans. Presenting this position to a
                                 bankruptcy court could prevent timely
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                                 payments on the securities and even reduce the
                                 payments on the securities.

                                 If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds for at least ten days, the trust fund will probably not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections commingled less than ten days but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court.
                                 Additionally, in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

Holders of Original Issue
Discount Securities Are
Required To Include Original
Issue Discount in Ordinary
Gross Income As It Accrues....   Debt securities that are compound interest
                                 securities will be, and certain other debt may
                                 be, securities issued with original issue
                                 income discount for federal tax purposes. A
                                 holder of debt securities issued with
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                                 original issue discount is required to include
                                 original issue discount in ordinary gross
                                 income for federal income tax purposes as it
                                 accrues, before receiving the cash attributable
                                 to that income. Accrued but unpaid interest on
                                 the debt securities that are compound interest
                                 securities generally will be treated as
                                 original issue discount for this purpose.

                                 See "Federal Income Tax Consequences-Taxation of Debt Securities-Interest and Acquisition
                                 Discount" and "-Market Discount."

Residual Interest in a Real
Estate Mortgage Investment
Conduit Has Adverse Tax
Consequences

   Inclusion of Taxable Income
   in Excess of Cash
   Received...................   If you own a certificate that is a residual
                                 interest in a real estate mortgage investment
                                 conduit for federal income tax purposes, you
                                 will have to report on your income tax return
                                 as ordinary income your pro rata share of the
                                 taxable income of that REMIC, regardless of the
                                 amount or timing of your possible receipt of
                                 any cash on the certificate. As a result, your
                                 offered certificate may have phantom income
                                 early in the term of the REMIC because the
                                 taxable income from the certificate may exceed
                                 the amount of economic income, if any,
                                 attributable to the certificate. Although you
                                 will have a corresponding amount of tax losses
                                 later in the term of the REMIC, the present
                                 value of the phantom income may significantly
                                 exceed the present value of the tax losses.
                                 Therefore, the after-tax yield on any REMIC
                                 residual certificate may be significantly less
                                 than that of a corporate bond or other
                                 instrument having similar cash flow
                                 characteristics. In fact, some offered
                                 certificates that are residual interests, may
                                 have a negative value.

                                 You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income
                                 Tax Consequences - Taxation of Holders of
                                 Residual Interest Securities."

Some Taxable Income of a
Residual Interest Cannot
Be Offset.....................   A portion of the taxable income from a REMIC
                                 residual certificate may be treated as "excess
                                 inclusion income" as defined in the Internal
                                 Revenue Code of 1986, as amended (the "Code").
                                 You will have to pay tax on the excess
                                 inclusions regardless of whether you
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                                 have other credits, deductions or losses. In
                                 particular, the tax on excess inclusion income:

                                 o    generally will not be reduced by losses
                                      from other activities,

                                 o for a tax-exempt holder, will be treated as unrelated business taxable income, and

                                 o for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals, Estates, Trusts
and Certain Pass-through
Entities Should Not Invest in
REMIC Residual Certificates...   The fees and non-interest expenses of a REMIC
                                 will be allocated pro rata to certificates that
                                 are residual interest in the REMIC. However,
                                 individuals will only be able to deduct these
                                 expenses as miscellaneous itemized deductions,
                                 which are subject to numerous restrictions and
                                 limitations under the Code. Therefore, the
                                 certificates that are residual interests
                                 generally are not appropriate investments for:

                                 o    individuals,

                                 o    estates,

                                 o    trusts beneficially owned by any
                                      individual or estate, and

                                 o    pass-through entities having any
                                      individual, estate or trust as a
                                      shareholder, member or partner.

                                 In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Code or to an entity treated as a partnership under the Code, unless all of its beneficial owners are United States persons.

                                 See "Federal Income Tax Consequences - Taxation
                                 of Holders of Residual Interest Securities."
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The Principal Amount of
Securities May Exceed the
Market Value of the Trust
Fund Assets...................   The market value of the assets relating to a
                                 series of securities at any time may be less
                                 than the principal amount of the securities of
                                 that series then outstanding, plus accrued
                                 interest. After an event of default and a sale
                                 of the assets relating to a series of
                                 securities, the trustee, the master servicer,
                                 the credit enhancer, if any, and any other
                                 service provider specified in the related
                                 prospectus supplement generally will be
                                 entitled to receive the proceeds of that sale
                                 to the extent of unpaid fees and other amounts
                                 owing to them under the related transaction
                                 documents before any distributions to
                                 securityholders. Upon any such sale, the
                                 proceeds may be insufficient to pay in full the
                                 principal of and interest on the securities of
                                 the related series.

Derivative Transactions.......   A trust fund may enter into privately
                                 negotiated, over-the-counter hedging
                                 transactions with various counterparties for
                                 the purpose of effectively fixing the interest
                                 rate it pays on one or more borrowings or
                                 series of borrowings These transactions may
                                 include such instruments as interest rate and
                                 securities-based swaps, caps, collars and
                                 floors, and are referred to as derivative
                                 transactions.

   Credit Risks...............   If a trust fund enters into derivative
                                 transactions, it is expected to do so with
                                 banks, financial institutions and recognized
                                 dealers in derivative transactions. Entering
                                 into a derivative transaction directly with a
                                 counterparty subjects a trust fund to the
                                 credit risk that the counterparty may default
                                 on its obligation to the trust fund. By
                                 contrast, in transactions done through exchange
                                 markets, credit risk is reduced by the
                                 collection of variation margin and by the
                                 interposition of a clearing organization as the
                                 guarantor of all transactions. Clearing
                                 organizations transform the credit risk of
                                 individual counterparties into the more remote
                                 risk of the failure of the clearing
                                 organization. In addition, the financial
                                 integrity of over-the-counter derivative
                                 transactions is generally unsupported by other
                                 regulatory or self-regulatory protections such
                                 as margin requirements, capital requirements,
                                 or financial compliance programs. Therefore,
                                 the risk of default is much greater in an
                                 over-the-counter, privately negotiated
                                 derivative transaction than in an
                                 exchange-traded transaction. In the case of a
                                 default, the related trust fund will be limited
                                 to contractual remedies under the agreements
                                 governing that derivative transaction.
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                                 These remedies may be limited by bankruptcy,
                                 insolvency or similar laws.

   Legal Enforceability          Privately negotiated, over-the-counter
   Risks......................   derivative transactions also may subject a
                                 trust fund to the following risks:

                                 o    if the counterparty does not have the
                                      legal capacity to enter into or perform
                                      its obligations under the transaction, the transaction would be unenforceable,

                                 o if a court or regulatory body ruled that classes of derivative transactions were unlawful or not in compliance with applicable laws or regulations, those transactions would be invalid and unenforceable, or

                                 o    if new legislation changed the legal,
                                      regulatory or tax status of derivative
                                      transactions, those changes might be
                                      detrimental to the related trust fund's
                                      interests.

   Basis Risk.................   Using derivative transactions successfully
                                 depends upon the ability to predict movements
                                 of securities or interest rate markets. There
                                 might be an imperfect correlation, or even no
                                 correlation, between price movements of a
                                 derivative transaction and price movements of
                                 the investments or instruments being hedged. If
                                 a trust fund enters into derivative
                                 transactions at the wrong time, or if market
                                 conditions are not predicted accurately, the
                                 derivative transaction may result in a
                                 substantial loss to that trust fund and the
                                 related securityholders.

                                 Certain capitalized terms are used in this
                                 prospectus to assist you in understanding the
                                 terms of the securities. The capitalized terms
                                 used in this prospectus are defined on the
                                 pages indicated under the caption "Index of
                                 Principal Terms" beginning on page 142.
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                                 THE TRUST FUND

General

          The certificates of each series will represent interests in the assets of a trust fund. The notes of each series will be secured by a pledge of the assets of the related trust fund. The trustee will hold the trust fund for each series for the benefit of the related securityholders. Each trust fund will consist of the related trust fund assets (the "Trust Fund Assets"), which include a pool of loans specified in the related prospectus supplement together with payments relating to those loans, or other mortgage pass-through certificates or collateralized mortgage obligations ("Mortgage-Backed
Securities") evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans, as specified in the related prospectus supplement.(1) Unless the related prospectus supplement provides otherwise, the pool will be created on the first day of the month of issuance of the related series of securities. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Trust Fund Assets that a trust fund will consist of, but if it does not, the Trust Fund Assets of any trust fund will consist of loans or Mortgage-Backed
Securities, but not a combination of them.

          The depositor will acquire the Trust Fund Assets (either directly or through affiliates) from originators or sellers that may be affiliates of the depositor. The depositor will then convey the Trust Fund Assets without recourse to the related trust fund. Loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified in this prospectus under "Loan Program-Underwriting Standards" or as otherwise described in the related prospectus supplement.

          The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to:

          o a pooling and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of certificates,

          o a master servicing agreement between the trustee and the master servicer, in the case of a series consisting of certificates and notes, or

          o a sale and servicing agreement among the depositor, the master servicer and the trustee, in the case of a series consisting of notes.

          The master servicer will receive a fee for its services. See "Loan
Program" and "The Agreements" in this prospectus. With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

----------
(1) Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. The term pass-through rate will refer to the pass-through rate borne by the certificates, and the term interest rate will refer to the interest rate borne by the notes, as applicable, of one specific series. The term trust fund will refer to one
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          In the case of a series consisting of certificates, the term
"agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and master servicing agreement, as the context requires. In the case of a series consisting of notes, the term
"agreement" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

          If specified in the related prospectus supplement, a trust fund for a series may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

          Before the initial offering of a series of securities, the trust fund for that series will have no assets or liabilities. The trust fund for a series is not expected to engage in any activities other than:

          o acquiring, holding and managing the related Trust Fund Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

          o    issuing securities and making distributions on them, and

          o    certain other related activities.

          The trust fund for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

          The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Trust Fund Assets." The master servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as described in this prospectus under "Loan Program-Representations by Sellers;
Repurchases" and "The Agreements-Sub-Servicing By Sellers" and "-Assignment of the Trust Fund Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The master servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

          The following is a brief description of the assets expected to be included in the trust funds. If specific information about the Trust Fund Assets is not known when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below. Specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A maximum of 10% of the Trust Fund Assets as they will be constituted at the time that the applicable detailed description of Trust Fund
Assets is filed will deviate in any material respect from the Trust Fund Asset pool characteristics described in the related prospectus supplement (other than the aggregate number or amount of loans). A copy of the agreement with respect to each series will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series as of the cut-off date will be delivered to the trustee upon delivery of the securities and such schedule may be updated and supplemented from time to time in the case of a series that is subject to a revolving period during which additional loans may be placed in the trust fund.


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The Loans

          General. Loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal
Housing Administration (the "FHA") or the Department of Veterans' Affairs (the
"VA").

          The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the loans in a mortgage pool will be due, but if it does not, all the loans in a pool will have payments due on the first, tenth, fifteenth, twentieth or twenty-fifth day of each month. The related prospectus supplement will describe the payment terms of the loans to be included in a trust fund. The payment terms may include any of the following features, any combination of these features, or other features:

          o Interest may be payable at a fixed rate, a rate that adjusts from time to time in relation to a specified index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan as described more fully in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of any difference may be contributed by the seller of the property or by another source.

          o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate, or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the loan.

          o Payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest-only. The terms of a loan may include limits on periodic increases or decreases in the amount of payments and may include maximum or minimum amounts of payments.

          o The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods
               (called lockout periods). Certain loans may permit prepayments after expiration of the applicable lockout period, and may impose a prepayment fee in connection with any subsequent prepayment.
               Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale"


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               clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          A trust fund may contain buydown loans. In a buydown loan, a third party partially subsidizes monthly payments of the mortgagor during the early years of the loan. The difference is made up from a buydown fund contributed by the third party at the time the loan is originated. The amount of the buydown fund will equal either the discounted value or the full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the loan at the time the master servicer receives the mortgagor's portion of a monthly payment. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund, combined with the monthly payment received from the mortgagor, equals the scheduled monthly payment on the loan. A buydown plan assumes that the mortgagor's income will increase during the buydown period so that the mortgagor will be able to make the full mortgage payments at the end of the buydown period. If the mortgagor's income does not increase, the mortgagor might default on its buydown loan. If a trust fund contains buydown loans, the related prospectus supplement will describe any limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate, and on the length of the buydown period.

          The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

          The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

          Single Family Loans. The properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single
Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of


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





leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will be at least as long as the stated term of the loan.

          Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units.
Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

          Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Trust Fund Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

          Closed-End Second-Lien Loans. The properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Equity Line of Credit Loans. The properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Trust Fund Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.


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          Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon.

          Home Improvement Contracts. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial
Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

          Additional Information. Each prospectus supplement will contain information about the loans in the related pool, as of the date of the prospectus supplement and to the extent then known to the depositor. This information will include:

          o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series or any other date referred to in the related prospectus supplement as a cut-off date,

          o the type of property securing the loans (e.g., single family residences, individual units in condominium apartment buildings, small multi-family properties, or other real property or home improvements),

          o    the original terms to maturity of the loans,

          o the largest principal balance and the smallest principal balance of any of the loans,

          o the earliest origination date and latest maturity date of any of the loans,

          o the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans,

          o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

          o    the maximum and minimum per annum Loan Rates, and

          o    the geographical distribution of the loans.

If the depositor does not know specific information about the loans when the related series of securities is initially offered, the related prospectus supplement will contain more general information of the type described below.
Specific information will be set forth in the detailed description of Trust Fund
Assets.


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          Unless otherwise specified in the related prospectus supplement, the
"Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related
Property.

          Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

          (x) the sum of

          o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

          o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

          (y) the collateral value of the related Property.

          The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

          o    the sales price for the property, or

          o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

          Properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any primary or secondary financing on the related properties, as applicable, become equal to or greater than the value of the properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may prevent certain mortgagors from making timely payments on their loans. If that happens, the rates of delinquencies, foreclosures and losses in any trust fund may increase. If these losses are not covered by a credit enhancement, they will be borne, at least in part, by the holders of one or more classes of securities of the related series.

Mortgage-Backed Securities

          Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of loans or collateralized mortgage obligations secured by loans.
Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions
(but not the principal distributions) or in some specified portion


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





of the principal and interest distributions (but not all the distributions) on certain loans. Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying loans will have entered into a pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the loans underlying the Mortgage-Backed Securities. Loans underlying
Mortgage-Backed Securities will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to trusts and selling beneficial interests in such trusts. If so specified in the related prospectus supplement, the issuer of Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Mortgage-Backed
Securities issued under the pooling and servicing agreement. Additionally, although the loans underlying the Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Mortgage-Backed
Securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Mortgage-Backed
Securities or the private servicer may have the right to repurchase assets underlying the Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

          The loans underlying the Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment loans, revolving loans, buydown loans, adjustable rate loans or loans having balloon or other special payment features. The loans may be secured by a single family property, multifamily property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

     The prospectus supplement for a series for which the trust fund includes
Mortgage-Backed Securities will specify:

          o the aggregate approximate principal amount and type of the Mortgage-Backed Securities to be included in the trust fund;

          o certain characteristics of the loans that comprise the underlying assets for the Mortgage-Backed Securities, including (w) the payment features of the loans, (x) the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity, (y) the servicing fee or range of servicing fees with respect to the loans and (z) the minimum and maximum stated maturities of the underlying loans at origination;


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





          o the maximum original term-to-stated maturity of the Mortgage-Backed Securities;

          o the weighted average term-to stated maturity of the Mortgage-Backed Securities;

          o    the pass-through or certificate rate of the Mortgage-Backed
               Securities;

          o the weighted average pass-through or certificate rate of the Mortgage-Backed Securities;

          o    the issuer of Mortgage-Backed Securities, the private servicer
               (if other than the issuer of Mortgage-Backed Securities) and the private trustee for the Mortgage-Backed Securities;

          o certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Mortgage-Backed Securities or to the Mortgage-Backed Securities themselves;

          o    the terms on which the underlying loans for the Mortgage-Backed
               Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Mortgage-Backed
               Securities; and

          o the terms on which loans may be substituted for those originally underlying the Mortgage-Backed Securities.

          Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended, or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended.

Substitution of Trust Fund Assets

          Substitution of Trust Fund Assets will be permitted upon breaches of representations and warranties with respect to any original Trust Fund Asset or if the trustee determines that the documentation with respect to any Trust Fund
Asset is incomplete. See "Loan Program-Representations by Sellers; Repurchases."
The related prospectus supplement generally will specify the period during which substitution will be permitted.

Available Information

          The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet web site is http://www.sec.gov.


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





          This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and any related prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus at any time does not imply that the information in it is correct as of any time after its date.

Incorporation of Certain Documents by Reference

          All documents referred to in the accompanying prospectus supplement that are filed for the trust fund with the SEC after the date of this prospectus and before the end of the related offering pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document also incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act of 1934, and accordingly those periodic reports will not be filed for each trust fund after the first fiscal year of the trust fund unless, at the beginning of any subsequent fiscal year of a trust fund, the securities of any class issued by that trust fund are held of record by 300 or more persons.

          The trustee (or any other entity specified in the related prospectus supplement) on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on that person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee or the address of any other entity, in each case as specified in the accompanying prospectus supplement. The accompanying prospectus supplement includes the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or other entity.

Reports to Securityholders

          Periodic and annual reports concerning the trust fund will be forwarded to securityholders. Such reports, however, will neither be examined nor reported on by an independent public accountant. See "Description of the Securities-Reports to Securityholders."

                                 USE OF PROCEEDS

          The depositor will use the net proceeds from the sale of the securities to purchase Trust Fund Assets or will use those proceeds for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


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





                                  THE DEPOSITOR

          IndyMac ABS, Inc., a Delaware corporation, was incorporated in April
1998 for the limited purpose of acquiring, owning and transferring mortgage and mortgage related assets and selling interests in them or bonds secured by them.
The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B.
The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

          Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                  LOAN PROGRAM

          The depositor will have purchased the loans, either directly or through affiliates, from various sellers. The applicable prospectus supplement may specify other underwriting criteria used in originating the loans, but if it does not, the loans that the depositor acquires will have been originated in accordance with the underwriting criteria specified below under "-Underwriting
Standards."

Underwriting Standards

          The applicable prospectus supplement may provide for the seller's representations and warranties relating to the loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

          Underwriting standards for the loans generally will follow the guidelines described below. However, the applicable prospectus supplement may provide additional information regarding underwriting standards used by the sellers or the originators for particular types of loans which may differ from the underwriting standards described below.

          Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and ability to repay, as well as the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application that will supply the underwriting officer with pertinent credit information, including the principal balance and payment history with respect to any senior mortgage. Unless otherwise specified in the related prospectus supplement, the related seller will verify the credit information supplied by the borrower. The borrower generally must provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report summarizing the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer). The employment verification specifies the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The scope and detail of an appraisal may be limited to a query to a third party


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valuation service or may be broader and more detailed. At most, the appraiser may be required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal may be based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

          The maximum loan amount will vary depending on a borrower's credit grade and loan program but will not generally exceed $3,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. As specified in the related prospectus supplement, compensating factors may include low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of any underlying first loan.

          Each seller's underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If specified in the related prospectus supplement, a seller's underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I Loans.

          In those cases where the seller obtains the employment, credit and property information, the seller may use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to make payments on the loan in addition to any other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio will vary depending on a borrower's credit grade and loan program. Variations in the debt-to-income ratio limit will be permitted based on any compensating factors specified in the related prospectus supplement.

          In the case of a loan secured by a leasehold interest in real property the title to which is held by a third party lessor, the seller will (unless otherwise specified in the related prospectus supplement) represent and warrant, among other things, that the stated term of the lease is at least as long as the stated term on the loan.

          Some of the loans that may be included in a trust fund are types of loans that have been developed recently and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These loans are underwritten based on a judgment that the borrowers are able to make the initial monthly payments. In some cases, a borrower's income may not be sufficient for the borrower to continue to make loan payments as the payments increase. These loans may also be underwritten primarily based on Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

          Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related prospectus supplement, each seller also must be:

          o    a seller/servicer approved by either the Federal National
               Mortgage Association ("FNMA") or the Federal Home Loan Mortgage
               Corporation ("FHLMC"), and

          o a mortgagee approved by HUD or an institution the deposit accounts of which are insured by the Federal Deposit Insurance
               Corporation (the "FDIC").


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





Representations by Sellers; Repurchases

          Each seller will have made representations and warranties in respect of the loans sold by it and evidenced by all, or a part, of a series of securities. These representations and warranties generally will include, among other things:

          o that title insurance (or in the case of Properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at the origination of each loan
               (other than cooperative loans and certain closed-end second-lien and home equity line of credit loans), and that each policy (or certificate of title, as applicable) remained in effect on the date the loan was purchased from the seller by or on behalf of the depositor;

          o that the seller had good title to each loan and that the loan was not subject to any valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

          o that each loan (other than cooperative loans) constituted a valid lien on, or a perfected security interest in, the Property
               (subject only to any permissible disclosed liens, any applicable title insurance exceptions, any applicable liens of nondelinquent current real property taxes and assessments, any applicable liens arising under federal, state or local laws relating to hazardous wastes or hazardous substances, any applicable liens for common charges, and certain other exceptions described in the applicable agreement);

          o that each home equity line of credit loan was generated under a credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws;

          o that there were no delinquent tax or assessment liens against the Property;

          o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;
               and

          o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

          If specified in the related prospectus supplement, the seller's representations and warranties in respect of a loan will be made as of the date on which the seller sold the loan to the depositor or one of its affiliates, instead of as of the cut-off date. In that case, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Because the seller's representations and warranties do not include events occurring after the sale, the seller's repurchase obligation (described in the next paragraph) will not apply if an event that would otherwise have triggered the obligation occurs after the sale date. However, the depositor will not include any loan in a trust fund if the depositor has reason to believe that the seller's representations and warranties in respect of that loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

          The master servicer (or the trustee, if the master servicer is also the seller) will promptly notify the applicable seller of any breach of its representations and warranties in respect of a loan that materially


                                       39










and adversely affects the securityholders' interests in that loan. If the seller cannot cure the breach on or before the business day after the first determination date (as defined in the related prospectus supplement) that is more than 90 days after the seller receives notice from the master servicer or the trustee, as the case may be, the seller will be obligated either:

          o to repurchase the loan from the trust fund at a price (the "Purchase Price") equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest thereon at the Loan Rate, up to the scheduled monthly payment date for the loan in the month following the month of repurchase (less any advances or amount payable as related servicing compensation if the seller is the master servicer), or

          o to substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement; provided, however, that the seller will not be obligated to make any repurchase or substitution (or cure a breach) if the breach constitutes fraud in the origination of the affected loan and the seller did not have knowledge of the fraud.

If a REMIC election is to be made with respect to a trust fund, unless otherwise specified in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax in connection with any repurchase or substitution. In addition, the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities-General" in this prospectus. Except where the master servicer is also the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, acting in its good faith business judgment as if it were the owner of the loan. This obligation to repurchase or substitute will constitute the sole remedy available to securityholders or the trustee for a seller's breach of representations and warranties.

          Neither the depositor nor the master servicer (unless the master servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so. No assurance can be given that sellers will fulfill their repurchase or substitution obligations.

                          DESCRIPTION OF THE SECURITIES

          Each series of certificates will be issued and serviced pursuant to a separate pooling and servicing agreement among the depositor, the master servicer and the trustee. Two forms of pooling and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee for that series, and the related loans will be serviced by the master servicer pursuant to a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each series of such securities will be issued and serviced pursuant to a separate master servicing agreement. Each agreement will be dated as of the related cut-off date. The provisions of each agreement will vary depending on the nature of the securities to be issued under it and the nature of the related trust fund. The following summaries of the material provisions that may appear in each agreement are subject to, and are qualified in their entirety by reference to, all the provisions of the agreements for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to IndyMac ABS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Secondary Marketing.

General

          The securities of each series will be issued either in book-entry or fully registered form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related trust fund. In the case of notes, the securities will be secured by the assets of the related trust fund. The securities will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. Unless otherwise specified in the related prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured, as specified in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

          o the Trust Fund Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest, including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date));

          o the assets required to be deposited in the related Security Account from time to time, as described under "The
               Agreements-Payments on Loans; Deposits to Security Account";

          o property that secured a loan and is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure, and

          o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

          If specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

          Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the related Trust Fund Assets. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made

          o    before distributions on one or more other classes,

          o    after the occurrence of specified events,

          o    in accordance with a schedule or formula, or

          o based on collections from designated portions of the related Trust Fund Assets,

in each case as specified in the related prospectus supplement. The timing and amount of these distributions may vary among classes or over time, as specified in the related prospectus supplement.

          The trustee will make distributions of principal and interest (or, where applicable, principal only or interest only) on the related securities on each applicable distribution date in proportion to the percentages specified in the related prospectus supplement. Distributions may be made monthly, quarterly, semi-annually or at other intervals and on the dates specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Under current law, the purchase and holding of certain classes of securities by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended (the "Code"), may result in "prohibited transactions" within the meaning of ERISA and the Code, or may subject the trustee, the master servicer or the depositor to obligations or liabilities in addition to those undertaken in the related agreement. See "ERISA Considerations" in this prospectus. Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of securities of those classes will not be registered unless the transferee

          o represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement, or

          o provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements.

          As to each series, an election may be made to treat the related trust fund or designated portions of it as a "real estate mortgage investment conduit" or REMIC, as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series for which a REMIC election is made, the master servicer or a holder of the related residual interest or ownership interest, respectively, will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate or ownership interest.

Distributions on Securities

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus. Various methods that may be used in determining the amount of distributions on the securities of a series are described in the following paragraphs. Each prospectus supplement will describe in detail the method for determining the amount of distributions on the securities of that series.

          The trustee will make distributions of principal and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve account. Each prospectus supplement will describe how distributions of principal and interest will be applied to the related securities on each distribution date. Each prospectus supplement will also describe the method of allocating distributions among securities of a particular class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the "Available Funds," as described in the related prospectus supplement and the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be fixed or adjustable, as specified in the related prospectus supplement), from the date and for the periods specified in that prospectus supplement. If funds are available, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities on which interest accrues but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero, or for the period specified in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

          With respect to a class of accrual securities, any interest that has accrued but is not paid on any distribution date will be added to the Class Security Balance of that class on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will begin only after the occurrence of the events specified in the related prospectus supplement. Before that time, the beneficial ownership interest in the trust fund (or the principal balance, as applicable) of a class of accrual securities, as reflected in its Class Security Balance, will increase on each distribution date by the amount of interest that accrued on the class during the preceding interest accrual period but was not distributed on that distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method of calculating the amount of principal to be distributed on the securities on each distribution date and the manner of allocating it among the classes of securities entitled to distributions of principal. The Class Security Balance of any class entitled to distributions of principal generally will be the original Class Security Balance of that class, reduced by all distributions reported to the holders of that class as allocable to principal and,

          o in the case of accrual securities, increased by all interest accrued but not then distributable on those securities and

          o in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

          If specified in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments received from borrowers in advance of their scheduled due dates and not accompanied by amounts representing scheduled interest due after the month of those payments, in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of certain classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by those other securities. See "Credit Enhancement-Subordination" in this prospectus.

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the next distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distribution will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at any applicable pass-through rate or interest rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

          To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of interest and principal that were delinquent on the related determination date and were otherwise not advanced by any sub-servicer, subject to the master servicer's determination that the advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the master servicer will try to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If the master servicer makes advances from funds in a Security Account, the master servicer will replace the funds on or before the next distribution date if the funds in that Security Account on that distribution date would be less than the amount required for distributions to securityholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. If specified in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described under "Credit Enhancement" in this prospectus and the related prospectus supplement.

          In the event that the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Mandatory Auction

          The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Reports to Securityholders

          The applicable prospectus supplement may specify different items to be reported, but if it does not, the master servicer or the trustee will furnish to each related securityholder of record, either before or concurrently with each distribution on a distribution date, a statement including, to the extent applicable to that series:

          o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if specified in the related prospectus supplement, prepayment penalties;

          o    the amount of the distribution allocable to interest;

          o    the amount of any advance;

          o the aggregate amount otherwise allocable to the subordinated securityholders on that distribution date and the aggregate amount withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

          o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that Distribution Date;

          o the percentage of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the following distribution date;

          o the percentage of principal prepayments on the loans, if any, that each class will be entitled to receive on the following distribution date;

          o the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

          o    the number and aggregate principal balances of loans

               o delinquent but not in foreclosure 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, and

               o in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days,

          in each case as of the close of business on the last day of the calendar month preceding that distribution date;

          o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, expected to apply to any class on the next distribution date for that class;

          o the amount remaining in any reserve account at the close of business on the distribution date;

          o the pass-through rate or interest rate, as applicable, as of the day before the preceding distribution date; and

          o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the applicable class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include other information similar to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year:

          o a report containing the aggregate of the amounts referred to in items (i) and (ii) above for that calendar year (or, if that person was a securityholder of record during a portion of the calendar year, for the applicable portion of that year, and

          o other customary information considered appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

          In general, classes of securities fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes in that series by reference to the following categories.

                                                    Definition
Categories of Classes                            Principal Types
------------------------------   -----------------------------------------------
Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Trust Fund Assets or other
                                 assets of the trust fund for the related
                                 series.

Companion Class...............   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

Non-Accelerated Senior or
NAS...........................   A class that, for the period of time specified
                                 in the related prospectus supplement, generally
                                 will not receive (in other words, is locked out
                                 of) (1) principal prepayments on the underlying
                                 Trust Fund Assets that are allocated
                                 disproportionately to the senior securities
                                 because of the shifting interest structure of
                                 the securities in the trust and/or (2)
                                 scheduled principal payments on the underlying
                                 Trust Fund Assets, as specified in the related
                                 prospectus supplement. During the lock-out
                                 period, the portion of the principal
                                 distributions on the underlying Trust Fund
                                 Assets that the NAS class is locked out of will
                                 be distributed to the other classes of senior
                                 securities.

Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
PACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Fund Assets. These two rates are the
                                 endpoints for the "structuring range" for the
                                 planned principal class. The planned principal
                                 classes in any series of securities may be
                                 subdivided into different categories (e.g.,
                                 primary planned principal classes, secondary
                                 planned principal classes, etc.) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal classes of a series will be narrower
                                 than that for the primary planned principal
                                 classes of that series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 planned principal class or targeted principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Fund Assets. These two
                                 rates are the endpoints for the "structuring
                                 range" for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 Distribution Date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 may be identified as a sequential pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Fund Assets or other assets of
                                 the trust fund.

Support Class (also sometimes
referred to as "companion
classes").....................   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes or
                                 scheduled principal classes.

Targeted Principal Class or
TACs..........................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Fund Assets.

                                               Interest Types

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based on a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based on a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Fund Assets or other assets of the trust fund
                                 and little or no principal. Interest only
                                 classes have either a nominal principal balance
                                 or a notional amount. A nominal principal
                                 balance represents actual principal that will
                                 be paid on the class. It is referred to as
                                 nominal because it is extremely small compared
                                 to other

                                 classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions of
                                 principal.

Partial Accrual...............   A class that accretes a portion of the accrued
                                 interest on the class. The accreted amount will
                                 be added to the principal balance of the class
                                 on each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on the class.
                                 The accretion may continue until a specified
                                 event has occurred or until the partial accrual
                                 class is retired.

Accrual.......................   A class that accretes all the accrued interest
                                 otherwise distributable on the class. The
                                 accreted amount will be added as principal to
                                 the principal balance of the class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index called LIBOR, the person designated in the related agreement as the calculation agent will determine LIBOR using one of the two methods described below. The method will be specified in the related prospectus supplement.

LIBO Method

          If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

          Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded up if necessary to the nearest whole multiple of 1/16%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but unable to determine LIBOR according to paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the annual rate specified as such in the related prospectus supplement.

          Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

          If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR as described in the preceding paragraph, LIBOR for the next interest accrual period will be calculated as described above under "LIBO Method."

          The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the interest rate for each applicable class for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. As long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities for which the interest rate is determined by reference to an index denominated as COFI for the interest accrual period beginning in that second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period begins for a class of COFI securities, the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each subsequent interest accrual period will be based (except as described below) on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period begins, the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to that series. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if the alternative index is LIBOR.

          The calculation agent's determination of COFI and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, the date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and the Treasury index for any date means the yield for that date), expressed as an annual percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based on comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the Treasury index, and its calculation of the interest rates for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the applicable series. The calculation agent's determination of the prime rate and its calculation of the interest rates for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Derivative Transactions

          If specified in the related prospectus supplement, a trust fund may enter into privately negotiated, over-the-counter hedging transactions with various counterparties, for the purpose of effectively fixing the interest rate it pays on one or more borrowings or series of borrowings. These transactions may include such instruments as interest rate and securities-based swaps, caps, collars and floors, and are referred to as derivative transactions. Trust funds will use derivative transactions as hedges and not as speculative investments. Derivative transactions typically involve an interest-rate swap agreement between two parties to exchange payments of interest based on variable interest rates for payments based on fixed interest rates. These payments are calculated on the basis of a notional principal amount for a specified period of time.

          Cap and floor transactions involve an agreement between two parties in which the first party agrees to pay the second when a designated market interest rate goes above (in the case of a cap) or below (in the case of a floor) a designated level on predetermined dates or during a specified time period. Collar transactions involve an agreement between two parties in which the first party pays the second when a designated market interest rate goes above a designated level on predetermined dates or during a specified time period, and the second party pays the first when a designated market interest rate goes below a designated level on predetermined dates or during a specified time period.

Book-Entry Registration of Securities

          If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

          o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

          o indirectly through organizations that are participants in these systems.

          Each class of book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

          The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

          Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

          Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

          Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

          Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in the participants' accounts, thereby eliminating the need for physical transfer of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 30 currencies, including United States dollars. Clearstream, Luxembourg provides its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ("Morgan"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Morgan is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and rules govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan, in its capacity as Euroclear operator, acts under the laws and procedures described above only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

          Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related trust fund will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

          Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or Morgan (in its capacity as Clearstream operator) will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

          The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

          o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

          o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

          o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

          Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities,


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and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          The master servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

General

          Credit enhancement may be provided for one or more classes of a series of securities or for the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of the series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or other method of credit enhancement described in the related prospectus supplement, or any combination of these forms. Unless otherwise specified in the related prospectus supplement, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

          If specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of those distributions that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement.

          If specified in the related prospectus supplement, delays in receiving scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses on defaulted loans that must be borne by the subordinated securities by virtue of subordination, and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the loans or aggregate losses on the loans were to


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exceed the amount specified in the related prospectus supplement, holders of senior securities would experience losses on their securities.

          In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

          As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

          With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

Letter of Credit

          Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

          o    the loans on the related cut-off date, or

          o    one or more classes of securities.

          If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.


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Insurance Policies, Surety Bonds and Guaranties

          If specified in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on certain classes of them will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both, based on a schedule of principal distributions specified or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

          o maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

          o    paying administrative expenses, or

          o establishing a minimum reinvestment rate on the payments made on the assets or a principal payment rate on the assets.

          These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement. If specified in the related prospectus supplement, a copy of any such instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of that series.

Over-Collateralization

          If provided in the prospectus supplement for a series, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Trust Fund Assets in the related trust fund.

          If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Reserve Accounts

          If specified in the related prospectus supplement, credit support for a series of securities will be provided by one or more reserve accounts held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether or not a reserve account will be included in the trust fund for a series.

          The reserve account for a series will be funded by:


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          o    a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of those types of funds in an aggregate amount specified in the related prospectus supplement,

          o a deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled, or

          o    any other manner specified in the related prospectus supplement.

          Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. Additional information about the instruments deposited in the reserve accounts will be specified in the related prospectus supplement.

          Any amounts and payments on instruments deposited in a reserve account will be available for withdrawal from that reserve account for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

          If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the insurer named in the prospectus supplement. Each pool insurance policy will, subject to policy limitations, cover losses caused by defaults in payment on loans in the pool. The insurance will be in an amount equal to a specified percentage of the aggregate principal balance (as of the cut-off date) of the loans that are not covered as to their entire outstanding principal balances by primary mortgage guaranty insurance policies. As described in the related prospectus supplement, the master servicer will present claims under the insurance policy to the pool insurer on behalf of itself, the trustee and the securityholders. The pool insurance policies are not blanket policies against loss, because claims under those policies may be made only for particular defaulted loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage guaranty insurance policy, but if it does not, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage guaranty insurance policy.

          The original amount of coverage under each pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net


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claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Financial Instruments

          If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

          o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

          o to provide payments in the event that any index rises above or falls below specified levels; or

          o to provide protection against interest rate changes, certain types of losses, including reduced market value, or the payment shortfalls to one or more classes of the related series.

          If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

Deposit Agreements

          If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Cross-Collateralization

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature requiring that distributions be made on securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same trust fund before distributions are made on subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups in that trust fund. Cross-collateralization may be provided by:

          o allocating specified excess amounts generated by one or more asset groups to one or more other asset groups in the same trust fund, or

          o allocating losses with respect to one or more asset groups to one or more other asset groups in the same trust fund.


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          As described in more detail in the related prospectus supplement, these losses or excess amounts, as the case may be, will be allocated to the outstanding class or classes of subordinated securities of the related series having the lowest rating assigned by any rating agency or the lowest payment priority. The prospectus supplement for a series that includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of coverage provided by it and of the application of the coverage to the identified trust funds.

                       YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will depend primarily on the amount and timing of principal payments received on or in respect of the related Trust Fund Assets. The original terms to maturity of the loans in a given pool will vary depending on the type of loans. Each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may state that some loans provide for prepayment penalties or limit prepayments thereof, but if it does not, then the loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the loans in a pool will affect the weighted average lives of the related securities.

          The rate of prepayment on the loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first loans.

          A number of factors may affect the prepayment experience of the loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans or home equity line of credit loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

          Collections on home equity line of credit loans may vary because, among other things, borrowers may:


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          o    make payments as low as the minimum monthly payment for any month,

          o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

          o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that loan.

          In addition, borrowers may fail to make the required periodic payments. Collections on the loans also may vary due to seasonal purchasing and borrowers' payment habits.

          The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers of the related property by the borrower. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those loans may be lower than that on conventional mortgage loans bearing comparable interest rates. If applicable, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause of a loan, if it has knowledge of the conveyance or further encumbrance (or the proposed conveyance or proposed further encumbrance) of the property, and reasonably believes that it is entitled to do so under applicable law. However, such master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-Collection Procedures" and "Certain Legal Aspects of the Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the loans.

          The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

          When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. Thus, in most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          Even if the properties underlying the loans held in the trust fund or securing Mortgage-Backed Securities provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a


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borrower defaults, these restrictions may impede the master servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

          Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

          State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the master servicer to collect all or part of the principal or interest on the underlying loans held in the trust fund or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the master servicer.

          If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying loans.

          Under specified circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, thereby causing an earlier retirement of the related series of securities. See "The Agreements-Termination; Optional Termination."

          Factors other than those identified in this prospectus and the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment also may vary from time to time. There can be no assurance as to the rate of principal payment of the Trust Fund Assets at any time or over the lives of the securities.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.


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                                 THE AGREEMENTS

          The following is a summary of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of the Trust Fund Assets

          At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned or pledged to the trustee, without recourse, together with all principal and interest received (if the loans are sold based on actual principal balances) or scheduled to be received (if the loans are sold based on scheduled principal balances) by or on behalf of the depositor on or with respect to the loans after the cut-off date (other than any retained interest specified in the related prospectus supplement). Concurrently with the assignment or pledged, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as the Loan Rate or APR, the maturity of each loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

          Unless otherwise specified in the related prospectus supplement, the agreement will require that on or before the closing date, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) with respect to each single family loan, multifamily loan, mixed-use loan or lot loan:

          o the mortgage note or contract endorsed without recourse in blank or to the order of the trustee,

          o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office),

          o an assignment of the mortgage to the trustee in recordable form in the case of a mortgage assignment, and

          o any other security documents specified in the related prospectus supplement or agreement, including security documents relating to any senior interests in the property.

          The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

          For any loans that are cooperative loans, the depositor will cause to be delivered to the trustee:

          o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

          o    the original security agreement,


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          o    the proprietary lease or occupancy agreement,

          o    the recognition agreement,

          o    an executed financing agreement, and

          o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

          For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the master servicer will retain them.

          For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

          The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related loan, it will be obligated to:

          o purchase the related loan from the trust fund at the Purchase Price or,

          o if specified in the related prospectus supplement, replace the loan with another loan that meets specified requirements.

          There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the seller's obligation, the master servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the master servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.


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          Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to a trust fund for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the master servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

          The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Assignment of Mortgage-Backed Securities

          The depositor will cause the Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security. Each Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Mortgage-Backed Security conveyed to the trustee.

Payments on Trust Fund Assets; Deposits to Security Account

          The master servicer will establish and maintain or cause to be established and maintained for each trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be either

          o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities, or

          o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), or

          o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

          o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities.

          The collateral eligible to secure amounts in the Security Account is limited to specified permitted investments. A Security Account may be maintained as an interest bearing account, or the funds held in it


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may be invested in specified permitted investments pending each succeeding distribution date. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, as long as it meets the criteria specified above.

          Unless otherwise indicated in the applicable prospectus supplement, the master servicer will deposit or cause to be deposited in the Security Account for each trust fund (to the extent applicable and unless the related prospectus supplement or agreement provides for a different deposit arrangement) the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest):

          o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

          o all payments on account of interest on the loans, net of applicable servicing compensation; all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items) incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage guaranty insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

          o all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Loan Program-Representations by Sellers; Repurchases" or "The Agreements-Assignment of the Trust Fund Assets," and all proceeds of any loan repurchased as described under "The Agreements-Termination; Optional Termination";

          o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-Hazard Insurance";

          o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

          o all other amounts required to be deposited in the Security Account pursuant to the applicable agreement.

          Unless otherwise indicated in the applicable prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:


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          o    to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          o to reimburse the master servicer for advances; provided, however, that the right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and interest on the loan (or insurance proceeds or liquidation proceeds from the loan);

          o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

          o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

          o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in performing its servicing obligations; provided, however that the right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

          o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the applicable agreement;

          o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and to clear and terminate the Security Account upon termination of the applicable agreement.

          In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the master servicer will withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Pre-Funding Account

          If specified in the related prospectus supplement, the master servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be


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distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

          In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Sub-Servicing by Sellers

          Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the other related agreements. Each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer. However, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

          All references in this prospectus and the related prospectus supplement to actions, rights or duties of the master servicer will be deemed to include any and all sub-servicers acting on the master servicer's behalf. The master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if it alone were servicing the loans, to the extent specified in the related prospectus supplement.

Collection Procedures

          The master servicer will make reasonable efforts to collect all payments called for under the loans. In addition, the master servicer will, consistent with each agreement and any pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for loans that are comparable to these loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and arrange with a borrower a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of that loan by a pool insurance policy, primary mortgage guaranty insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable. If the master servicer is obligated to make advances (or cause them to be made), the obligation will remain in effect during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulting loan, the master servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, may waive, modify or vary any term of that loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the master servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).


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          In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage guaranty insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if the loan is a loan insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." The terms of the related loan may not be changed in connection with any such assumption.

          With respect to any cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

          In general a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure would be permitted to continue over a period of years appears remote.

The Surety Provider

          The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, master servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).


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Hazard Insurance

          The related prospectus supplement may provide otherwise, but the master servicer generally will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which such property is located. The coverage will be in an amount that is at least equal to the lesser of

          o the maximum insurable value of the improvements securing the loan or

          o    the greater of

               (1)  the outstanding principal balance of the loan and

               (2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

          All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Security Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited in it but for such clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, their basic terms are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the loans typically contain a clause that in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Because the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on them decrease, and because improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be


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insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement."

          The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

          If the property securing a defaulted loan is damaged and proceeds from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

          If recovery on a defaulted loan under any related insurance policy is not available for the reasons described in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

          If the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount withdrawn by the master servicer. Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery of insurance proceeds will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on it. See "Credit Enhancement."

          The proceeds from any liquidation of a loan will be applied in the following order of priority:


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               (1)  to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

               (2) to reimburse the master servicer for any unreimbursed advances with respect to the loan;

               (3) to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

               (4)  as a recovery of principal of the loan. (8)

Realization Upon Defaulted Loans

          Primary mortgage guaranty insurance policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage guaranty insurance policy with regard to each loan for which coverage is required. Primary mortgage guaranty insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any primary mortgage guaranty insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage guaranty insurance policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

          FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Certain Legal Aspects of the Loans-Title I Program," certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty"). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no loan limits, requires no down payment from the purchaser and permits the guaranty of loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed loan depends upon the original principal amount of the loan, as further described in 38 United States Code Section 1803(a), as amended.

Servicing and Other Compensation and Payment of Expenses

          The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the


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related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

          The master servicer will, to the extent provided in the related prospectus supplement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. Certain other expenses may be borne by the related trust fund as specified in the related prospectus supplement.

Evidence as to Compliance

          Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of loans or Mortgage-Backed Securities, or under servicing agreements substantially similar to each other (including the related agreement) was conducted in compliance with the agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

          Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

          Copies of the annual accountants' statement and the statement of an officer of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

          The master servicer under each pooling and servicing agreement, sale and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

          Each agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that its duties under the agreement are no longer


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permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

          Each agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any such loss, liability or expense otherwise reimbursable pursuant to the agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action that it deems necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

          Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the person is qualified to sell loans to, and service loans on behalf of, FNMA or FHLMC and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default; Rights Upon Event of Default

          Pooling and Servicing Agreement; Sale and Servicing Agreement; Master Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of:

          o any failure by the master servicer to distribute or cause to be distributed to securityholders or to remit to the trustee for distribution to securityholders any required payment which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities a class evidencing not less than 25% of the total distributions allocated to such class ("percentage interests");


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          o    any failure by the master servicer to make an advance as required under the agreement, unless cured as specified therein;

          o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which failure materially affects the rights of securityholders and continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and

          o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

          Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the master servicer under the agreement relating to the trust fund and in and to the related Trust Fund Assets, upon which the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $10,000,000 to act as successor to the master servicer under the agreement. Pending any appointment, the trustee is obligated to act as master servicer. The trustee and any successor to the master service may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

          Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

          If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

          o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;


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          o    failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

          If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

          o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

          o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

          o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

          If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

          Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount


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from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

          Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default.

Amendment

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders:

          o    to cure any ambiguity or mistake;

          o to correct any defective provision in the agreement or to supplement any provision in the agreement which may be inconsistent with any other provision in it;

          o to conform the agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

          o to add to the duties of the depositor, the seller or the master servicer;

          o to add any other provisions with respect to matters or questions arising under the agreement;

          o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement; or

          o to modify, alter, amend, add to or rescind any of the terms or provisions contained in the agreement in order to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time.

          However, no action pursuant to the fifth, sixth and seventh bulleted items above may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required, however, if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such securities.


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          In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent necessary or helpful to maintain the qualification of the related trust fund as a REMIC, avoid or minimize the risk of the imposition of any tax on the REMIC or to comply with any other provision of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk comply with any such requirement of the Code, as the case may be.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing not less than 66 2/3% of the aggregate percentage interests of each class adversely affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, that no such amendment may:

          o reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security,

          o amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the trust fund from engaging in any activity that would disqualify the trust fund from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

          o reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

          If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

          Pooling and Servicing Agreement. Generally, the obligations created by each pooling and servicing agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to such agreement following the later of

          o the final payment of or other liquidation of the last of the Trust Fund Assets subject to it or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the trust fund and

          o the purchase by the master servicer or, if specified in the related prospectus supplement, by the holder of a call right with respect to the Trust Fund Assets after the passage of a specified period of time or after the principal balance of the Trust Fund Assets or the securities has been reduced to a specified level.


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          Unless the related prospectus supplement provides otherwise, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets will be made at the option of the master servicer or the holder of a call right at a price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the master servicer or the other person to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

          Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

          In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

          The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

The Trustee

          The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

          The following discussion contains general summaries of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state laws, which may differ substantially from state to state, the summaries are not complete, nor do they reflect the laws of any particular state or encompass the laws of all states in which the security for the loans is situated.


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General

          The loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to the loan is located. In California, deeds of trust are used almost exclusively instead of mortgages.

          o A mortgage creates a lien upon the real property encumbered by the mortgage. A mortgage lien generally does not have priority over the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally, on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers a note or bond and the mortgage to the mortgagee.

          o A deed of trust is similar to a mortgage, but it has three parties: the borrower/property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property to the trustee to secure payment of the obligation. The borrower grants the property irrevocably, in trust, until the debt is paid, generally with a power of sale.

          o A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to the grantee, as opposed to merely creating a lien on the property, until the underlying debt is repaid.

          The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, by the directions of the beneficiary.

          In this prospectus, we generally use the term "mortgage" to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

          Cooperatives. Certain of the loans may be cooperative loans. In the cooperative form of ownership, the cooperative owns all the real property comprising the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, for payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. The cooperative ordinarily incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of an occupant under a proprietary lease or occupancy agreement to which the cooperative is a party is generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative cannot meet its payment obligations under the blanket mortgage, the mortgagee holding the blanket mortgage could foreclose and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may not fully amortize, but instead provide for a significant portion of principal due in one lump sum at final maturity. If the cooperative is unable to refinance this mortgage and thus cannot make its final payment, the mortgagee could foreclose. A foreclosure in either of those situations could eliminate or significantly diminish the value of any collateral held by a lender that financed the purchase of cooperative shares by an individual


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tenant-stockholder or, in the case of a trust fund including cooperative loans, the value of the collateral securing those loans.

          A cooperative is owned by tenant-stockholders. By virtue of their ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific units. A tenant-stockholder generally must make monthly payments to the cooperative, consisting of the tenant-stockholder's pro rata share of the cooperative's payments on the blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the rights accompanying that ownership interest are financed by a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement. To perfect its interest in the collateral, the lender files a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares in the appropriate state and local offices. Subject to the limitations discussed below, if a tenant-stockholder, defaults, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or the tenant-stockholder as an individual, as provided in the applicable security agreement.

Foreclosure and Repossession

          Deed of Trust. A deed of trust generally is foreclosed by means of a non-judicial sale. A provision of the deed of trust authorizes the trustee to sell the property at public auction if the borrower defaults. In certain states, foreclosure also may be accomplished by judicial action in the same manner as a mortgage foreclosure. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other individual having an interest of record in the property, including junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, including California, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process, from recording the notice of default to completing the non-judicial sale, usually takes four to five months.

          In some states, including California, the borrower-trustor has a right to reinstate the loan at any time after default until shortly before the trustee's sale. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during the reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

          Mortgages. A mortgage generally is foreclosed by means of a judicial proceeding. The foreclosure action is initiated by serving legal pleadings on all parties having an interest in the real property. Difficulties in locating necessary parties can delay the proceedings. Judicial foreclosure proceedings are frequently uncontested by any of the parties. When the mortgagee's right to foreclosure is contested, however, legal resolution of the issues can be time consuming. Upon completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct a sale of the property. In general, the borrower or any other person with a junior encumbrance on the real estate, may cure the default during a reinstatement period by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws limit the amount of foreclosure expenses and costs, including attorney's fees, that a lender can


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recover. If the default is not cured when the reinstatement period expires, the borrower or junior lienholder loses the right to reinstate the loan and must pay the loan in full to prevent a foreclosure sale. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and in most states, published for a specific period of time in one or more newspapers. In addition, a copy of the notice of sale must be posted on the property and sent to all parties having an interest of record in the property.

          Although foreclosure sales are typically public sales, there are often no third party bids in excess of the lender's lien. Several factors account for the lack of higher bids, including the difficulty of determining the exact status of title to the property, possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the outstanding principal amount of the loan, accrued and unpaid interest and the expenses of foreclosure. The lender then assumes the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense that will render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

          Courts have applied general equitable principles to foreclosure proceedings, which are intended to mitigate the legal consequences of default to the borrower. Some courts have considered whether the due process provisions of federal or state constitutions require that borrowers under deeds of trust receive more notice than the applicable state statute provides. For the most part, courts have upheld the statutory notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "-Junior Mortgages; Rights of Senior Mortgagees" below.

          Cooperative Loans. The cooperative shares owned by a tenant-stockholder and pledged to the lender are almost always subject to restrictions on transfer specified in the cooperative's certificate of incorporation and bylaws, as well as in the proprietary lease or occupancy agreement, The cooperative may cancel a tenant-stockholder's shares if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if the obligor fails to make payments, or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement establishing the rights and obligations of both parties if the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that if the tenant-stockholder defaults under the proprietary lease or occupancy agreement, the cooperative will not seek to terminate the lease or agreement until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject to the cooperative's right to any amount due under the proprietary lease or occupancy agreement. The amount that the tenant-stockholder owes the cooperative could reduce the value of the collateral below the outstanding principal


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balance of the cooperative loan and accrued and unpaid interest on the loan. The lender generally cannot restrict and does not monitor how much the tenant-stockholder owes the cooperative.

          Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative, as required by the proprietary lease, before transferring the cooperative shares or assigning the proprietary lease. Generally, any right of the lender to dispossess the tenant-stockholder is not limited.

          In some states, foreclosure on cooperative shares is accomplished by a sale in accordance with Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner depends on the facts of each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale will be considered commercially reasonable if it was conducted according to the usual practice of banks selling similar collateral.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the cooperative's right to receive amounts due under the proprietary lease or occupancy agreement. If any proceeds remain, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

          If the foreclosure involves a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some state laws provide that a purchaser at a foreclosure sale takes the property subject to any rent control and rent stabilization laws applying to certain tenants who remained in the building when it was converted to cooperative ownership, but did not buy shares in the cooperative.

Environmental Risks

          Real property pledged to a lender may be subject to unforeseen environmental risks. Under certain state laws, contamination of a property may give rise to a lien on the property to assure the payment of clean-up costs. In several states, that lien has priority over an existing mortgage. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property with respect to which it has incurred clean-up costs. A CERCLA lien, however, is subordinate to pre-existing, perfected security interests.

          CERCLA imposes liability for the costs of addressing releases or threatened releases of hazardous substances at a property on any and all "responsible parties," including owners or operators. Under CERCLA and certain state laws, a secured lender may be liable as an "owner" or "operator," even if the environmental damage or threat was caused by a prior or current owner or operator. CERCLA excludes from the definition of "owner or operator" a secured creditor that holds indicia of ownership primarily to protect its security interest without "participating in the management" of the property. If a lender's activities encroach on the actual management of a contaminated facility or property, however, that lender may be considered an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.


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          Whether actions taken by a lender would constitute participation in the management of a property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Judicial interpretations of the CERCLA secured creditor exclusion have been inconsistent. In United States
v. Fleet Factors Corp (1990), the United States Court of Appeals for the Eleventh Circuit suggested that the mere capacity of a lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised any influence. Other courts, however, did not follow the narrow interpretation of the secured creditor exclusion adopted by the Eleventh Circuit.

          Congress attempted to resolve the meaning of the secured creditor exclusion by enacting the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act provides that a lender actually must participate in the operational affairs of the property or the borrower to be deemed to have participated in the management of a secured property. Under the Asset Conservation Act, participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender loses the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

          If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, that created the environmental hazard, but those other persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup can be substantial. Costs arising from those circumstances could result in a loss to Securityholders.

          CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, the holder of a security interest in an underground storage tank or in real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for secured creditors.

          Unless the applicable prospectus supplement provides otherwise, no environmental assessment (or a very limited environmental assessment) of the properties was conducted when the loans were originated.

Rights of Redemption

          In some states, after a mortgage foreclosure or a sale under a deed of trust, the borrower and certain foreclosed junior lienors have a statutorily-prescribed period in which to redeem the property from the foreclosure sale. In certain other states, including California, the right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, the property can be redeemed upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable


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right. The right of redemption diminishes the lender's ability to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after a sale under a deed of trust or a judicial foreclosure. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

          Certain state laws limit the remedies of a beneficiary under a deed of trust or of a mortgagee under a mortgage. Some states, including California, limit the beneficiary's or mortgagee's right to obtain a deficiency judgment against the borrower following a foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due the lender and the fair market value of the property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien and a loan secured by a junior lien on the same property, the lender, as holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale of the property. As a result of these prohibitions, it is anticipated that in most cases the master servicer will use a non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

          Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure, and in that way try to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower without first exhausting the security. However, in some of those states, the lender may be considered to have elected a remedy following judgment on a personal action, and therefore may be precluded from exercising other remedies with respect to the security. In those circumstances, lenders will usually proceed against the security before bringing a personal action against the borrower.

          Some states provide exceptions to the anti-deficiency statutes in cases where the borrower's acts or omissions, such as waste of the property, have impaired the value of the lender's security. Finally, some state statutes limit the amount of any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. These statutes prevent the beneficiary or mortgagee from obtaining a large deficiency judgment as a result of low bides (or no bids) at the foreclosure sale.

          Article 9 of the UCC usually governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor proves that the sale of the collateral (in this case, the cooperative shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, other federal and state statutes, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the loan repayment schedule for under-collateralized loans. The effect of these types of proceedings can be to cause delays in receiving payments


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on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

          Under the federal tax laws, certain tax liens have priority over the lien of a mortgage or a secured party. Several federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These laws impose specific statutory liabilities on lenders who fail to comply with their provisions. In some cases, the liability may extend to assignees of the loans or contracts.

Due-On-Sale Clauses

          Each conventional mortgage loan usually will contain a due-on-sale clause providing that if the mortgagor or obligor sells, transfers or conveys the property, the mortgagee or secured party may accelerate the loan or contract. In recent years, courts and legislatures in many states restricted lenders' rights to enforce those clauses. For example, in 1978, the California Supreme Court held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures elected to regulate the enforceability of due-on-sale clauses with respect to loans that were:

          o originated or assumed during the "window period" under the Garn-St Germain Act (which ended no later than October 15, 1982), and

          o originated by lenders other than national banks, federal savings institutions and federal credit unions.

          FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.

          The Garn-St Germain Act "encourages" lenders to permit assumption of loans at the original interest rate or at another rate which is less than the average of the original rate and the market rate. As to loans secured by an owner-occupied residence, the Garn-St Germain Act specifies nine situations in which a mortgagee may not enforce a due-on-sale clause even if the property has been transferred. The inability to enforce a due-on-sale clause may result in the property being transferred to an uncreditworthy person. This, in turn, could increase the likelihood of default or could result in a new home buyer's assuming a mortgage with an interest rate below the current market rate. Either of those events could affect the average life of the loans and the number of loans remaining outstanding to maturity.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated from any modified mortgage resulting from the bankruptcy proceeding.

Prepayment Charges And Late Payment Fees

          Notes, mortgages and deeds of trust may impose late charges on borrowers if payments are not timely made, and in some cases may impose prepayment fees or penalties if the loan is paid before


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maturity. Certain states may limit the amount of late charges or prepayment charges. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans for owner-occupied residential properties. Because many of the properties will be owner-occupied, it is anticipated that prepayment charges will not be imposed on many of the loans. The lack of prepayment charges with respect to fixed rate loans with high Loan Rates may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision expressly rejecting application of the federal law. In addition, even if a state does not reject Title V, it may adopt a provision limiting discount points or other charges on loans covered by Title V. Certain states have reimposed interest rate limits or limited discount points or other charges, or both.

Home Improvement Contracts

          General. Some home improvement contracts may, in addition to being secured by mortgages on real estate, also be secured by purchase money security interests in the home improvements financed by those contracts. These home improvement contracts are referred to in this section as "contracts"). The contracts generally are "chattel paper" or "purchase money security interests," each as defined in the UCC. Under the UCC, the sale of chattel paper is treated similarly to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian, or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trust fund's ownership of the contracts and for other reasons. In general, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

          Security Interests in Home Improvements. The contracts that are secured by the home improvements financed thereby grant to the originator of the contract a purchase money security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in the home improvements that secures all or part of the purchase price of those improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In general, a purchase money security interest has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral becomes a fixture, a security interest in those home improvement generally must be perfected by a timely fixture filing in order for the related purchase money security interest to take priority over a conflicting interest in the fixture. Under the UCC, a security interest generally does not exist in ordinary building materials that are incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization as goods upon incorporation into the related property, will not be secured by a purchase money security interest in the home improvement being financed.


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          Enforcement of Security Interest in Home Improvements. As long as the home improvement has not become subject to real estate laws, a creditor can repossess a home improvement either by voluntary surrender, by "self-help" repossession that is "peaceful" (that is, without breach of the peace) or, in the absence of either voluntary surrender or peaceful repossession, by judicial process. The holder of a contract must give the debtor notice, ranging from 10 to 30 days depending on the state, before commencing any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in conducting the sale. Most states also requires that the debtor be given notice, prior to any resale of the unit, that the debtor may redeem at or before the resale.

          In most states, a creditor is entitled to a deficiency judgment against the debtor upon repossession and resale of the property. However, some states prohibit or limit deficiency judgments, and in many cases, the defaulting borrower would have no assets with which to pay the judgment.

          Certain other statutes, including federal and state bankruptcy laws, as well as general equitable principles, may limit or delay the a lender's ability to repossess and resell collateral or enforce a deficiency judgment.

          Consumer Protection Laws. The so-called holder-in-due course rules of the Federal Trade Commission protect the homeowner from defective craftsmanship or incomplete work by a contractor. These rules permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The holder in due course rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods. Liability is limited to amounts paid under the contract; however, the obligor also may be able to set off remaining amounts due as a defense against a claim by the trustee against the obligor. Several federal and state consumer protection laws impose substantive requirements in connection with the origination, servicing and enforcement of the contracts. These laws include the federal Truth-in Lending Act, Federal Trade Commission Act, Fair Credit Billing Act, Fair Credit Reporting Act, Equal Credit Opportunity Act, Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In some cases, failure to comply with these laws could affect the enforceability of the related contract, and expose both the originators and the assignees of such contracts to monetary penalties.

Installment Contracts

          The loans may also include installment contracts. Under an installment contract, the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. The lender obligated to convey title to the borrower only after the borrower has fully performed under the contract. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          State law determines the process by which a lender enforces its rights under an installment contract. Installment contracts generally provide that if the borrower defaults, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender does not have to foreclose in order to obtain title to the property, although a quiet title action may be necessary if the borrower has filed the installment contract in local land records, and an ejectment action may be necessary to recover possession. A few states permit ejectment of the borrower and forfeiture of his or her interest in the property, particularly during the early


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years of an installment contract. However, most states have enacted legislation protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of amounts due. In addition, the borrower may have a post-foreclosure right of redemption. In other states, courts may permit a borrower with a significant investment under an installment contract for the sale of real estate to share in the sale proceeds after the indebtedness is repaid, or may otherwise refuse to enforce the forfeiture clause. In general, however, the method by which a lender obtains possession and clear title under an installment contract is simpler, faster and cheaper than is the process of foreclosing and obtaining clear title to a property subject to one or more liens.

Servicemembers Civil Relief Act

          Under the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's loan (including a borrower who is a member of the National Guard or is in reserve status at the time of origination and is later called to active duty) and who requests interest rate relief generally may not be charged interest above an annual rate of 6% during the period of active duty status, unless a court orders otherwise upon the lender's application. It is possible that this restriction could affect the master servicer's ability to collect full amounts of interest on some of the loans for an indeterminate time. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the Relief Act could result in losses to securityholders. The Relief Act also limits the master servicer's ability to foreclose on an affected loan during the borrower's period of active duty status. If one of these loans goes into default, the inability to realize upon the property in a timely fashion could lead to delays and losses.

Junior Mortgages and Rights of Senior Mortgagees

          If any loans are secured by mortgages that are junior to mortgages held by other lenders or institutional investors, the rights of the related trust fund (and therefore the related securityholders), as mortgagee under that junior mortgage, are subordinate to those of any mortgagee under a senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to sell the property upon default of the mortgagor. This would extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and in some states, may cure a default and bring the senior loan current, in either case adding the amounts spent to the balance due on the junior loan. In most states, notice of default is not required to be given to a junior mortgagee, unless the mortgage or deed of trust requires it.

Other Loan Provisions and Lender Requirements

          The standard mortgage form that most institutional lenders use gives the mortgagee the right to receive all proceeds collected under any hazard insurance policy and all awards under any condemnation proceedings. The mortgagee may apply these proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to any insurance proceeds and any condemnation award. In most cases, any proceeds in excess of the senior mortgage debt may be applied to satisfy a junior mortgage.

          In some cases, the mortgage or deed of trust used by institutional lenders requires that the mortgagor:


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          o    pay all taxes and assessments on the property before they become delinquent,

          o pay all encumbrances, charges and liens on the property that have priority to the mortgage or deed of trust,

          o    provide and maintain fire insurance on the property,

          o maintain and repair the property and not commit or permit any waste of the property, and

          o appear in and defend any action or proceeding that may affect the property or the rights of the mortgagee under the mortgage.

          Under certain mortgages, if the mortgagor fails to perform any of these obligations, the mortgagee has the option of performing the obligation itself and being reimbursed by the mortgagor. Any amounts that the mortgagee spends for these purposes become part of the indebtedness secured by the mortgage.

Priority of Additional Advances

          Most institutional lenders that make home equity line of credit loans use a form of credit line trust deed or mortgage containing a "future advance" clause. A future advance clause provides that any additional amounts that the beneficiary or lender advances to or on behalf of the borrower also will be secured by the deed of trust or mortgage. Any future advances made after the cut-off date with respect to any loan will not be included in the related trust fund. In most states, the priority of the lien securing a future advance depends on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, that advance is entitled to the same priority as amounts initially advanced under the trust deed or mortgage. That is true even if any junior trust deeds or mortgages or other liens intervene between the date of recording of the senior trust deed or mortgage and the date of the future advance, and even if the beneficiary or lender had actual knowledge of the intervening junior trust deed or mortgage or other liens at the time of the future advance. In most states, the trust deed or mortgage lien securing home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, as long as the amount advanced under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage (except as to advances made after the lender receives written notice of lien from a judgment lien creditor of the trustor.)

The Title I Program

          General. Some of the loans included in any trust fund may be insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

          Loans eligible for FHA insurance under the Title I Program include property improvement loans ("Property Improvement Loans" or "Title I Loans"). A Property Improvement Loan or Title I Loan is a loan to finance actions or items that substantially protect or improve the basic livability or utility of a property. Single family improvement loans are included in this category.


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          A Title I Loan is originated using one of the following methods:

          o Direct Loan. Under this method, the borrower applies directly to a lender without any assistance from a dealer. The application may be filled out by the borrower or by a person acting at the borrower's direction who does not have a financial interest in the loan transaction. The lender may disburse the loan proceeds to the borrower or to the borrower and other parties to the transaction.

          o Dealer Loan. Under this method, a dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan. The lender may disburse the loan proceeds to the dealer or the borrower, or jointly to the borrower and the dealer or other parties. A dealer may include a seller, a contractor, or a supplier of goods or services.

          Loans insured under the Title I Program must have fixed interest rates. The lender can establish the interest rate, which must be recited in the note. The loans generally must provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with a borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment. The first scheduled payment must be due no later than two months from the date of the loan. Multiple payment schedules may not be used. The note must permit full or partial prepayment of the loan without penalty, except that the borrower may be assessed reasonable and customary charges for recording a release of the lender's security interest in the property, if permitted by state law. Interest must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other loan documents comply with applicable federal, state and local laws.

          Late fees may be charged in accordance with state law. In the absence of state law, a late fee may be charged for a payment that is more than 15 days delinquent. Generally, in the absence of state law, the late fee may not exceed the lesser of 5% of each installment of principal and interest or $10 per installment. Payment of any late fee cannot be deducted from the monthly payment for principal and interest, but must be treated as an additional charge to the borrower. In lieu of late fees, the note may provide for interest to accrue on installments in arrears on a daily basis at the interest rate specified in the note.

          Each Title I lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable Title I underwriting requirements before approving a loan and disbursing the loan proceeds. Generally, the lender must exercise prudence and diligence in determining whether the borrower (and any co-borrower) is solvent, is an acceptable credit risk, and is reasonably able to make the loan payments. All documentation supporting this determination and relating to the lender's review of the credit of the borrower and of any co-borrower or co-signer must be retained in the loan file. The lender must determine whether the borrower's income will be adequate to cover the loan payments as well as the borrower's other housing and recurring expenses. The lender makes this determination in accordance with the expense-to-income ratios published by the Secretary of HUD.

          Under the Title I Program, the FHA does not review the individual loans insured under the program, or approve them for qualification at the time of approval by the lending institution. (This is different from the procedure under other federal loan programs.) After a Title I Loan has been made and reported for insurance, if a lender discovers any material misstatement of fact or discovers that a borrower, dealer or any other party has misused loan proceeds, it will promptly report this to the FHA. However, if the validity of any lien on the property has not been impaired, the Title I insurance will not be


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affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

          Requirements for Title I Loans. The maximum principal amount of a Title I Loan must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. The term of a Title I Loan generally may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, or more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans for the same property does not exceed the maximum loan amount for the type of Title I Loan on that property having the highest permissible loan amount.

          To be eligible for a Title I Loan, the borrower must have:

          o at least a one-half interest in fee simple title to the real property, or

          o a lease of the property for a term expiring at least six months after the final maturity of the Title I Loan (if the borrower is a lessee, the borrower and all owners in fee simple must execute the mortgage or deed of trust), or

          o a recorded land installment contract for the purchase of the real property (if the borrower is purchasing the property under a land installment contract, the borrower, all owners in fee simple, and all intervening contract sellers must execute the mortgage or deed of trust).

          Any Title I Loan over $7,500 must be secured by a recorded lien on the improved property, evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

          Title I Loan proceeds may be used only to finance property improvements that substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities, which it can amend from time to time, that cannot be financed with Title I Loan proceeds. Before a lender may disburse funds under a dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. In the case of a direct Title I Loan, the borrower must sign and submit a completion certificate to the lender promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds (one six month extension is allowed if necessary). The lender or its agent is required to conduct an on-site inspection with respect to any Title I Loan of $7,500 or more, and any direct Title I Loan where the borrower fails to submit a completion certificate. On a dealer loan, the inspection must be completed within 60 days after the date of disbursement. On a direct loan, the inspection must be completed within 60 days after receipt of the completion certificate, or as soon as the lender determines that the borrower is unwilling to cooperate in submitting the completion certificate. If the borrower will not cooperate in permitting an on-site inspection, the lender must report this fact to the FHA.

          FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in each account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible Title I Loans, with certain adjustments. The amount in the insurance coverage reserve account is the maximum amount of insurance claims that FHA is required to pay. The FHA will register all loans to be insured under the Title I Program. After the FHA receives and acknowledges a loan report on the prescribed form, it will add the insurance coverage attributable to that


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loan to the insurance coverage reserve account for the applicable originating or purchasing lender The FHA charges a fee of 1.00% per annum of the net proceeds (the original balance) of any eligible loan that it receives and acknowledges. Generally, the FHA bills the lender annually for the insurance premium on each insured loan on the approximate anniversary date of origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges due after the prepayment.

          The FHA will reduce the insurance coverage available in a lender's FHA insurance coverage reserve account by:

          o the amount of FHA insurance claims relating to the insured loans that are approved for payment, and

          o the amount of insurance coverage attributable to insured loans that the lender sells.

          A lender's FHA insurance coverage reserve account will be further adjusted, as required under Title I or by the FHA. The insurance coverage in the account also may be earmarked with respect to each or any eligible loan, if the Secretary of HUD determines that it is in its interest to do so. As a lender originates and acquires new eligible loans, its insurance coverage reserve account balance will continue to increase by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans. If the Secretary of HUD determines that it is in its interest to do so, it may transfer insurance coverage between insurance coverage reserve accounts and earmark coverage with respect to a particular loan or group of loans.

          The lender may not sell, assign or otherwise transfer any insured loan or loan reported for insurance unless the transferee lender is qualified under a valid Title I contract of insurance. Nevertheless, a lender may pledge such a loan as collateral security under a trust agreement, or otherwise, in connection with a bona fide loan transaction. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, when the FHA receives written notice of the loan transfer, it will transfer an amount (if available) equal to the lesser of (i) 10% of the actual purchase price or (ii) the net unpaid principal balance of the loan from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account. However, no more than $5,000 in insurance coverage can be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

          Claims Procedures Under Title I. Under the Title I Program a lender may accelerate an insured loan after a default, but only after taking all reasonable and prudent measures to induce the borrower to bring the loan account current and after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will send a written notice to the borrower containing the following information:

          o a description of the obligation or security interest held by the lender;

          o a statement of the nature of the default and the amount due to the lender as unpaid principal and earned interest on the applicable note as of the date 30 days from the date of the notice;

          o a demand upon the borrower either to cure the default (by bringing the loan current or by refinancing the loan) or to agree to a modification agreement or a repayment plan, by not later than the date 30 days from the date of the notice;


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          o    a statement that if the borrower fails either to cure such default or to agree to a modification agreement or a repayment plan by the date 30 days from the date of the notice, then, as of the date 30 days from the date of the notice, the maturity of the loan is accelerated and full payment of all amounts due under the loan is required; and

          o a statement that if the default persists, the lender will report the default to an appropriate credit reporting agency.

          If the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan, the lender may rescind the acceleration of maturity and reinstate the loan even after full payment is due.

          Following acceleration of maturity on a secured Title I Loan, the lender may either proceed against the property under the security instrument or make a claim under the lender's insurance contract. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

          When a lender files an insurance claim with the FHA, the FHA reviews the claim, the complete loan file (including any evidence of the lender's efforts to obtain recourse against any dealer), compliance with applicable state and local laws in carrying out any foreclosure or repossession, and determines whether the lender has properly filed proofs of claim if the borrower is bankrupt or deceased. Generally, a claim on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. When a lender files an insurance claim, it also assigns to the United States its entire interest in the loan note (or judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary has reason to believe that the note is not valid or enforceable against the borrower when the lender assigns it to the United States, the FHA may deny the claim and reassign the note to the lender. If the FHA discovers that the note is not valid or enforceable after it has paid a claim, it may require the lender to repurchase the paid claim and accept a reassignment of the note. If the lender later obtains a valid and enforceable judgment against the borrower, the lender may submit a new claim with an assignment of the judgment. The FHA may contest a claim and demand repurchase of a loan any time up to two years from the date the claim was certified for payment. In the case of fraud or misrepresentation by the lender, the FHA may contest a claim and demand repurchase of a loan even after that period.

          Payment on an FHA insurance claim is made in an amount equal to the "claimable amount," which cannot exceed the amount of coverage in the lender's insurance coverage reserve account. The "claimable amount" is 90% of the sum of:

          o the unpaid loan obligation (that is, the net unpaid principal and uncollected interest earned to the date of default), with adjustments to that amount if the lender has proceeded against property securing the loan,

          o interest on the unpaid amount of the loan from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not more than nine months from the date of default), calculated at an annual rate of 7.0%,

          o    uncollected court costs,

          o    attorney's fees up to $500, and


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          o    the cost of recording the assignment of the security to the
               United States.

Consumer Protection Laws

          Federal, state and local laws extensively regulated various aspects of brokering, originating, servicing and collecting loans secured by consumers' dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

          Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans secured by a consumer's dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

          The federal laws that may apply to loans held in the trust fund include the following:

          o the Truth in Lending Act and its regulations, which (among other things) require that certain disclosures be provided to borrowers regarding the terms of their loans. For non-purchase money transactions secured by the borrower's principal dwelling, the borrower is entitled to a right to rescind the loan for up to three days after the consummation of the transaction;

          o the Home Ownership and Equity Protection Act and its regulations, and any state, county and municipal anti-predatory lending laws, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to loans secured by the consumer's principal dwelling that have interest rates or origination costs in excess of prescribed levels;

          o the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-end loans secured by the consumer's dwelling, and restrict the ability to accelerate balances or suspend credit privileges on such loans;

          o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

          o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance, and require that certain disclosures relating to the acceptance or declination of the application be furnished to borrowers;

          o the Fair Credit Reporting Act, which (among other things) regulates use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and


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          o    the Federal Trade Commission's Rule on Preservation of Consumer
               Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

          The penalties for violating these federal, state or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties and/or exercise a right to rescind the loan either against the originator or subsequent assignee. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

          Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion is the opinion of Thacher Proffitt & Wood LLP, Sidley Austin Brown & Wood LLP, and any other counsel identified in the applicable prospectus supplement, as applicable, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

          The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state


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and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

          The following discussion addresses securities of five general types:

                    o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC provisions of the Code,

                    o Notes representing indebtedness of an owner trust for federal income tax purposes,

                    o Grantor trust certificates representing interests in a grantor trust fund as to which no REMIC election will be made,

                    o Partnership certificates representing interests in a partnership trust fund which is treated as a partnership for federal income tax purposes, and

                    o Debt certificates representing indebtedness of a partnership trust fund for federal income tax purposes.

          The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

          The following discussion is based in part upon the OID Regulations and in part upon REMIC regulations. The OID regulations under Sections 1271 to 1275 of the Code (the "OID Regulations") do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

          Purchasers of the offered securities should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered securities. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered securities. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the offered securities should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered securities are advised to consult their tax advisors concerning the tax treatment of such certificates.

          It appears that a reasonable method of reporting original issue discount with respect to the offered securities, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain


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constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

REMICs

          Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC certificates will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in that REMIC within the meaning of the REMIC provisions.

          If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates." Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

          Effective on or after January 1, 2005, the American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on such loans. Under the legislative history to the Jobs Act, a "reverse mortgage" is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only upon maturity of the loan and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be discussed separately in the prospectus supplement offering interests in that REMIC.

          Characterization of Investments in REMIC Certificates. Except as provided in the following sentence, the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the


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Code. In addition, the REMIC regular certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

          The assets of the REMIC will include loans, payments on loans held prior to the distribution of these payments to the REMIC certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the loans, or whether these assets otherwise would receive the same treatment as the loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC regulations do provide, however, that cash received from payments on loans held pending distribution is considered part of the loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

          Tiered REMIC Structures. For a series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC provisions.

          Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

          Taxation of Owners of REMIC Regular Certificates

          General. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC regular certificates under an accrual method.

          Original Issue Discount. A REMIC regular certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC regular certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.


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          The Code requires that a reasonable prepayment assumption (the
"Prepayment Assumption") be used for loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the Prepayment Assumption used for a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

          The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC regular certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

          In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

          The first interest payment on a REMIC regular certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

          If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC regular certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the


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number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

          If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

          An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate in future periods and (b) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC regular certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of


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amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          If a REMIC regular certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

          Market Discount. A certificateholder that purchases a REMIC regular certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC regular certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC regular certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC regular certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "Taxation of Owners of REMIC Regular Certificates--Premium" below.

          However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.


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          Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

                    (1) on the basis of a constant yield method,

                    (2) in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

                    (3) in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

          Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

          To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

          Further, under Section 1277 of the Code a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

          Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations


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also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC regular certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

          Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

          Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the loans or the certificate underlying the REMIC certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

          Taxation of Owners of REMIC Residual Certificates

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC residual certificates. Accordingly, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions Tax and Other Taxes" below.

          A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be portfolio income for purposes


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of the taxation of taxpayers subject to limitations under Section 469 of the
Code on the deductibility of passive losses.

          A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC residual certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC residual certificate would have had in the hands of an original holder of the certificate. The REMIC regulations, however, do not provide for any such modifications.

          Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of the REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

          The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC residual certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

          Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC regular certificates, whether or not offered by the prospectus, amortization of any premium on the loans, bad debt losses with respect to the loans and, except as described below, for servicing, administrative and other expenses.

          For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or if a class of REMIC certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of the interests in the loans or other property. Accordingly, if one or more classes of REMIC


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certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

          A loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

          A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC regular certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC regular certificates will not apply.

          Issue premium is the excess of the issue price of a REMIC regular certificate over its stated redemption price. If a class of REMIC regular certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

          Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.

          Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC certificates, subject to the limitation of Section 67 of the Code. If the deductions allowed to the REMIC exceed its


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gross income for a calendar quarter, the excess will be the net loss for the
REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below.

          Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to the amount paid for the REMIC residual certificate, increased by amounts included in the income of the REMIC residual certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC residual certificateholder.

          A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC residual certificateholders should consult their tax advisors.

          Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for the REMIC residual certificates and will be increased by the REMIC residual certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders' initial bases are less than the distributions to the REMIC residual certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC residual certificateholders on these distributions and will be treated as gain from the sale of their REMIC residual certificates.

          The effect of these rules is that a REMIC residual certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates" Below.

          For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to the REMIC residual certificateholder and the adjusted basis the REMIC residual certificate would have in the hands of an original holder. See "--Taxation of Owners of REMIC Residual Certificates--General" above.

          Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.

          In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of


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                    (1) the daily portions of REMIC taxable income allocable to the REMIC residual certificate over

                    (2) the sum of the daily accruals for each day during the quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.

          The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC residual certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as an excess inclusion if the REMIC residual certificates are considered to have significant value.

          For REMIC residual certificateholders, an excess inclusion:

                    (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

                    (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

                    (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

          Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be


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issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC regulations currently do not address this subject.

          Noneconomic REMIC Residual Certificates. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

          The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

          The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests under the REMIC regulations; provided, however, that any disclosure that a REMIC residual certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC residual certificate will not be


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considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

          On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

          Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations, a REMIC residual certificate is not treated as a security and thus may not be marked to market.

          Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

          With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

                    o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

                    o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

          Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more


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individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

          Sales of REMIC Certificates. If a REMIC certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will be:

                    o equal the cost of the REMIC regular certificate to the certificateholder,

                    o increased by income reported by such certificateholder with respect to the REMIC regular certificate, including original issue discount and market discount income, and

                    o reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.

          The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided the REMIC certificate is held as a capital asset within the meaning of Section 1221 of the Code.

          Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC regular certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

          REMIC certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion


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transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the REMIC residual certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholder on the sale will not be deductible, but instead will be added to the REMIC residual certificateholder's adjusted basis in the newly- acquired asset.

          Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

          Prohibited Transactions And Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

          To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or


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the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC certificates.

          Tax And Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

                    o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer and

                    o the highest marginal federal income tax rate applicable to corporations.

          The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

                    o residual interests in the entity are not held by disqualified organizations and

                    o information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC residual certificate.

          In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

                    o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or


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                    o    a statement under penalties of perjury that the record
                         holder is not a disqualified organization.
                         Notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

For these purposes, a disqualified organization means:

                    o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

                    o    any organization, other than a cooperative described in
                         Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by
                         Section 511 of the Code or

                    o any organization described in Section 1381(a)(2)(C) of the Code.

          For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

          Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC residual certificate is less than the REMIC residual certificateholder's adjusted basis in the Certificate, the REMIC residual certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

          Reporting And Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related pooling and servicing agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC residual certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC residual certificates.


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          The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC residual certificateholder's return. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

          The REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

          The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

          Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


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          Foreign Investors in REMIC Certificates. A REMIC regular
certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

          Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

          Except as stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Notes

          On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

          Status as Real Property Loans

          Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).


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          Taxation of Noteholders

          Notes generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

Grantor Trust Funds

          Classification of Grantor Trust Funds

          On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of grantor trust certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

          Characterization of Investments in Grantor Trust Certificates

          Grantor Trust Fractional Interest Certificates. In the case of grantor trust fractional interest certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that grantor trust fractional interest certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on grantor trust fractional interest certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

          The assets constituting certain grantor trust funds may include buydown loans. The characterization of an investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, holders of grantor trust certificates should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a grantor trust fund that includes buydown loans.

          Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust fund consisting of loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the grantor trust strip certificates, and income from the grantor trust certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to


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which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

          The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

          Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of grantor trust fractional interest certificates generally will be required to report on their federal income tax returns their shares of the entire income from the loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from the amount distributable on the same certificate representing interest on the loans. Under Section 67 of the Code, an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, the fees and expenses should be allocated among the classes of grantor trust certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of grantor trust certificates with respect to each period on the distributions made to each class during that period.

          The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. grantor trust fractional interest certificates may be subject to those rules if (1) a class of grantor trust strip certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the loans for a series of grantor trust certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

          If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of


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Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--Discount" below.

          Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

          The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by the purchaser for the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest.

          In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the grantor trust fractional interest certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the loans will not include any payments made in respect of any ownership interest in the loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

          To the extent the grantor trust fractional interest certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the grantor trust fractional interest certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust fractional interest certificate or, for a particular holder, at the time of purchase of the grantor trust fractional interest certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

          In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the


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principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

          If a Prepayment Assumption is not used, then when a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

          It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

          If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a grantor trust fractional interest certificate to the extent it evidences an interest in loans issued with original issue discount.


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          The original issue discount, if any, on the loans will equal the difference between the stated redemption price of the loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the loan. In general, the issue price of a loan will be the amount received by the borrower from the lender under the terms of the loan, less any points paid by the borrower, and the stated redemption price of a loan will equal its principal amount, unless the loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

          In the case of loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to grantor trust fractional interest certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to loans in the series.

          A purchaser of a grantor trust fractional interest certificate that purchases the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the loans. However, the daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the loans. The adjusted issue price of a loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a loan at the beginning of any accrual period will equal the issue price of the loan, increased by the aggregate amount of original issue discount with respect to the loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a grantor trust fractional interest certificate such


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information as the holder may reasonably request from time to time with respect to original issue discount accruing on grantor trust fractional interest certificates. See "Grantor Trust Reporting" below.

          Market Discount. If the stripped bond rules do not apply to the grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a loan is considered to have been purchased at a market discount, that is, in the case of a loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any loan, to the payment of stated redemption price on the loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

          Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the loan as of the beginning of the accrual period, or (3) in the case of a loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a loan purchased at a discount in the secondary market.

          Because the loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

          Market discount with respect to loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the loans.

          Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the loans.


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          Premium. If a certificateholder is treated as acquiring the underlying loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

          It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a loan prepays in full, the holder of a grantor trust fractional interest certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the grantor trust fractional interest certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

          Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the grantor trust strip certificates. Accordingly, it is suggested that holders of grantor trust strip certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

          The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a grantor trust strip certificate will not own any grantor trust fractional interest certificates.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, each holder of grantor trust strip certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to the holder. The yield would be calculated based on the price paid for that grantor trust strip certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

          As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the grantor trust strip certificates represent an


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interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to grantor trust strip certificates. It is unclear whether those provisions would be applicable to the grantor trust strip certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust strip certificate or, with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

          The accrual of income on the grantor trust strip certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the grantor trust strip certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

          It is unclear under what circumstances, if any, the prepayment of a loan will give rise to a loss to the holder of a grantor trust strip certificate. If a grantor trust strip certificate is treated as a single instrument rather than an interest in discrete loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust strip certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a grantor trust strip certificate is treated as an interest in discrete loans, or if the Prepayment Assumption is not used, then, when a loan is prepaid, the holder of a grantor trust strip certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the grantor trust strip certificate that is allocable to the loan.

          Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the grantor trust strip certificates would cease if the loans were prepaid in full, the grantor trust strip certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that grantor trust strip certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the grantor trust strip certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

          If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a grantor trust strip certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a grantor trust strip certificate determines a projected payment schedule on which interest will accrue. Holders of grantor trust strip certificates are bound by the


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issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the grantor trust strip certificate.

          The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a grantor trust strip certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the loans. The holder of a grantor trust strip certificate would be required to include as interest income in each month the adjusted issue price of the grantor trust strip certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

          Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to grantor trust strip certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the grantor trust strip certificates.

          Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a grantor trust certificate and its adjusted basis recognized on the sale or exchange of a grantor trust certificate by an investor who holds the grantor trust certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a grantor trust certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the grantor trust certificate.

          Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

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          Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a grantor trust fractional interest certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of grantor trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

          Backup Withholding. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to grantor trust certificates.

          Foreign Investors. In general, the discussion with respect to REMIC regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to grantor trust certificates except that grantor trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent such loans have not been converted to real property.

          To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Partnership Trust Funds

          Classification of Partnership Trust Funds. With respect to each series of partnership certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the partnership certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

          Characterization of Investments in Partnership Certificates. For federal income tax purposes,


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                    (1) Partnership certificates held by a thrift institution
                    taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section
                    7701(a)(19)(C)(v);

                    (2) Partnership certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on partnership certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
                    Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the partnership trust fund based on capital accounts; and

                    (3) Partnership certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

          Taxation of Owners of Partnership Certificates

          Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the partnership trust fund, the partnership certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

          A variety of alternative characterizations are possible. For example, because one or more of the classes of partnership certificates have certain features characteristic of debt, the partnership certificates might be considered debt of the depositor or the partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the partnership certificates as equity in a partnership. The following discussion assumes that the partnership certificates represent equity interests in a partnership.

          Partnership Taxation. As a partnership, the partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the partnership trust fund. It is anticipated that the partnership trust fund's income will consist primarily of interest earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of loans. The partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the


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Certificateholders will be allocated taxable income of the partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the partnership certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the partnership certificates but not yet distributed; (2) any partnership trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the partnership certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the partnership trust fund of premium on loans that corresponds to any excess of the issue price of partnership certificates over their principal amount. All remaining taxable income of the partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the partnership certificates on the accrual basis and certificateholders may become liable for taxes on partnership trust fund income even if they have not received cash from the partnership trust fund to pay these taxes.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

          A share of expenses of the partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the partnership trust fund.

          Discount income or premium amortization with respect to each loan would be calculated in a manner similar to the description under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all loans held by the partnership trust fund rather than on a loan-by-loan basis. If the IRS were to require that these calculations be made separately for each loan, the partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

          Discount And Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the loans will have been issued with original issue discount and, therefore, the partnership trust fund should not have original issue discount income. However, the purchase price paid by the partnership trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a loan-by-loan basis. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium."


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          If the partnership trust fund acquires the loans at a market discount or premium, the partnership trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a partnership trust fund, the old partnership, to a new partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of partnership certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership certificates sold. A certificateholder's tax basis in a partnership certificate will generally equal the holder's cost increased by the holder's share of partnership trust fund income includible in income and decreased by any distributions received with respect to the partnership certificate. In addition, both the tax basis in the partnership certificates and the amount realized on a sale of a partnership certificate would include the holder's share of any liabilities of the partnership trust fund. A holder acquiring partnership certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such partnership certificates, and, upon sale or other disposition of some of the partnership certificates, allocate a portion of the aggregate tax basis to the partnership certificates sold, rather than maintaining a separate tax basis in each partnership certificate for purposes of computing gain or loss on a sale of that partnership certificate.

          Any gain on the sale of a partnership certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the partnership trust fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the partnership certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership certificates.

          Allocations Between Transferors and Transferees. In general, the partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of partnership certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing partnership certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

          The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.


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          Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the partnership certificate exceeds the adjusted basis of the certificateholder's interest in the partnership certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

          Section 754 Election. In the event that a certificateholder sells its partnership certificates at a profit, the purchasing certificateholder will have a higher basis in the partnership certificates than the selling certificateholder had. An opposite result will follow if the partnership certificate is sold at a loss. The tax basis of the partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of partnership trust fund income than would be appropriate based on their own purchase price for partnership certificates.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the partnership trust fund and will report each certificateholder's allocable share of items of partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the partnership certificates. Generally, holders must file tax returns that are consistent with the information return filed by the partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds partnership certificates as a nominee at any time during a calendar year is required to furnish the partnership trust fund with a statement containing information on the nominee, the beneficial owners and the partnership certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to partnership certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold partnership certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of partnership certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the partnership trust fund. The information referred to above for any calendar year must be furnished to the partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the partnership trust fund with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct


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taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the partnership trust fund.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the partnership trust fund would be engaged in a trade or business in the United States for these purposes, unless the trustee was to receive an opinion of counsel that the partnership trust fund was not so engaged, it is possible the trustee may withhold as if it were so engaged in order to protect the partnership trust fund from possible adverse consequences of a failure to withhold. If so, the trustee would withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code. Amounts so withheld would be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the partnership trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the partnership trust fund, taking the position that no taxes were due because the partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the partnership certificates and proceeds from the sale of the partnership certificates will be subject to a backup withholding tax under Section 3406 of the Code if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

          It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC certificates, notes, grantor trust certificates and partnership certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.


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                        STATE AND OTHER TAX CONSEQUENCES

          In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA CONSIDERATIONS

          ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA
Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

          On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation (the "Plan Assets Regulation"), the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

          Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, and, in the case of fiduciaries, the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. The prospectus


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supplement with respect to a series of securities will indicate the expected treatment of that series under the Plan Assets Regulation.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed plan assets of each Plan that purchases equity securities, an investment in the equity securities by a Plan might result in a prohibited transaction under ERISA Sections 406 and 407 and that is subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

          Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

          The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions and underwritten or placed by that underwriter or underwritten by a syndicate managed or co-managed by the underwriter.

          Although each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

               (1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) the rights and interest evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities issued by the entity unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction");

               (3) the securities acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, if in a


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                    Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch, Inc. ("Fitch") (each, a "rating agency");

               (4) the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

               (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

               (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

               (7) for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

          If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are "residential," or "home equity" loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

          The Underwriter Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Certificates of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the certificate.

          The trust fund must also meet the following requirements:

               (i) the corpus of the investment pool must consist solely of assets of the type that have been included in other investment pools;

               (ii) securities in such other investment pools must have been rated in one of the three highest rating categories, (four in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year prior to the Plan's acquisition of securities; and


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               (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an entity holding receivables on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent (50%) of each class of securities in which Plans have invested and at least fifty percent (50%) of the securities in the aggregate are acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in securities representing an interest in one or more entities containing assets sold or serviced by the same entity. The Underwriter Exemptions provide only limited relief to Plans sponsored by the Seller, any Underwriter, the trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to an eligible swap held in the trust fund and any affiliate of such parties (the "Restricted Group").

          The Underwriter Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing pass-through securities. Loans or other secured receivables supporting payments to security-holders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the entity, may be transferred to the entity within a 90-day or three-month period following the closing date (the "pre-funding period") instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions.

          The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, it will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had acquired the security when it has an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). A certificate that satisfies the requirements of the Underwriters Exemption other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met.

          The Prospectus Supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary which proposes to cause a Plan to purchase securities should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


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                                LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline. SMMEA provides, however, that the enactment of limiting legislation will not affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, as long as the contractual commitment was made or the securities were acquired before the enactment of that legislation.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by the securities, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict or prohibit the investment by federal credit unions in certain types of mortgage related securities.

          All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of that product would be consistent with the policy statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."


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          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

          Securities are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

          o by negotiated firm commitment underwriting and public reoffering by underwriters;

          o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

          o by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series describing the offering method and listing the underwriters for that series. Each prospectus supplement will include either:

          o the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or

          o the method of determining the price at which the underwriters will sell the securities.

          Each prospectus supplement for an underwritten offering will also describe the underwriters' obligations, any material relationship between the depositor and any underwriter and, if applicable, any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the offered securities. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. The underwriters may acquire securities for their own accounts and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that the underwriters or agents may have to make in respect of those liabilities.

          If a series is offered other than through underwriters, the related prospectus supplement will describe the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  LEGAL MATTERS

          The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by (i) Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, (ii) Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 or (iii) any other counsel identified in the applicable prospectus supplement.


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                              FINANCIAL INFORMATION

          A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

          It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

          A security rating is based on the adequacy of the value of the related trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or how likely it is that the securities of a series will be redeemed early.

          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                            INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                            ----
APR...........................................................................32
Asset Conservation Act........................................................87
BIF...........................................................................68
Capitalized Interest Account..................................................71
CERCLA........................................................................86
Class Security Balance........................................................43
Code..........................................................................23
Credit Enhancement............................................................39
DOL..........................................................................135
DTC...........................................................................54
Eleventh District.............................................................47
ERISA.........................................................................38
FDIC..........................................................................38
FHA...........................................................................29
FHLBSF........................................................................47
FHLMC.........................................................................38
Fitch........................................................................137
FNMA..........................................................................38
Loan Rate.....................................................................27
Morgan........................................................................56
National Cost of Funds Index..................................................52
OTS...........................................................................52
Parties in Interest..........................................................130
Plans........................................................................135
Property Improvement Loans....................................................93
PTCE.........................................................................136
Purchase Price................................................................40
RCRA..........................................................................87
Relief Act....................................................................92
Restricted Group.............................................................138
S&P..........................................................................137
SAIF..........................................................................68
Security Account..............................................................63
Single Family Properties......................................................30
SMMEA........................................................................139
Title I Loans.................................................................93
Title I Program...............................................................93
Title V.......................................................................90
Trust Fund Assets.............................................................25
UCC...........................................................................80
Underwriter Exemptions.......................................................136
VA............................................................................29
VA Guaranty...................................................................75

                                [IndyMac Logo]

                                  $500,000,000

            IndyMac Residential Asset-Backed Notes, Series 2004-LH1


                                IndyMac ABS, Inc.
                                    Depositor

                              IndyMac Bank, F.S.B.
                               Seller and Servicer

                     IndyMac Residential Asset-Backed Trust,
                                 Series 2004-LH1
                                     Issuer

                                  [AMBAC LOGO]

                                   ----------
                              PROSPECTUS SUPPLEMENT
                                   ----------

LEHMAN BROTHERS

                                                         BEAR STEARNS & CO. INC.


                           STATEMENT OF DIFFERENCES

The less-than-or-equal-to sign shall be expressed as.....................     <=